ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                       MARTIN MARIETTA MATERIALS, INC.,

                              DRAVO CORPORATION,

                      DRAVO BASIC MATERIALS COMPANY, INC.

                                      AND

                       ATCHAFALAYA MINING COMPANY, INC.


                                   *   *   *


                          Dated as of January 3, 1995

                               TABLE OF CONTENTS
                                                                        Page

ARTICLE 1 BACKGROUND AND PURPOSE; DEFINITIONS . . . . . . . . . . . . . .  1
      1.1  Background and Purpose . . . . . . . . . . . . . . . . . . . .  1
      1.2  General Definitions. . . . . . . . . . . . . . . . . . . . . .  1
      1.3  Certain Rules of Construction. . . . . . . . . . . . . . . . .  3
           (a)  Including . . . . . . . . . . . . . . . . . . . . . . . .  3
           (b)  Ordinary Course of Business . . . . . . . . . . . . . . .  3
           (c)  Certain Obligations . . . . . . . . . . . . . . . . . . .  3
           (d)  Negotiated Agreement. . . . . . . . . . . . . . . . . . .  4
           (e)  Covenants, Representations and Warranties of Dravo. . . .  4

ARTICLE 2 PURCHASE AND SALE OF THE BUSINESS . . . . . . . . . . . . . . .  4
      2.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
      2.2  Purchased Assets . . . . . . . . . . . . . . . . . . . . . . .  4
      2.3  Purchase Price and Initial Payment . . . . . . . . . . . . . .  7
           (a)  Amount of Purchase Price. . . . . . . . . . . . . . . . .  7
           (b)  Adjustment for Certain Liabilities. . . . . . . . . . . .  7
           (c)  Certain Prorations. . . . . . . . . . . . . . . . . . . .  7
           (d)  Initial Payment at Closing. . . . . . . . . . . . . . . .  8
      2.4  Closing Value and Final Payment. . . . . . . . . . . . . . . .  8
           (a)  Closing Balance Sheet . . . . . . . . . . . . . . . . . .  8
           (b)  Determination of Closing Value. . . . . . . . . . . . . .  8
           (c)  Notice of Objection . . . . . . . . . . . . . . . . . . .  9
           (d)  Dispute Resolution. . . . . . . . . . . . . . . . . . . .  9
           (e)  Final Payment . . . . . . . . . . . . . . . . . . . . . . 10
           (f)  Payment Method. . . . . . . . . . . . . . . . . . . . . . 10
           (g)  Reimbursement . . . . . . . . . . . . . . . . . . . . . . 10
      2.5  Allocation of Purchase Price . . . . . . . . . . . . . . . . . 11
      2.6  Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . 11
      2.7  Assumed Liabilities. . . . . . . . . . . . . . . . . . . . . . 11
           (a)  Land Reclamation. . . . . . . . . . . . . . . . . . . . . 11
           (b)  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 12
           (c)  Accrued Vacation Pay. . . . . . . . . . . . . . . . . . . 13
           (d)  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . 13
           (e)  Accrued Salary. . . . . . . . . . . . . . . . . . . . . . 13
      2.8  Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . 13
           (a)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 14
           (b)  Employee and Union Claims . . . . . . . . . . . . . . . . 14
           (c)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 14
           (d)  Product Claims. . . . . . . . . . . . . . . . . . . . . . 14

           (e)  Environmental Claims. . . . . . . . . . . . . . . . . . . 15
           (f)  Land Reclamation. . . . . . . . . . . . . . . . . . . . . 15
           (g)  General . . . . . . . . . . . . . . . . . . . . . . . . . 15
      2.9  Disclosed Liabilities and Excess Liabilities . . . . . . . . . 16
           (a)  Accrued Liabilities . . . . . . . . . . . . . . . . . . . 16
           (b)  Contract Liabilities. . . . . . . . . . . . . . . . . . . 16
           (c)  Land Reclamation. . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 3 THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      3.1  Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
           (a)  Place, Time and Date of Closing . . . . . . . . . . . . . 17
           (b)  When Closing Occurs . . . . . . . . . . . . . . . . . . . 17
      3.2  Deliveries by Dravo and Sellers. . . . . . . . . . . . . . . . 17
           (a)  General Transfer Instruments. . . . . . . . . . . . . . . 17
           (b)  Assignments of Leases . . . . . . . . . . . . . . . . . . 18
           (c)  Motor Vehicle Title Certificates. . . . . . . . . . . . . 18
           (d)  Intellectual Property Assignments . . . . . . . . . . . . 18
           (e)  IRC Section 1445 Affidavit. . . . . . . . . . . . . . . . 18
           (f)  Stock Certificates. . . . . . . . . . . . . . . . . . . . 18
           (g)  Compliance Certificates . . . . . . . . . . . . . . . . . 18
           (h)  Certificates of Good Standing . . . . . . . . . . . . . . 18
           (i)  Legal Opinions. . . . . . . . . . . . . . . . . . . . . . 19
           (j)  Title Insurance . . . . . . . . . . . . . . . . . . . . . 19
           (k)  Surveys . . . . . . . . . . . . . . . . . . . . . . . . . 19
           (l)  Consents and Estoppel Certificates. . . . . . . . . . . . 19
           (m)  Noncompetition Agreement. . . . . . . . . . . . . . . . . 19
           (n)  Distributorship Agreements. . . . . . . . . . . . . . . . 19
           (o)  Transition Services Agreement . . . . . . . . . . . . . . 19
           (p)  Software License. . . . . . . . . . . . . . . . . . . . . 19
           (q)  Other . . . . . . . . . . . . . . . . . . . . . . . . . . 19
      3.3  Deliveries by Buyer. . . . . . . . . . . . . . . . . . . . . . 20
           (a)  Initial Payment . . . . . . . . . . . . . . . . . . . . . 20
           (b)  Noncompetition Payment. . . . . . . . . . . . . . . . . . 20
           (c)  Assumption Instruments. . . . . . . . . . . . . . . . . . 20
           (d)  Assignments of Leases . . . . . . . . . . . . . . . . . . 20
           (e)  Compliance Certificates . . . . . . . . . . . . . . . . . 20
           (f)  Certificate of Good Standing. . . . . . . . . . . . . . . 20
           (g)  Legal Opinions. . . . . . . . . . . . . . . . . . . . . . 21
           (h)  Noncompetition Agreement. . . . . . . . . . . . . . . . . 21
           (i)  Distributorship Agreements. . . . . . . . . . . . . . . . 21
           (j)  Transition Services Agreement . . . . . . . . . . . . . . 21
           (k)  Software License. . . . . . . . . . . . . . . . . . . . . 21
           (l)  Other . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      3.4  Post-Closing Actions . . . . . . . . . . . . . . . . . . . . . 21
           (a)  Delivery of Possession. . . . . . . . . . . . . . . . . . 21

           (b)  Employment Security Clearances. . . . . . . . . . . . . . 21
           (c)  Tax Clearances. . . . . . . . . . . . . . . . . . . . . . 21
           (d)  Closing Balance Sheet and Statement of Closing Value. . . 22
           (e)  Closing Date Aged Accounts Receivable Listing . . . . . . 22
      3.5  Further Assurances . . . . . . . . . . . . . . . . . . . . . . 22
           (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . 22
           (b)  Certain Other Matters . . . . . . . . . . . . . . . . . . 22
           (c)  Mail; Endorsements. . . . . . . . . . . . . . . . . . . . 22
      3.6  Post-Closing Assistance. . . . . . . . . . . . . . . . . . . . 23

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF DRAVO AND
           SELLERS AS TO THE BUSINESS . . . . . . . . . . . . . . . . . . 23
      4.1  Organization and Standing of Dravo and Sellers . . . . . . . . 23
           (a)  Corporate Existence and Status. . . . . . . . . . . . . . 23
           (b)  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 24
           (c)  Qualification . . . . . . . . . . . . . . . . . . . . . . 24
           (d)  Ownership Interests . . . . . . . . . . . . . . . . . . . 24
           (e)  Authority . . . . . . . . . . . . . . . . . . . . . . . . 24
      4.2  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 24
      4.3  Enforceability . . . . . . . . . . . . . . . . . . . . . . . . 25
      4.4  Liabilities and Liens. . . . . . . . . . . . . . . . . . . . . 25
      4.5  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 25
      4.6  Financial Matters. . . . . . . . . . . . . . . . . . . . . . . 25
           (a)  Financial Statements. . . . . . . . . . . . . . . . . . . 25
           (b)  Sales of Products . . . . . . . . . . . . . . . . . . . . 26
           (c)  Capitalized Leases. . . . . . . . . . . . . . . . . . . . 26
           (d)  Accounts Receivable . . . . . . . . . . . . . . . . . . . 26
           (e)  Inventories . . . . . . . . . . . . . . . . . . . . . . . 26
           (f)  Projections . . . . . . . . . . . . . . . . . . . . . . . 27
      4.7  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 27
           (a)  Owned Properties. . . . . . . . . . . . . . . . . . . . . 27
           (b)  Leased Properties . . . . . . . . . . . . . . . . . . . . 27
           (c)  Contract and Option Properties. . . . . . . . . . . . . . 27
           (d)  Necessary Properties. . . . . . . . . . . . . . . . . . . 27
           (e)  Title . . . . . . . . . . . . . . . . . . . . . . . . . . 28
           (f)  Operating Condition . . . . . . . . . . . . . . . . . . . 29
           (g)  Reserves. . . . . . . . . . . . . . . . . . . . . . . . . 29
      4.8  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
           (a)  Customer Orders . . . . . . . . . . . . . . . . . . . . . 29
           (b)  Other Contracts . . . . . . . . . . . . . . . . . . . . . 29
      4.9  No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 30
      4.10 Operations Conducted Lawfully. . . . . . . . . . . . . . . . . 30
      4.11 Environmental Protection . . . . . . . . . . . . . . . . . . . 31
           (a)  Definitions . . . . . . . . . . . . . . . . . . . . . . . 31

           (b)  Disclosures of Environmental Permits, Etc . . . . . . . . 32
           (c)  Special Environmental Representations and Warranties. . . 32
      4.12 Intellectual Properties. . . . . . . . . . . . . . . . . . . . 33
      4.13 Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      4.14 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      4.15 Citations. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
      4.16 No Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 35
      4.17 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . 35
      4.18 Employee and Fringe Benefit Plans. . . . . . . . . . . . . . . 36
           (a)  Schedule of Plans . . . . . . . . . . . . . . . . . . . . 36
           (b)  Qualification . . . . . . . . . . . . . . . . . . . . . . 37
           (c)  Contributions . . . . . . . . . . . . . . . . . . . . . . 37
           (d)  Reporting and Disclosure. . . . . . . . . . . . . . . . . 37
           (e)  Prohibited Transactions; Terminations; Other Reportable
                Events. . . . . . . . . . . . . . . . . . . . . . . . . . 37
           (f)  Claims for Benefits . . . . . . . . . . . . . . . . . . . 37
           (g)  Other . . . . . . . . . . . . . . . . . . . . . . . . . . 38
           (h)  Creation of Obligations . . . . . . . . . . . . . . . . . 38
      4.19 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      4.20 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF DRAVO AND
           SELLERS AS TO LDC, DBR AND THE SUBSIDIARY ASSETS . . . . . . . 39
      5.1  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 39
      5.2  Organization and Standing of LDC and DBR . . . . . . . . . . . 39
           (a)  Existence and Status. . . . . . . . . . . . . . . . . . . 39
           (b)  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 39
           (c)  Qualification . . . . . . . . . . . . . . . . . . . . . . 39
           (d)  Ownership Interests . . . . . . . . . . . . . . . . . . . 40
      5.3  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 40
      5.4  Liabilities and Liens. . . . . . . . . . . . . . . . . . . . . 40
      5.5  Absence of Certain Changes . . . . . . . . . . . . . . . . . . 40
      5.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 41
      5.7  Financial Matters. . . . . . . . . . . . . . . . . . . . . . . 41
           (a)  Financial Statements. . . . . . . . . . . . . . . . . . . 41
           (b)  Sales of Products . . . . . . . . . . . . . . . . . . . . 42
           (c)  Capitalized Leases. . . . . . . . . . . . . . . . . . . . 42
           (d)  Accounts Receivable . . . . . . . . . . . . . . . . . . . 42
           (e)  Inventories . . . . . . . . . . . . . . . . . . . . . . . 42
      5.8  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . 43
           (a)  Owned Properties. . . . . . . . . . . . . . . . . . . . . 43
           (b)  Leased Properties . . . . . . . . . . . . . . . . . . . . 43
           (c)  Contract and Option Properties. . . . . . . . . . . . . . 43
           (d)  Necessary Properties. . . . . . . . . . . . . . . . . . . 43

           (e)  Title . . . . . . . . . . . . . . . . . . . . . . . . . . 43
           (f)  Operating Condition . . . . . . . . . . . . . . . . . . . 44
           (g)  Reserves. . . . . . . . . . . . . . . . . . . . . . . . . 44
           5.9  Contracts . . . . . . . . . . . . . . . . . . . . . . . . 44
           (a)  Customer Orders . . . . . . . . . . . . . . . . . . . . . 44
           (b)  Other Contracts . . . . . . . . . . . . . . . . . . . . . 45
      5.10 No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 45
      5.11 Operations Conducted Lawfully. . . . . . . . . . . . . . . . . 45
      5.12 Environmental Protection . . . . . . . . . . . . . . . . . . . 46
           (a)  Disclosures of Subsidiary Environmental Permits, Etc. . . 46
           (b)  Special Environmental Representations and Warranties. . . 46
      5.13 Intellectual Properties. . . . . . . . . . . . . . . . . . . . 48
      5.14 Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
      5.15 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
      5.16 Citations. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
      5.17 No Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 49
      5.18 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
      5.19 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . 50
      5.20 Securities Act and Blue Sky Compliance . . . . . . . . . . . . 50
      5.21 Employee and Fringe Benefit Plans. . . . . . . . . . . . . . . 50
           (a)  Schedule of Plans . . . . . . . . . . . . . . . . . . . . 50
           (b)  Contributions . . . . . . . . . . . . . . . . . . . . . . 51
           (c)  Reporting and Disclosure. . . . . . . . . . . . . . . . . 51
           (d)  Prohibited Transactions; Terminations; Other Reportable
                Events. . . . . . . . . . . . . . . . . . . . . . . . . . 51
           (e)  Claims for Benefits . . . . . . . . . . . . . . . . . . . 52
           (f)  Other . . . . . . . . . . . . . . . . . . . . . . . . . . 52
           (g)  Creation of Obligations . . . . . . . . . . . . . . . . . 52

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . 52
      6.1  Organization and Standing of Buyer . . . . . . . . . . . . . . 52
      6.2  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      6.3  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.4  Enforceability . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.5  No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.6  No Consents. . . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.7  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.8  Investment . . . . . . . . . . . . . . . . . . . . . . . . . . 53
      6.9  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 54

ARTICLE 7 OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . 54
      7.1  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 54
      7.2  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 54
      7.3  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 54

      7.4  Announcements. . . . . . . . . . . . . . . . . . . . . . . . . 54
      7.5  Inspection; Confidentiality of Certain Information . . . . . . 55
           (a)  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . 55
           (b)  Confidentiality . . . . . . . . . . . . . . . . . . . . . 55
           (c)  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . 55
           (d)  LDC Balance Sheet . . . . . . . . . . . . . . . . . . . . 55
           (e)  Preservation of and Access to Records . . . . . . . . . . 56
      7.6  Certain Employee Matters . . . . . . . . . . . . . . . . . . . 56
           (a)  No Obligation to Hire . . . . . . . . . . . . . . . . . . 56
           (b)  Transferred Employees . . . . . . . . . . . . . . . . . . 56
           (c)  No Assumption of Employee Obligations . . . . . . . . . . 57
           (d)  Employee Benefit Plans; COBRA Coverage. . . . . . . . . . 57
           (e)  WARN Agreements . . . . . . . . . . . . . . . . . . . . . 61
      7.7  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
           (a)  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . 62
           (b)  Control of Contest. . . . . . . . . . . . . . . . . . . . 62
      7.8  [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 63
      7.9  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
           (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . 63
           (b)  Specific. . . . . . . . . . . . . . . . . . . . . . . . . 63
      7.10 Accounts Receivable Collection Procedures. . . . . . . . . . . 64
      7.11 Audited Financial Statements . . . . . . . . . . . . . . . . . 65
      7.12 Noncompetition Agreement . . . . . . . . . . . . . . . . . . . 65
      7.13 Distributorship Agreements . . . . . . . . . . . . . . . . . . 65
      7.14 Transition Services Agreement. . . . . . . . . . . . . . . . . 65
      7.15 Software License . . . . . . . . . . . . . . . . . . . . . . . 65
      7.16 Certain Environmental Matters. . . . . . . . . . . . . . . . . 66
           (a)  [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . 66
           (b)  Post-Closing Environmental Testing. . . . . . . . . . . . 66
           (c)  Post-Closing Environmental Visits . . . . . . . . . . . . 66
           (d)  Nonexclusive; Limitation. . . . . . . . . . . . . . . . . 66
      7.17 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 67
      7.18 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 67
      7.19 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 67
      7.20 Trade Name License . . . . . . . . . . . . . . . . . . . . . . 67
           (a)  License . . . . . . . . . . . . . . . . . . . . . . . . . 67
           (b)  License Term. . . . . . . . . . . . . . . . . . . . . . . 67
           (c)  Licensors' Rights . . . . . . . . . . . . . . . . . . . . 67
           (d)  Name Change . . . . . . . . . . . . . . . . . . . . . . . 67
      7.21 Liquidating Events . . . . . . . . . . . . . . . . . . . . . . 68
      7.22 Intercompany Accounts. . . . . . . . . . . . . . . . . . . . . 68
      7.23 Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

ARTICLE 8 [RESERVED]. . . . . . . . . . . . . . . . . . . . . . . . . . . 68

ARTICLE 9 INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . 68
      9.1  General Indemnification Obligations. . . . . . . . . . . . . . 69
           (a)  General . . . . . . . . . . . . . . . . . . . . . . . . . 69
           (b)  Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . 69
           (c)  No Effect of Investigation or Waiver. . . . . . . . . . . 69
           (d)  Subsequent Sales. . . . . . . . . . . . . . . . . . . . . 70
      9.2  Indemnification by Sellers . . . . . . . . . . . . . . . . . . 70
           (a)  Excluded and Excess Liabilities . . . . . . . . . . . . . 70
           (b)  Representations and Warranties. . . . . . . . . . . . . . 71
           (c)  Covenants and Agreements. . . . . . . . . . . . . . . . . 71
           (d)  Bulk Transfer . . . . . . . . . . . . . . . . . . . . . . 71
           (e)  Lynchburg Quarry Air Permit . . . . . . . . . . . . . . . 71
      9.3  Indemnification by Buyer . . . . . . . . . . . . . . . . . . . 72
           (a)  Representations and Warranties. . . . . . . . . . . . . . 72
           (b)  Covenants and Agreements. . . . . . . . . . . . . . . . . 72
           (c)  Assumed and Disclosed Liabilities . . . . . . . . . . . . 72
           (d)  Post-Closing Operations . . . . . . . . . . . . . . . . . 72
           (e)  Multi-Employer Plan Contributions . . . . . . . . . . . . 73
      9.4  Certain Limitations. . . . . . . . . . . . . . . . . . . . . . 73
           (a)  Deductible. . . . . . . . . . . . . . . . . . . . . . . . 73
           (b)  Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
           (c)  Consequential Damages . . . . . . . . . . . . . . . . . . 74
           (d)  Title Insurance . . . . . . . . . . . . . . . . . . . . . 74
           (e)  Insurance Recoveries. . . . . . . . . . . . . . . . . . . 74
      9.5  Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . 75
           (a)  Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 75
           (b)  Action on Claims. . . . . . . . . . . . . . . . . . . . . 75
           (c)  Special Provisions for Environmental Claims . . . . . . . 76
           (d)  Satisfaction of Claims. . . . . . . . . . . . . . . . . . 79
           (e)  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . 79
      9.6  Nature and Survival of Representations and Warranties. . . . . 79
      9.7  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 80
      9.8  Return of Lynchburg Quarry Assets. . . . . . . . . . . . . . . 80

ARTICLE 10 TERMINATION AND ABANDONMENT. . . . . . . . . . . . . . . . . . 81
      10.1 [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . 81
      10.2 Specific Performance and Other Remedies. . . . . . . . . . . . 81

ARTICLE 11 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 82
      11.1 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
      11.2 Remedies Cumulative; Costs . . . . . . . . . . . . . . . . . . 83

      11.3 Consent to Jurisdiction; Waiver of Jury Trial. . . . . . . . . 83
      11.4 Assignment; Successors in Interest . . . . . . . . . . . . . . 83
           (a)  By Buyer. . . . . . . . . . . . . . . . . . . . . . . . . 83
           (b)  By Dravo and Sellers. . . . . . . . . . . . . . . . . . . 84
           (c)  Binding Nature. . . . . . . . . . . . . . . . . . . . . . 84
           (d)  No Third Party Rights . . . . . . . . . . . . . . . . . . 84
      11.5 Construction . . . . . . . . . . . . . . . . . . . . . . . . . 84
      11.6 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 84
      11.7 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 84
      11.8 Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . 84
      11.9 Joint and Several. . . . . . . . . . . . . . . . . . . . . . . 85
      11.10     Entire Agreement. . . . . . . . . . . . . . . . . . . . . 85
      11.11     Amendment; Waiver . . . . . . . . . . . . . . . . . . . . 85
                                        vii
                            CERTAIN DEFINED TERMS

1933 Act                                         Section 5.20
1934 Act                                         Section 7.11
1993 Financial Statements                        Section 4.6(a)
1993 Subsidiary Financial Statements             Section 5.7(a)
Affiliated Group                                 Section 4.14
AMC                                              Preamble
Antitrust Division                               Section 4.16
Applicable Land Reclamation Law                  Section 2.7(a)
Assignments of Leases                            Section 3.2(b)
Assumed Contracts                                Section 2.2(g)
Assumed Liabilities                              Section 2.7
Business                                         Section 1.1
Buyer Preamble
Certain Rules of Construction                    Section 1.3
Closing                                          Section 3.1(a)
Closing Date                                     Section 3.1(a)
Closing Balance Sheet                            Section 2.4(a)
Closing Value                                    Section 2.4(b)
Contracts                                        Section 2.7(b)
DBM                                              Preamble
DBR                                              Section 1.1
DBR Receivables                                  Section 3.4(e)
Disclosed Liabilities                            Section 2.9
Disputed Items                                   Section 2.4(c)
Distributorship Agreements                       Section 7.13
DNRC                                             Section 1.3(b)
Dravo Preamble
Dravo Logos                                      Section 7.20
EEOC                                             Section 4.17
Employee Plan                                    Section 4.18(a)
Environmental Condition or Liability             Section 2.8(e)
Environmental Laws                               Section 4.11
Environmental Permits                            Section 4.11(b)(i)
ERISA Section 4.18(a)
ERISA Affiliate                                  Section 4.18(a)
Excess Liability                                 Section 2.9
Excluded Assets                                  Section 2.6
Excluded Liabilities                             Section 2.8
Financial Statements                             Section 4.6(a)
FTC                                              Section 4.16
GAAP                                             Section 2.4(a)
HSR Act                                          Section 4.16
Initial Payment                                  Section 2.3(d)
Insurance Policies                               Section 5.18
Intellectual Properties                          Section 4.12
Intellectual Property Assignments                Section 3.2(d)
Intellectual Property Licenses                   Section 4.12
Interim Financial Statements                     Section 4.6(a)
LDC                                              Section 1.1
LDC Balance Sheet                                Section 7.5(d)
LDC Receivables                                  Section 3.4(e)
Leased Real Property                             Section 2.2(b)
Leases                                           Section 2.2(b)
MSHA                                             Section 4.15
NLRB                                             Section 4.17
Noncompetition Agreements                        Section 7.12
OSHA                                             Section 4.15
Owned Real Property                              Section 2.2(a)
PBGC                                             Section 4.18(b)
PCBs                                             Section 4.11(c)(ii)
Permits                                          Section 4.10
Permitted Liens                                  Section 4.7(e)(i)
Pre-Closing Period                               Section 7.7(a)(i)
Purchase Price                                   Section 2.3(a)
Purchased Assets                                 Section 2.2
RCRA                                             Section 4.11(a)(i)
Real Estate Contracts                            Section 2.2(c)
Receivables                                      Section 2.2(h)
Seller                                           Preamble
Software License                                 Section 7.15
Special Agreements and Rights                    Section 3.5(b)
Subsidiary Environmental Permits                 Section 5.12(a)(i)
Subsidiary Financial Statements                  Section 5.7(a)
Subsidiary Intellectual Properties               Section 5.13
Subsidiary Intellectual Property Licenses        Section 5.13
Subsidiary Interim Financial Statements          Section 5.7(a)
Subsidiary Lease                                 Section 5.8(b)
Subsidiary Leased Real Property                  Section 5.8(b)
Subsidiary Permits                               Section 5.11
Superfund                                        Section 4.11(a)(ii)
Survey                                           Section 3.2(k)
Taxes                                            Section 2.8(c)
this Agreement                                   Preamble
Title Company                                    Section 3.2(j)
Transferred Employees                            Section 7.6(b)
Transition Services Agreement                    Section 7.14

                             SCHEDULE LIST

Schedule 2.2(a) . . . . . . Owned Real Property
Schedule 2.2(b) . . . . . . Leased Real Property
Schedule 2.2(c) . . . . . . Real Estate Contracts
Schedule 2.2(d) . . . . . . Tangible Personal Property
Schedule 2.2(g) . . . . . . Assumed Contracts
Schedule 2.2(i) . . . . . . Intangible Personal Property
Schedule 2.2(n) . . . . . . Certain Notes Receivable
Schedule 2.2(o) . . . . . . Certain Trademarks
Schedule 2.3(d) . . . . . . Initial Payment
Schedule 2.4(b) . . . . . . Closing Value
Schedule 2.6. . . . . . . . Excluded Assets
Schedule 2.7(d) . . . . . . Guarantees
Schedule 2.9. . . . . . . . Disclosed Liabilities
Schedule 3.2(j) . . . . . . Title Insurance
Schedule 3.2(k) . . . . . . Surveys
Schedule 3.2(l) . . . . . . Consents and Estoppel Certificates
Schedule 4.1. . . . . . . . Organization
Schedule 4.4. . . . . . . . Liabilities and Liens
Schedule 4.5. . . . . . . . Absence of Certain Changes
Schedule 4.6(c) . . . . . . Capital Leases
Schedule 4.6(e) . . . . . . Inventories
Schedule 4.7(e) . . . . . . Permitted Liens
Schedule 4.8(a) . . . . . . Customer Orders
Schedule 4.8(b) . . . . . . Certain Relationships
Schedule 4.9. . . . . . . . Litigation
Schedule 4.10 . . . . . . . Permits
Schedule 4.11(b). . . . . . Environmental Permits
Schedule 4.11(c). . . . . . Certain Environmental Matters
Schedule 4.12 . . . . . . . Intellectual Properties
Schedule 4.13 . . . . . . . Zoning
Schedule 4.14 . . . . . . . Taxes
Schedule 4.15 . . . . . . . Citations
Schedule 4.16 . . . . . . . Consents
Schedule 4.17 . . . . . . . Labor Relations
Schedule 4.18 . . . . . . . Employee Benefits Matters
Schedule 5.1. . . . . . . . Subsidiary Capitalization
Schedule 5.2. . . . . . . . Subsidiary Organization
Schedule 5.4. . . . . . . . Subsidiary Liabilities and Liens
Schedule 5.5. . . . . . . . Subsidiary Absence of Certain Changes
Schedule 5.6. . . . . . . . Subsidiary Absence of Undisclosed
Liabilities
Schedule 5.7(a) . . . . . . Subsidiary Financial Statements
Schedule 5.7(c) . . . . . . Subsidiary Capital Leases

Schedule 5.7(e) . . . . . . Subsidiary Inventories
Schedule 5.8(a) . . . . . . Subsidiary Tangible Personal Property
Schedule 5.8(b) . . . . . . Subsidiary Leased Properties
Schedule 5.8(c) . . . . . . Subsidiary Real Estate Contracts
Schedule 5.8(e) . . . . . . Subsidiary Title
Schedule 5.9(a) . . . . . . Subsidiary Customers Orders
Schedule 5.9(b) . . . . . . Subsidiary Other Contracts
Schedule 5.9(c) . . . . . . Certain Subsidiary Relationships
Schedule 5.10 . . . . . . . Subsidiary Litigation
Schedule 5.11 . . . . . . . Subsidiary Permits
Schedule 5.12 . . . . . . . Subsidiary Environmental Matters
Schedule 5.13 . . . . . . . Subsidiary Intellectual Property
Schedule 5.14 . . . . . . . Subsidiary Zoning
Schedule 5.15 . . . . . . . Subsidiary Taxes
Schedule 5.16 . . . . . . . Subsidiary Citations
Schedule 5.17 . . . . . . . Subsidiary Consents
Schedule 5.18 . . . . . . . Subsidiary Insurance
Schedule 5.19 . . . . . . . Subsidiary Labor Relations
Schedule 5.21 . . . . . . . Subsidiary Employee Benefit Plans
Schedule 6.6. . . . . . . . Buyer Consents
Schedule 7.6(d)(vi) . . . . Certain Multi-Employer Plans

                                  xiii
                             EXHIBIT LIST


Exhibit A-1 . . . Form of Opinion of Buchanan Ingersoll Professional
                   Corporation

Exhibit A-2 . . . Form of Opinion of Cafferata & Co.

Exhibit B-1 . . . Form of Opinion of Sutherland, Asbill & Brennan

Exhibit B-2 . . . Form of Opinion of Dupuch & Turnquest & Co.

Exhibit C . . . . Form of Noncompetition Agreement

Exhibit D-1 . . . Distributorship Agreement (Longview)

Exhibit D-2 . . . Distributorship Agreement (Maysville and Black River)

Exhibit E . . . . Transition Services Agreement

Exhibit F . . . . Software License Agreement
                                  xiv



                          ASSET PURCHASE AGREEMENT
                                BY AND AMONG
                      MARTIN MARIETTA MATERIALS, INC.,
DRAVO CORPORATION,
DRAVO BASIC MATERIALS COMPANY, INC.
AND
  ATCHAFALAYA MINING COMPANY, INC.



      THIS IS AN ASSET PURCHASE AGREEMENT ("this Agreement") by and among MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation ("Buyer"), DRAVO CORPORATION, a Pennsylvania corporation ("Dravo"), DRAVO BASIC MATERIALS COMPANY, INC., an Alabama corporation and a wholly owned subsidiary of Dravo ("DBM"), and ATCHAFALAYA MINING COMPANY, INC., a Louisiana corporation and a wholly owned subsidiary of DBM ("AMC"), dated as of January 3, 1995. Buyer, Dravo, DBM and AMC, in consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), hereby agree with the intent to be legally bound as follows:

                                  ARTICLE 1

                     BACKGROUND AND PURPOSE; DEFINITIONS

      1.1 Background and Purpose. DBM, together with its wholly owned subsidiaries AMC, through its interest in Louisiana Dredging Company, a joint venture formed under the Louisiana Partnership Law ("LDC"), and Dravo Bahama Rock Limited, a corporation incorporated under the laws of the Commonwealth of the Bahamas ("DBR"), produce, market, distribute and sell aggregates products, including crushed stone, pulverized limestone, shell, sand and gravel, principally for construction, industrial, utility and environmental uses (as presently conducted, the "Business"). DBM is a wholly owned subsidiary of Dravo. Dravo, DBM and AMC desire to sell, and Buyer desires to purchase, certain of the assets, property and leases used in the Business, including the outstanding capital stock of DBR and the joint venture interest in LDC. The purpose of this Agreement is to set forth the terms and conditions on which Buyer will acquire the Business and certain related matters.

      1.2  General Definitions.  For purposes of this Agreement:

           (a) "Applicable Law" means all applicable provisions of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted or issued by any Governmental Authority or arbitrator or arbitration panel.

           (b) "book value" of the Purchased Assets or the Subsidiary Assets, as the case may be, means the value of the Purchased Assets or the Subsidiary Assets as set forth on the applicable balance sheet, net of any allowance or reserve established with respect to such Purchased Assets or Subsidiary Assets and net of any depreciation or amortization with respect to such Purchased Assets or Subsidiary Assets.

           (c) "contract" means any contract, agreement, commitment, arrangement, undertaking or understanding of any kind whatsoever, written or oral, together with all related amendments, modifications, supplements, waivers and consents.

           (d) "Governmental Authority" means any federal, state, local or foreign legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity.

           (e) "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute.

           (f) "Lien" means any mortgage, deed to secure debt, deed of trust, security interest, lien, pledge, charge, right of refusal, encumbrance or adverse claim of any kind and any other security arrangement of any nature whatsoever, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the interest of a lessor or lessee under a lease treated as a capitalized lease.

           (g) "person" means any individual, sole proprietorship, partnership, joint venture, estate, trust, unincorporated organization, association, corporation, limited liability company, institution or other entity, including any that is a Governmental Authority.

           (h) "plan" means any plan, program, policy or arrangement and all related amendments, modifications, supplements, waivers and consents.

           (i) "Sellers" means DBM and AMC, collectively, and "Seller" means either DBM or AMC, as applicable.

           (j) "Subsidiary" means, with respect to any person, a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time, directly or indirectly, owned or controlled by such person, or by one or more of its Subsidiaries, or by such person and one or more of its Subsidiaries.

           (k) "Subsidiary Assets" means the properties (real, personal and mixed, whether tangible or intangible) as of the Closing Date (as defined in Section 3.1) of LDC and DBR, collectively, including those reflected on the balance sheet included in the 1993 Financial Statements (as defined in Section 4.6(a)) and all such property that would be included in such balance sheet but for the fact that it is expensed or fully depreciated or acquired since the date of such balance sheet, except for such property sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet.

           (l) "this Agreement" includes this Agreement and any amendments or other modifications and supplements to this Agreement, and all exhibits, schedules and other attachments to it, but does not include the Noncompetition Agreement (as defined in Section 7.12), the Distributorship Agreements (as defined in Section 7.13), the Transition Services Agreement (as defined in Section 7.14) or the Software License (as defined in Section 7.15) as executed and delivered by the parties thereto.

Certain other terms are defined in other sections of this Agreement. References to the definitions of such terms are on pages (ix) through (xi) of the Table of Contents to this Agreement.

      1.3 Certain Rules of Construction. The following rules of construction shall apply to this Agreement:

           (a) Including. "Including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations and equivalent to the terms "including, but not limited to," and "including, without limitation."

           (b) Ordinary Course of Business. The phrases "ordinary course of business" and "ordinary and regular course of business" specifically exclude any transactions with (i) any officer or director of Dravo, Seller, AMC or DBR, the spouse or children of any such person, any trust or other entity for the benefit (in part or in whole) of any of the foregoing, or any person controlled by any combination of the foregoing or (ii) any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of Dravo; provided, however, notwithstanding any provision in this Agreement to the contrary, Sellers' purchase of inventory for resale or services from their affiliates, including the Sellers' purchase of services from Dravo Natural Resources Company, a Delaware corporation ("DNRC"), in substantially the same quantities and on substantially the same terms as is consistent with historical practice shall be deemed to be transactions in the ordinary course of business.

           (c) Certain Obligations. Whenever this Agreement requires DBM to take any action, such requirement shall be deemed to include an undertaking on the part of Dravo to cause DBM to take such action. Whenever this Agreement requires AMC or DBR to take any action prior to Closing, such requirement shall be deemed to include an undertaking on the part of Dravo and DBM to cause AMC or DBR, as the case may be, to take such action.

           (d) Negotiated Agreement. Each of Buyer, Dravo, DBM and AMC acknowledges that it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if any ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party solely because such party or its representatives were the drafters of any such provision.

           (e) Covenants, Representations and Warranties of Dravo. The covenants, representations and warranties made by Dravo in this Agreement (or in any schedule, exhibit, certificate or other agreement, instrument or document furnished or to be furnished to Buyer pursuant to this Agreement) shall be limited to the Business.


                                  ARTICLE 2

                      PURCHASE AND SALE OF THE BUSINESS

      2.1 General. At the Closing provided for in Article 3 of this Agreement and in accordance with, upon and subject to the terms and conditions of this Agreement: (i) each of the Sellers shall sell, assign, and transfer all of its right, title and interest to and in the Purchased Assets (as defined below), and assign the Assumed Liabilities (as defined below), to Buyer; and (ii) Buyer shall purchase, accept and receive the Purchased
Assets and assume the Assumed Liabilities.

      2.2 Purchased Assets. For purposes of this Agreement, "Purchased Assets" means each of the Sellers' properties (real, personal and mixed, whether tangible or intangible) as of the Closing Date used or useful in the Business, including those reflected on the balance sheet included in the 1993 Financial Statements and all such property that would be included in such balance sheet but for the fact that it is expensed or fully depreciated or acquired since the date of such balance sheet, except for (i) such property sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (ii) the "Excluded
Assets" (as defined in Section 2.6). The Purchased Assets include, but are not limited to, the following:

           (a) All real property owned by Sellers and the structures, improvements, buildings and facilities located thereon, used or useful in the Business (the "Owned Real Property"), including all real property and the structures, improvements, buildings and facilities located thereon listed in Schedule 2.2(a) to this Agreement.

           (b) All leases and other interests in real property (the "Leases") in and to the extent any Seller has an interest, and the structures, improvements, buildings and facilities located thereon, used or useful in the Business (the "Leased Real Property"), including all real property and the structures, improvements, buildings and facilities located thereon described in the lease agreements listed in Schedule 2.2(b) to this Agreement.

           (c) All instruments, contracts or options to purchase and all options to lease any real property and/or the structures, improvements, buildings and facilities located thereon to which any Seller or any affiliate is a party (the "Real Estate Contracts") relating to the present or future operation of the Business, including the instruments, contracts and options listed in Schedule 2.2(c) to this Agreement.

           (d) All machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment, and other tangible personal property owned by any Seller and used or useful in the Business, including the items listed or described in Schedule 2.2(d) to this Agreement.

           (e) All finished goods inventories and all work in process owned by any Seller.

           (f) All inventories of raw materials, supplies (including fuel) and repair parts owned by any Seller and relating to the Business.

           (g) The orders and contracts (the "Assumed Contracts") relating to the Business described below:

                 (i) All leases of machinery, equipment, tools, vehicles, furniture, fixtures, leasehold improvements, office equipment or other tangible personal property, which in the case of any such lease providing for the payment by any Seller of more than $2,000 per year, is listed in Schedule 2.2(g) to this Agreement;

                (ii)  The collective bargaining agreements listed on
           Schedule 2.2(g);

               (iii) All orders of any Seller's customers for products from the locations of the Business existing on the Closing Date and are either disclosed on Schedule 4.8(a) or if not required to be so disclosed, were made in the ordinary course of business, and which have not been performed as of the Closing Date;

                (iv) All written purchase orders, orders and contracts of any Seller entered into in the ordinary course of such Seller's operation of the Business for the purchase of products, capital equipment, services or supplies, which in the case of any such purchase order, order or contract providing for the payment by any Seller of more than $5,000, is listed in Schedule 2.2(g);

                 (v) Any other written orders, purchase orders or contracts made by any Seller (A) listed in Schedule 2.2(g) or (B) which were entered into in the ordinary and regular course of business of such Seller and are reflected in the books and records of such Seller but not including any promissory note or other contract for the repayment of money borrowed;

                (vi)  The insurance policies listed on Schedule 2.2(g); and

               (vii) All rights of any Seller under those verbal contracts listed on Schedule 2.2(g) and identified as such on Schedule 2.2(g).

      Notwithstanding anything in this subsection (g) to the contrary, Buyer shall only assume those liabilities and obligations of Sellers set forth in Section 2.7 of this Agreement and only to the extent described therein.

           (h) The accounts receivable of any Seller, whether billed or unbilled, outstanding as of the Closing Date arising out of the sale of such Seller's products (the "Receivables").

           (i) All proprietary information, customer lists, credit records, trade secrets, patents, copyrights, confidential information, technical information and data, machinery and equipment warranties and service records, real estate records (including lease and royalty payment records), personnel records (as permitted by Applicable Law), information regarding product procedures and all other information and intangible property rights (including rights to use intellectual property owned by others) of any Seller relating to the operation of the Business, including the items listed on Schedule 2.2(i) to this Agreement.

           (j) All books, records, ledgers, files, documents, correspondence, studies, reports and other documents of any Seller relating to the Business, the Purchased Assets or the Subsidiary Assets whether in written or machine readable form.

           (k) All licenses and permits of any Seller used in or relating to the Business to the extent transferable or assignable by their terms or pursuant to Applicable Law.

           (l) The capital stock of DBR, the deeds of trust in favor of DBM with respect thereto, and all minute books, share records and similar corporate documents of DBR.

           (m)  The joint venture interest in LDC.

           (n)  The note receivable listed on Schedule 2.2(n).

           (o)  The trademarks listed on Schedule 2.2(o).

           (p) All other property of any Seller used or useful in the Business, including petty cash at each location of the Business (at levels consistent with Sellers' historical practices), deposits relating to the Purchased Assets (but not including checking, money market or other bank accounts or deposits relating to Excluded Assets or Excluded Liabilities (as defined in Section 2.8)), advance rent and prepaid items (including prepaid royalties and reclamation deposits) and refunds, whether or not reflected in the Closing Balance Sheet
      (as defined in Section 2.4(a)).

      2.3  Purchase Price and Initial Payment.

           (a) Amount of Purchase Price. The aggregate consideration for all the Purchased Assets and the agreements set forth or described in Sections 7.14 and 7.15 shall be the sum of the Closing Value (as determined in accordance with Section 2.4) of the Purchased Assets and the Subsidiary Assets owned by DBR plus Two Million Dollars ($2,000,000), minus the adjustment required pursuant to Section 2.3(b) (as so adjusted, the "Purchase Price"), and the assumption of the Assumed Liabilities. The Purchase Price so determined shall be adjusted by the prorations provided for in Section 2.3(c).

           (b) Adjustment for Certain Liabilities. The sum of the Closing Value plus Two Million Dollars ($2,000,000) described in Section 2.3(a) shall be reduced by the aggregate amount accrued on the Closing
      Balance Sheet for (i) the liabilities of Sellers assumed by Buyer pursuant to Section 2.7 and (ii) the liabilities and obligations of DBR.

           (c) Certain Prorations. Buyer and Sellers shall apportion the following items with respect to the Purchased Assets, the Subsidiary Assets owned by DBR and the Business as of 12:01 a.m. on the Closing Date for periods which include the Closing Date:

                 (i) rents, royalties and other charges to be received or paid under any agreements included in the Assumed Liabilities or the Disclosed Liabilities (as defined in Section 2.9) prorated on the basis of the payment period and payable and apportioned on the basis of the actual number of days in such period;

                (ii) real and personal property taxes, prorated upon the basis of the calendar year for which assessed (unless undeterminable as of the Closing Date and then based upon the previous year's real and personal property taxes) and payable and apportioned upon the basis of the actual number of days in such year; and

               (iii) utility charges, prorated upon the basis of the payment period and payable and apportioned on the basis of the actual number of days in such period;

      provided, however, to the extent that any of the foregoing items relate to Subsidiary Assets owned by DBR, prorations with respect to such Subsidiary Assets shall not be made to the extent any of the foregoing items are reflected in the Closing Balance Sheet. The apportionment between the parties under this Section 2.3(c) shall be determined in connection with the determination of the Closing Value and any payment to effect such apportionment shall be made within the time period provided for the payment of the final payment of the Purchase Price as set forth in Section 2.4(e).

           (d) Initial Payment at Closing. At the Closing, Buyer shall pay to Sellers in accordance with Section 3.3(a) an amount (the "Initial Payment") equal to the book value of the Purchased Assets and the Subsidiary Assets owned by DBR shown on DBM's unaudited consolidated balance sheet as of the last day of the month immediately preceding the Closing Date (or if the Closing Date occurs prior to the fifteenth day of the month, the last day of the next preceding month), less the aggregate amount accrued on such balance sheet (i) for the liabilities assumed by Buyer pursuant to Section 2.7 and (ii) the liabilities and obligations of DBR, plus Two Million Dollars ($2,000,000), subject to adjustment for the matters set forth in
      Schedule 2.3(d). In addition to the Initial Payment, at the Closing, Buyer shall make the payment to DBM required pursuant to the Noncompetition Agreement (as defined in Section 7.12).

      2.4  Closing Value and Final Payment.

           (a) Closing Balance Sheet. Dravo and Sellers shall provide Buyer as soon as possible after Closing (but in no event later than forty-five (45) days after the Closing Date) with a consolidated balance sheet of DBM as of the close of business on December 31, 1994, audited by KPMG Peat Marwick, certified public accountants (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with the accounting policies and procedures followed in preparing the balance sheet included in the 1993 Financial Statements, shall include all year-end adjustments and notes, and shall value all product inventory in stockpiles, bins or in transit at the lower of average production cost (determined on a location-by-location basis) or market (determined on a product-by-product, location-by-location basis). The examination of the Closing Balance Sheet by KPMG Peat Marwick shall be conducted in accordance with generally accepted auditing standards and its report thereon shall not be qualified in any respect. The judgment of KPMG Peat Marwick as to the audit scope and materiality thresholds for proposed adjusting entries shall not be restricted by any limitation imposed by Buyer, Dravo or Sellers. Dravo and Sellers shall pay the fees and expenses of KPMG Peat Marwick in connection with the preparation of the Closing Balance Sheet.

           (b) Determination of Closing Value. Dravo and Sellers shall prepare a statement in accordance with the provisions of this Section 2.4(b) which shall set forth the value of the Purchased Assets and the Subsidiary Assets owned by DBR as of the Closing Date (the
      "Closing Value"). The Closing Value shall be the book value of the Purchased Assets and the Subsidiary Assets owned by DBR as set forth on the Closing Balance Sheet, subject, however, to the guidelines set forth in Schedule 2.4(b) to this Agreement. Dravo and Sellers shall deliver to Buyer, no later than sixty (60) days following the Closing Date, a report setting forth (i) its determination of the Closing Value, (ii) the adjustments pursuant to Section 2.3(b), (iii) the items to be prorated between Buyer and Sellers and the resulting adjustment pursuant to Section 2.3(c) and (iv) its calculation of the Purchase Price and the final payment to be made pursuant to Section 2.4(e). Contemporaneously with the delivery of such report, Dravo and Sellers shall deliver a certificate of the Chief Financial Officer of Dravo and a report of KPMG Peat Marwick, certifying (in the case of the certificate of the Chief Financial Officer of Dravo) and attesting (in the case of the report of KPMG Peat Marwick) that the calculation of the Purchase Price as set forth in the report delivered to Buyer, including the determination of the Closing Value, the adjustments pursuant to Section 2.3(b) and the prorations and the resulting adjustment pursuant to Section 2.3(c), were made in accordance with the terms and provisions of Article 2 of this Agreement. Dravo and Sellers shall each make available to Buyer and its agents, the employees of Dravo or any Seller and representatives of KPMG Peat Marwick who assisted in the preparation of such report or who are otherwise familiar with the determinations made therein, as well as their respective work papers and other information reasonably relating to the determination of the Closing Value of the Purchased Assets and the Subsidiary Assets owned by DBR, and the adjustments and prorations as set out in such report.

           (c) Notice of Objection. Within sixty (60) days after Dravo's and Sellers' delivery of the report described in Section 2.4(b), Buyer shall deliver to Dravo a written notice of any objection to any item or amount, specifying in reasonable detail the reason for each objection and the amount of each proposed adjustment (the "Disputed Items").
      The determination of any item not objected to by Buyer shall be binding on the parties. After receipt of Buyer's notice, representatives of Buyer and Dravo shall meet to discuss the Disputed Items in an effort to reach agreement with respect thereto.
      If Buyer and Dravo are able to reach agreement as to any Disputed
      Items, then such determination as agreed upon as to such Disputed
      Items shall become binding upon all the parties at such time. If Buyer and Dravo are unable to reach agreement as to all Disputed Items within thirty (30) days after delivery of Buyer's notice of Disputed Items, then the unresolved Disputed Items shall be submitted for resolution as provided in Section 2.4(d) for a determination that shall be binding upon the parties to this Agreement; provided, however, if the Disputed Item relates to Sellers' inventories included on the Closing Balance Sheet, Buyer may direct that the Disputed Item be submitted for resolution pursuant to Section 2.4(d) at any time within the sixty (60) day period following delivery by Dravo and Sellers of the report described in Section 2.4(b). Disputed Items may be submitted to resolution pursuant to Section 2.4(d) at any time during the period beginning on the thirty-first (31st) day after delivery by Dravo and Sellers of the report described in Section 2.4(b) and ending on the sixtieth (60th) day following delivery of such report, except that inventory-related Disputed Items may be submitted at any time during the sixty (60) day period following delivery by Dravo and Sellers of the report described in Section 2.4(b). The submission of any Disputed Items for resolution pursuant to Section 2.4(d) shall not act as a waiver of any party's right to submit any additional Disputed Item for resolution pursuant to Section 2.4(d) during the applicable time periods.

           (d) Dispute Resolution. If during such 30-day period Buyer and Dravo cannot resolve all of such Disputed Items, (i) those amounts agreed upon by the parties shall no longer constitute Disputed Items and shall be conclusively determined for purposes of the calculation of the Purchase Price and (ii) the parties shall promptly thereafter, but in no event more than fifteen (15) days thereafter, cause a partner of Arthur Andersen & Co., located in its Washington, D.C. office, promptly to review this Agreement and the unresolved Disputed Items for purposes of resolving the remaining Disputed Items and calculating the Closing Value, adjustments or prorations, as the case may be. In making such calculation, such accounting firm shall make a determination in accordance with the terms and provisions of this Agreement (including
      Schedule 2.4(b)) only of Disputed Items not resolved by Buyer and Dravo and in the case of all other items shall use the amounts which were agreed upon by Buyer and Dravo. Such accounting firm shall deliver to Dravo and Buyer, as promptly as practicable, a report setting forth its resolution of the remaining Disputed Items. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne equally by Dravo and Buyer. Each party agrees that neither it nor its affiliates currently contemplate retaining such accounting firm for any substantial engagement having a purpose other than the performance of services pursuant to this Section 2.4.

           (e) Final Payment. If the Purchase Price as determined by agreement of the parties or such accounting firm, as the case may be, is greater than the Initial Payment, Buyer shall promptly pay to Sellers the amount of the difference. If the Purchase Price so determined is less than the Initial Payment, Dravo and Sellers shall promptly pay to Buyer the amount of the difference. Any such payment pursuant to this Section 2.4(e) shall be made within ten (10) days after (i) Buyer and Dravo agree upon the Purchase Price or (ii) if Disputed Items are referred to such accounting firm, the delivery of the report of such firm.

           (f) Payment Method. Any payment pursuant to this Section 2.4 shall be made by wire transfer of immediately available funds to an account designated by Buyer or Dravo (on behalf of Sellers), as the case may be. The amount of any payment to be made pursuant to this
      Section 2.4 shall bear interest from and including the Closing Date to but excluding the date of payment at the Federal Funds rate on the Closing Date. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days for which due.

           (g) Reimbursement. If Buyer discovers, after the final determination of the Purchase Price, that any machinery, equipment, vehicle or other item of tangible personal property included in the Purchased Assets or the Subsidiary Assets owned by DBR and included in the Closing Balance Sheet at a book value of $10,000 or more has not in fact been delivered to Buyer, Dravo and Sellers shall either (i) reimburse Buyer for the missing item in an amount equal to the portion of the Closing Value attributed to such item or (ii) deliver a comparable replacement for such missing item; provided, however, that if a replacement item for such missing item is included in the Purchased Assets or the Subsidiary Assets and delivered to Buyer was not included in the Closing Balance Sheet, any reimbursement made by Dravo and Sellers pursuant to this subsection (g) shall be net of the book value as of the Closing Date of such replacement item.

      2.5 Allocation of Purchase Price. The Purchase Price shall be allocated to the Purchased Assets and any agreements of value made in Sections 7.14 and 7.15 of this Agreement or pursuant hereto in accordance with IRC Section 1060, based on an appraisal of the Purchased Assets and such agreements to be made by a nationally recognized appraisal firm to be selected by Buyer. The appraised values set forth in the appraisal report shall be utilized by the parties for all purposes, including tax reporting purposes and the appraisal report shall so indicate. Buyer shall pay the fees and expenses of the appraisal firm selected by it to conduct such appraisal. Buyer, Dravo and Sellers shall not take any position on their respective tax returns that is inconsistent with such allocation of the Purchase Price, and Buyer, Dravo and Sellers shall duly prepare and timely file such reports and information returns as may be required to report the allocation of the Purchase Price, including Internal Revenue Service Form 8594.

      2.6 Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets and properties of Sellers are not included in the Purchased Assets and are not being sold or transferred by Sellers or purchased or acquired by Buyer pursuant to this Agreement (the "Excluded Assets"): (i) cash (other than petty cash) and cash equivalent investments; (ii) all minute books, share records and similar corporate documents of any Seller; (iii) except as provided in Section 2.2(g)(vi), prepaid income taxes or income tax refunds and prepaid insurance premiums (including retrospective premium adjustments); (iv) except as provided in
Section 2.2(n), notes receivable; (v) intercompany accounts among Sellers and Dravo and/or its consolidated Subsidiaries; (vi) except as provided in
Section 2.2(o) and Section 7.20, ownership rights to trade names, trademarks or trade styles of Dravo, Sellers and DBR; (vii) the capital stock of DNRC;
(viii) except as provided in Section 7.15, the assets of DNRC; (ix) the capital stock of AMC; (x) the capital stock and assets of Tideland Industries, Inc., a Louisiana corporation; (xi) except as provided in Section 2.2(g)(vi), all casualty or liability insurance policies; (xii) all claims of any Seller against third parties and any judgments in favor of any Seller, relating solely to the operation of the Business but only if the Closing Balance
Sheet reflects the diminution in value to the Purchased Assets arising from such claim or judgment; and (xiii) any of the other assets and properties set forth on Schedule 2.6 attached hereto. Except as set forth in clause (vi) above, none of the assets and properties that are owned by DBR shall be Excluded Assets.

      2.7 Assumed Liabilities. Subject to the terms and conditions herein, and in reliance upon the representations, warranties and covenants hereinafter set forth, Buyer shall assume, perform and discharge only the following obligations and liabilities of Sellers (hereinafter collectively referred to as the "Assumed Liabilities"):

           (a) Land Reclamation. The liability of any Seller for current or future land reclamation on the Owned Real Property and the Leased
      Real Property required by (i) Applicable Land Reclamation Law (as defined below) or (ii) the written terms of any Lease listed on
      Schedule 2.2(b) or otherwise expressly disclosed and described on
      Schedule 2.2(b) (which will include the terms of any "good neighbor" agreements); provided, however, that Buyer does not assume, and nothing in this Section 2.7(a) shall be deemed or construed to require Buyer to perform, any Seller's obligations and liabilities for land reclamation, which are specifically excluded under Section 2.8.
      Buyer's obligation under this Section

      2.7(a) specifically excludes (i) any liability for defective, improper or insufficient land reclamation, restoration, leveling or seeding which has already been performed by any Seller, or (ii) land reclamation which is or may be required to be performed by any Seller on lands other than the Owned Real Property or the Leased Real Property. For purposes of this Agreement, Applicable Land Reclamation Law shall include only those laws providing for reclamation activities generally applicable to quarries in the jurisdiction in which the quarry is located, including the grading and reseeding of overburden after removal of deposits in the ordinary course of business and the restoration of affected areas to pre-mining condition or to any approved post-mining land use, but not any Environmental Law (as defined in Section 4.11, except that, for the purposes of the definition of Applicable Land Reclamation Law, Environmental Law shall not include any mining laws) relating to specific waste material (other than overburden). Notwithstanding any provision in this Agreement to the contrary, land reclamation shall not be construed so to include any liability, obligation or requirement of any nature whatsoever arising out of or related to actual or potential soil or groundwater contamination arising out of events which occurred prior to Closing or circumstances existing as of or prior to Closing, it being the intent of the parties that the responsibility for any such liability, obligation or requirement be governed by the provisions of this Agreement relating to environmental protection. As between Buyer, as one party, and Dravo and Sellers, as one party, the terms and provisions of this Agreement shall supersede any conflicting provision regarding assumption of any Seller's reclamation obligations as may be set forth in any agreement to which Buyer, Dravo and Sellers, or any of them, and any Governmental Authority, including state environmental protection agencies or authorities, may enter into in connection with the transfer of any Permits (as defined in Section 4.10) or Environmental Permits (as defined in Section 4.11).

           (b) Contracts. The following obligations (collectively, the "Contracts"): (i) any Seller's obligations under those contracts and quotations for the sale of product from the locations of the Business existing on the Closing Date and are either disclosed on Schedule 4.8(a) or if not required to be so disclosed were made in the ordinary course of business, to the extent not performed as of the Closing Date; (ii) the Leases (as listed on Schedule 2.2(b)); (iii) the Real Estate Contracts (as listed on Schedule 2.2(c)); and (iv) the Assumed Contracts; provided, however, Buyer shall only assume Sellers' obligations relating to the foregoing to the extent they arise on or after the Closing Date; provided, further, that with respect to any verbal contracts identified on Schedule 2.2(g), Buyer shall only assume the obligations binding upon any Seller to the extent such obligations are expressly identified on Schedule 2.2(g). Notwithstanding the foregoing, Buyer shall not assume any of the foregoing Contracts in which a Seller is in default on the Closing Date if such default cannot be cured; provided, however, that if any such default can reasonably be cured, Buyer shall assume such Contract and Dravo, Sellers or Buyer, as appropriate, shall effect such cure, but Dravo and Sellers acknowledge and agree that any loss, cost, damage, expense, obligation or liability resulting from, arising out of or related to such default or cure shall constitute an Excluded Liability (as defined in Section 2.8). Buyer does not assume any obligation to sell or deliver products to the extent that payments were made or amounts billed prior to the Closing Date unless Dravo or a Seller has remitted the amount of such payments to Buyer.

           (c) Accrued Vacation Pay. The liability of Sellers for vacation pay owed to Transferred Employees (as defined in Section 7.6(b)) to the extent accrued on the Closing Balance Sheet and included in the adjustment to determine the Purchase Price set forth in Section 2.3(b).

           (d) Guarantees. The obligations of any Seller under any guaranty listed on Schedule 2.7(d) to this Agreement; provided, however, Buyer shall only assume such Seller's obligations relating to any such guaranty to the extent they arise on or after the Closing Date and Buyer shall not assume any such guaranty in which a Seller is in default on the Closing Date if such default cannot be cured. Notwithstanding the foregoing, if any such default can reasonably be cured, Buyer shall assume such guaranty and Dravo, Sellers or Buyer, as appropriate, shall effect such cure, but Dravo and Sellers acknowledge and agree that any loss, cost, damage, expense, obligation or liability resulting from, arising out of or related to such default or cure shall constitute an Excluded Liability.

           (e) Accrued Salary. The liability of Sellers for salaries owed to salaried Transferred Employees for the period beginning on January 1, 1995 and ending on the day prior to the Closing Date to the extent included in the adjustment to determine the Purchase Price set forth in Section 2.3(b).

Notwithstanding the foregoing provisions of this Section 2.7, Buyer shall not assume any liability or obligation of LDC or DBR of any kind whatsoever, which liabilities and obligations shall remain the liabilities and obligations of LDC or DBR, as the case may be, following the Closing. Buyer shall pay or perform all of the Assumed Liabilities no later than when they become due and payable or are to be performed.

      2.8 Excluded Liabilities. Dravo, Sellers and Buyer expressly understand and agree that Buyer shall not and does not hereby assume or become liable for any obligations, liabilities, commitments or debts, or guarantees of debt, of Dravo, any Seller, or any of their respective Subsidiaries (including DBR) or affiliates, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise, howsoever or whenever arising, excepting only the specifically identified Assumed Liabilities to the extent that they are expressly assumed by Buyer under Section 2.7 hereinabove and the foregoing being hereinafter individually referred to as an "Excluded Liability" and collectively referred to as "Excluded Liabilities." The following is a non-exclusive listing of some of the liabilities and obligations of Sellers which Buyer shall not assume or agree to pay, perform or discharge, it being understood that such listing is not intended to limit in any manner whatsoever the first sentence of this Section 2.8.

           (a) Litigation. Any and all items of governmental, judicial or adversarial proceedings (public or private), litigation, hearings, arbitration, dispute or investigation against or involving Dravo or any Seller.

           (b) Employee and Union Claims. Any and all amounts claimed against Dravo, any Seller or Buyer or any of their respective directors, officers or employees by, or on behalf of, any former or current employee of Dravo or any Seller, any union or other employee representative of any former or current employee of Dravo or any Seller, or any Governmental Authority, relating to, based upon or arising from or in connection with: (i) service performed for Dravo or any Seller prior to the Closing Date, including any claim or claims relative to, based upon or arising from or in connection with the terms and conditions of employment or the termination of employment with Dravo or any Seller; (ii) any contract of employment between Dravo or any Seller, and any former or current employee of Dravo or any Seller; (iii) any and all union or collective bargaining contracts, agreements or understandings to which Dravo or any Seller is a signatory or to which any of them is claimed to be bound (A) that is not listed in Schedule 2.2(g) or (B) if listed in Schedule 2.2(g), to the extent not assumed pursuant to Section 2.7(b); or (iv) except to the extent assumed pursuant to Section 2.7(b) or otherwise provided in
      Section 7.6, any and all liabilities which arise out of or relate to pension, profit sharing, health, welfare, disability, workers' compensation or other employment benefit plans maintained by Dravo or any Seller or any union or other labor organization or any of its subsidiaries or affiliates, including any incurred but not reported expenses of employees arising from such plans, any liability arising from Dravo's or such Seller's underfunding or termination of any such plans or reduction of any other employment benefits of any kind or nature whatsoever in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

           (c) Taxes. Any and all federal, state, local or foreign taxes, charges, fees, levies, imposts, duties or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under IRC Section 59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, including any interest, penalties or additions thereto (collectively, "Taxes"), whether disputed or not, imposed upon or with respect to Dravo, any Seller, the Purchased Assets or any part thereof, except to the extent that Buyer is responsible pursuant to Sections 2.3(c) and 7.9(b) and, except with respect to the Purchased Assets, ad valorem taxes imposed for any period after the Closing.

           (d) Product Claims. Any and all claims in existence as of the Closing and, without limiting the representations and warranties set forth in Section 4.6(e), any and all claims arising or accruing on or after the Closing with respect to sales of products which have been shipped or produced prior to Closing.

           (e) Environmental Claims. Any and all claims, liabilities and obligations, including any and all items of litigation, investigation, clean-up, removal and remediation, which relate to, are based upon or arise from or in connection with common law claims or any federal, state, local or foreign environmental laws, rules or regulations (including reporting requirements), whether such claims, liabilities and obligations are made or asserted by any Governmental Authority or by private parties, without regard as to whether Buyer has conducted an environmental audit, and whether such claims, liabilities and obligations arise or accrue before, on or after the Closing in connection with (i) the ownership, occupation or use of the Purchased Assets and the Subsidiary Assets by Dravo, any Seller or any other person prior and up to the Closing, (ii) the Sellers' operation of the Business or (iii) acts, events or omissions that occurred, or conditions or circumstances that existed, on or before the Closing ("Environmental Condition or Liability") whether or not any such act, event, omission, condition or circumstance was lawful when it occurred or existed. For purposes of this Agreement, "Environmental Condition or Liability" shall be construed in its most comprehensive sense specifically including conditions covered by or arising under:

                 (i) all Environmental Laws (as defined in Section 4.11(a)), including any failure to comply with regulations promulgated under the federal Clean Air Act, as amended, including the New Source Performance Standards promulgated thereunder; and

                (ii) to the extent concerned with either the permitting, generation, storage, disposal, release, removal or remediation of hazardous wastes, hazardous substances, PCBs, hazardous or toxic materials, and petroleum products, as well as underground tanks, other Applicable Law;

      in either case whether or not such matters are included within the matters set forth in the warranties and representations under environmental protection contained in this Agreement.

           (f) Land Reclamation. Any and all claims for land reclamation (i) not relating to the Owned Real Property or the Leased Real Property or (ii) with respect to the Owned Real Property and the Leased Real Property not required by Applicable Land Reclamation Law, any Lease listed in Schedule 2.2(b) or otherwise expressly described in Schedule 2.2(b). As between Buyer (as one party) and Dravo and Sellers (as one party), the terms and provisions of this Agreement shall supersede any conflicting provision regarding assumption of any Seller's reclamation obligations that may be set forth in any agreement to which Buyer, Dravo and Sellers, or any of them, and any Governmental Authority, including environmental protection agencies or authorities, may enter into in connection with the transfer of any Permits or Environmental Permits.

           (g) General. Excepting those specifically identified Assumed Liabilities to the extent that they are expressly assumed by Buyer under Section 2.7, any and all debts, liabilities, letters of credit, guarantees, accounts payable (including the account payable of

      DBM owed to LDC for product purchased by DBM), obligations and commitments of Dravo or any Seller arising before, on or after the Closing.

Each Seller shall pay or perform all of its Excluded Liabilities no later than when they become due and payable or are to be performed.

      2.9 Disclosed Liabilities and Excess Liabilities. Dravo, Sellers and Buyer expressly understand and agree that the obligations, liabilities, commitments or debts, or guarantees of debt, of LDC or DBR, whether due or to become due, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, contingent, executory or otherwise existing immediately prior to the Closing shall remain the obligations, liabilities, commitments or debts, or guarantees of debt, of LDC or DBR, as the case may be, following the Closing. For purposes of this Agreement, the term "Disclosed
Liabilities" shall mean the following obligations, liabilities, commitments or debts, or guarantees of debt, of LDC or DBR, as the case may be:

           (a) Accrued Liabilities. The obligations, liabilities and debts of: (i) DBR to the extent (and only to the extent) accrued on the Closing Balance Sheet and included in the adjustment to the Purchase
      Price set forth in Section 2.3(b); and (ii) LDC to the extent (and only to the extent) reflected in determining the Closing Value of DBM's investment in LDC (as shown on the Closing Balance Sheet).

           (b) Contract Liabilities. The obligations and liabilities of DBR with respect to (i) any Subsidiary Lease listed on Schedule 5.8(b); (ii) any Subsidiary Real Estate Contract listed on Schedule 5.8(c); (iii) contracts or quotations for the sale of product existing on the Closing Date and are either disclosed on Schedule 5.9(a) or, if not required to be so disclosed, were made in the ordinary course of business, to the extent not performed as of the Closing Date; (iv) those contracts listed on Schedule 5.9(b); and (v) any other obligation, liability, commitment or debt, or guarantee of debt disclosed on
      Schedule 2.9; provided, however, that Disclosed Liabilities do not include DBR's obligations relating to the foregoing to the extent they arise before the Closing Date (unless accrued on the Closing Balance Sheet and included in the adjustment to the Purchase Price set forth in Section 2.3(b)) or any obligation to sell or deliver products to the extent that payments were made or amounts billed prior to the Closing Date unless Dravo or a Seller has remitted the amount of such payments to Buyer.

           (c) Land Reclamation. The liability of DBR for current or future land reclamation on the Subsidiary Leased Real Property leased by it required by (i) Applicable Land Reclamation Law or (ii) the written terms of any Subsidiary Lease listed on Schedule 5.8(b) or otherwise expressly disclosed and described on Schedule 5.8(b); provided, however, that Disclosed Liabilities do not include DBR's obligations and liabilities for (i) defective, improper or insufficient land reclamation, restoration, leveling or seeding which has already been performed by DBR, and (ii) land reclamation (A) not relating to the Subsidiary Leased Real Property, or (B) with respect to the Subsidiary Leased Real Property, not required by

      Applicable Land Reclamation Laws, any Subsidiary Lease listed in
      Schedule 5.8(b) or otherwise expressly described in Schedule 5.8(b).

To the extent any obligation, liability, commitment or debt, or guarantee of debt, of LDC or DBR is not included within the definition of "Disclosed Liabilities" set forth above, it shall be deemed an "Excess Liability" (collectively, "Excess Liabilities") for purposes of this Agreement. Excess Liabilities include any and all items of governmental, judicial or adversarial proceedings (public or private), litigation, hearings, arbitration, dispute or investigation against or including DBR or LDC, whether or not disclosed on Schedule 5.10 and the obligation of DBR to pay the sum of $4,000,000 to The Grand Bahama Port Authority Limited pursuant to that certain Agreement dated August 15, 1990 among The Grand Bahama
Port Authority Limited, DBR and Bahama Cement Company. Notwithstanding the first sentence of this Section 2.9, Dravo, Sellers and Buyer agree that as among themselves, Buyer shall be entitled to be indemnified by Dravo and Sellers pursuant to the provisions of Article 9 of this Agreement if LDC or DBR is required to satisfy, discharge, settle or compromise any Excess Liability after the Closing.


                                  ARTICLE 3

                                 THE CLOSING

      3.1  Generally.

           (a) Place, Time and Date of Closing. The deliveries and payments contemplated by this Agreement (other than deliveries and payments contemplated by this Agreement to be made after the Closing
      Date) (the "Closing") shall be made at the offices of Sutherland, Asbill & Brennan, 999 Peachtree Street, Atlanta, Georgia 30309 (i) contemporaneously with the execution and delivery of this Agreement or (ii) at such other place, time and date as Buyer and Dravo agree.
      The date on which the last of such deliveries occurs is the "Closing
      Date."

           (b) When Closing Occurs. The Closing shall not occur unless and until all of the actions set forth in Sections 3.2 and 3.3 of this Agreement shall have been taken (or waived); and none of such actions shall be deemed to have been taken unless and until all of them have been taken (or waived); but if all such actions are taken or appropriately waived, then the Closing shall be effective at 12:01 a.m. (Eastern Time) on the Closing Date.

      3.2 Deliveries by Dravo and Sellers. Dravo and Sellers hereby jointly and severally agree to, and shall, deliver or cause to be delivered the following to Buyer at the Closing, each of which shall be in form and substance reasonably satisfactory to Buyer:

           (a) General Transfer Instruments. A general bill of sale, together with such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance as are reasonably requested by Buyer to convey to and vest in Buyer all title to and rights and interest in the Purchased Assets in accordance with the terms of this Agreement, duly executed by Sellers, together with releases or termination statements of all Liens on such property not permitted by this Agreement.

           (b) Assignments of Leases. An assignment and assumption instrument for each Lease, duly executed in recordable form by the appropriate Seller (collectively, the "Assignments of Leases").

           (c) Motor Vehicle Title Certificates. Title certificates, registrations and other documentation necessary to transfer motor vehicles, vessels and other certificated assets included in the Purchased Assets, duly completed in favor of Buyer and duly executed by the appropriate Seller.

           (d) Intellectual Property Assignments. Assignments of intellectual property included in the Purchased Assets (the
      "Intellectual Property Assignments"), duly executed by the appropriate Seller.

           (e) IRC Section 1445 Affidavit. An affidavit from any party or parties (other than DBR) required pursuant to IRC Section 1445 and any regulations relating thereto, stating under penalty of perjury (i) that such party so swearing is not a "Foreign Person," (ii) the U.S. Taxpayer Identification Number of such party, and (iii) such other information as may be required by any regulations promulgated in connection with IRC Section 1445.

           (f) Stock Certificates. Stock certificates, together with stock transfer powers executed in blank, representing any Seller's ownership interest in DBR and the other investments disclosed, or required to be disclosed, in Schedule 4.1 to this Agreement.

           (g) Compliance Certificates. Each of Dravo and the Sellers shall have delivered to Buyer (i) a certificate executed by the Secretary or an Assistant Secretary, dated the Closing Date, certifying as to its Articles or Certificate of Incorporation, the Bylaws and the resolutions adopted by its Board of Directors and, if required, its shareholders, with respect to the transactions contemplated by this Agreement; and (ii) a certificate executed by an executive officer on behalf of Dravo or a Seller, as the case may be, dated the Closing Date, certifying to the best of his or her knowledge that (A) the representations and warranties of Dravo or a Seller, as the case may be, contained in this Agreement are true and correct in all material respects at and as of the Closing, except for representations and warranties made as of a specified date and (B) Dravo or a Seller, as the case may be, has performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing, including the delivery of all items described in this Section 3.2.

           (h) Certificates of Good Standing. A certificate of corporate good standing with respect to Dravo, DBM, AMC and DBR from the Secretary of State or other appropriate official of the jurisdiction of its incorporation, dated no earlier than thirty (30) days prior to the Closing Date.

           (i) Legal Opinions. The opinion of Buchanan Ingersoll Professional Corporation, counsel for Dravo and Sellers to the effect set forth in Exhibit A-1 to this Agreement and the opinion of Cafferata & Co., special Bahamian counsel for Dravo and Sellers and counsel for DBR, to the effect set forth in Exhibit A-2 to this Agreement.

           (j) Title Insurance. Title insurance policies (or commitments to issue title insurance) issued by Commonwealth Land Title Insurance Company ("Title Company"), insuring Buyer's interest to each parcel of the Owned Real Property, Leased Real Property and Subsidiary Leased Real Property designated on Schedule 3.2(j), on the current ALTA Form (but with the creditor's rights exception removed) in form reasonably satisfactory to Buyer, together with such additional endorsements and reinsurance as Buyer may have reasonably requested and legible copies (to the extent available) of all title exceptions referenced in such policies or commitments.

           (k) Surveys. A current survey of each parcel of Owned Real Property, Leased Real Property and Subsidiary Leased Real Property designated on Schedule 3.2(k) to this Agreement prepared in accordance with applicable ALTA standards (each, a "Survey"), certified to Buyer and Title Company. Each Survey shall be in a perimeter only survey unless Buyer shall have specified to the surveyor directly that an "as built" survey or survey of other scope will be prepared.

           (l) Consents and Estoppel Certificates. Written consents (to the extent required by the terms thereof) and estoppel certificates by the parties to all contracts included in the Assumed Liabilities other than those listed on Schedule 3.2(l), in form and substance reasonably satisfactory to Buyer.

           (m) Noncompetition Agreement. The Noncompetition Agreement, duly executed by the parties to it other than Buyer.

           (n)  Distributorship Agreements.  The Distributorship
      Agreements (as defined in Section 7.13) duly executed by the parties to them other than Buyer.

           (o) Transition Services Agreement The Transition Services Agreement (as defined in Section 7.14) duly executed by the parties to it other than Buyer.

           (p)  Software License.  The Software License (as defined in
      Section 7.15) duly executed by the parties to it other than Buyer.

           (q) Other. Such other documents, instruments, certificates and opinions as Buyer may reasonably and timely request in order to document or to consummate more effectively the transactions contemplated by this Agreement or in order to evidence the compliance by Dravo and Sellers with any condition or obligation in this Agreement.

      3.3 Deliveries by Buyer. Buyer shall deliver or cause to be paid or delivered the following to Dravo and Sellers at the Closing, each of which shall be in form and substance reasonably satisfactory to Dravo:

           (a) Initial Payment. Payment to Sellers of the Initial Payment to be paid at Closing under Section 2.3, in immediately available funds pursuant to instructions provided by Dravo to Buyer at least two (2) business days prior to the Closing. At Dravo's request, Buyer shall pay directly to Dravo's and Sellers' creditors any amount thereof specified by Dravo.

           (b) Noncompetition Payment. Payment to Dravo, DBM and Dravo Lime Company, a Delaware corporation and a wholly owned subsidiary of Dravo, of the amount to be paid at Closing set forth in the Noncompetition Agreement, in immediately available funds pursuant to instructions provided by Dravo to Buyer at least two (2) business days prior to the Closing.

           (c) Assumption Instruments. One or more instruments of assumption duly executed by Buyer evidencing the assumption by it of the Assumed Liabilities.

           (d) Assignments of Leases. The Assignments of Leases duly executed by Buyer.

           (e) Compliance Certificates. Buyer shall have delivered to Dravo and Sellers: (i) a certificate executed by the Secretary or Assistant Secretary, dated the Closing Date, certifying as to the Articles of Incorporation of Buyer, the Bylaws of Buyer and the resolutions adopted by the Board of Directors of Buyer with respect to the transactions contemplated by this Agreement; and (ii) a certificate executed by an executive officer on behalf of Buyer, dated the Closing Date, certifying to the best of his or her knowledge that (A) the representations and warranties of Buyer contained in this Agreement are true and correct in all material respects at and as of the Closing, except (1) to the extent that any such representation and warranty were made as of a specified date and (2) where the failure to be true, considered in the aggregate, would not have a material adverse effect on Buyer's ability to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and (B) Buyer has performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it prior to or at the Closing, including the delivery of all items described in Section 3.3.

           (f) Certificate of Good Standing. A certificate of corporate good standing with respect to Buyer from the Secretary of State of North Carolina, dated no earlier than thirty (30) days prior to the Closing Date.

           (g) Legal Opinions. The opinion of Sutherland, Asbill & Brennan, counsel for Buyer, to the effect set forth in Exhibit B-1 to this Agreement and the opinion of DuPuch & Turnquest & Co., special
      Bahamian counsel for Buyer, to the effect set forth in Exhibit B-2 to this Agreement.

           (h) Noncompetition Agreement. The Noncompetition Agreement duly executed by Buyer.

           (i)  Distributorship Agreements.  The Distributorship
      Agreements duly executed by Buyer.

           (j) Transition Services Agreement. The Transition Services Agreement duly executed by Buyer.

           (k)  Software License.  The Software License duly executed
      Buyer.

           (l) Other. Such other documents, instruments, certificates and opinions as Dravo may reasonably and timely request in order to document or to consummate more effectively the transactions contemplated by this Agreement or in order to evidence the compliance by Buyer with any condition or obligation in this Agreement.

      3.4  Post-Closing Actions.

           (a) Delivery of Possession. Dravo and Sellers shall take all actions necessary or appropriate to provide Buyer with possession of the Purchased Assets, the Subsidiary Assets and the Business immediately following the Closing.

           (b) Employment Security Clearances. Dravo and Sellers shall provide Buyer, as soon as possible after Closing, with a certificate or other appropriate clearance letter, dated no earlier than the Closing Date, from the employment security agency or other state authority responsible for employment security taxes of each state in which the Business is required to file wage reports or pay unemployment tax, if the employment security laws of such state require the Buyer to withhold a portion of the Purchase Price until evidence that all such taxes (including interest and penalties) due from Dravo or any Seller have been paid and if the employment security agency or other state authority provides such a certificate or letter.

           (c) Tax Clearances. Dravo and Sellers shall provide Buyer, as soon as possible after Closing, with a certificate or other appropriate clearance letter, dated no earlier than the Closing Date, from the income tax authority and/or the sales and use tax authority of each state in which the Business is required to file income and/or sales and use taxes returns, if the income and/or sales and use tax laws of such state require the Buyer to withhold a portion of the Purchase Price until evidence that all such taxes (including interest and penalties) due from Dravo or any Seller have been paid and if such state tax authority provides such a certificate or letter.

           (d)  Closing Balance Sheet and Statement of Closing Value.
      Dravo and Sellers shall provide Buyer with the Closing Balance Sheet described in Section 2.4(a) and the report required pursuant to
      Section 2.4(b) within the time periods specified in Section 2.4(a) and
      Section 2.4(b), respectively.

           (e) Closing Date Aged Accounts Receivable Listing. Dravo and Sellers shall provide Buyer as soon as possible after the Closing (but in no event later than five (5) business days after the Closing Date) with an aged accounts receivable listing as of the Closing Date with respect to the Receivables, the accounts receivable of DBR, whether billed or unbilled, outstanding as of the Closing Date arising out of the sale of DBR's products (the "DBR Receivables") and the accounts receivable of LDC, whether billed or unbilled, outstanding as of the Closing Date arising out of the sale of LDC's products (the "LDC Receivables").

      3.5  Further Assurances.

           (a) General. Sellers will from time to time after the Closing, deliver to Buyer, such further deeds, bills of sale and assignments, documents of title and other instruments necessary or desirable, in the reasonable opinion of Buyer, to perfect or clarify the transfers of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement. Buyer shall from time to time after the Closing, deliver to Sellers such further instruments of assumption or other documents as may be necessary or desirable, in the reasonable opinion of Dravo, to perfect or clarify Buyer's assumption of the Assumed Liabilities.

           (b) Certain Other Matters. To the extent that any of the contracts, leases, permits, approvals, licenses or other rights (for purposes of this subsection (b), "Special Agreements and Rights") that this Agreement contemplates are to be assigned to Buyer are not assignable without the consent of another party, then neither this Agreement nor any agreement, document or instrument delivered pursuant to this Agreement shall constitute an assignment or an attempted assignment of such Special Agreements and Rights if such consent is not obtained. If such consent shall not be obtained, Dravo and Sellers agree to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Special Agreements and Rights, including purchasing under outstanding purchase orders and reselling to Buyer at invoice price (without any charge for such services) or exercising rights with respect to Purchased Assets or Assumed Liabilities (whether under agreements which provide for indemnification with parties from whom Sellers acquired such rights or otherwise).

           (c) Mail; Endorsements. Each of Dravo and the Sellers hereby authorizes Buyer from and after the Closing Date to receive and open all mail and other communications addressed to Dravo or a Seller received by Buyer, and to act with respect to such mail and communications in such manner as Buyer may elect if such mail or communications relate to the Purchased Assets, the Assumed Liabilities or the Business or, if such mail or communications do not so relate, to deliver the same promptly to the addressee. Each of Dravo and the Sellers hereby authorizes Buyer from and after the Closing Date to endorse without recourse the name of Dravo or any Seller on any check or other evidence of indebtedness received by Buyer on account of any Receivable or other asset or right included in the Purchased Assets. Each of Dravo and the Sellers shall promptly deliver to Buyer the original of any mail or other communication received by it after the Closing Date pertaining to the Purchased Assets, the Assumed Liabilities or the Business, and any moneys, checks or other instruments of payment to which Buyer is entitled.

      3.6 Post-Closing Assistance. From time to time after the Closing, each party shall cause its appropriate employees and representatives
(including, in the case of Dravo and Sellers, representatives of KPMG Peat Marwick) (i) to provide a requesting party with information and data (including work papers) reasonably requested by such party which is necessary or useful to the requesting party in connection with its current or former operation of the Business, including personnel and employee benefit records, or to prepare all accounting and related reports and all tax returns with respect to DBR, the Purchased Assets, the Subsidiary
Assets, the Assumed Liabilities or the Business, and (ii) to provide a requesting party with assistance as may be reasonably requested by such party in connection with its current or former operation of the Business or any third party claims or litigation (including any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to any party's liability for taxes) with respect to DBR, the Purchased Assets, the Subsidiary Assets, the Assumed Liabilities or the Business. The party requesting assistance pursuant to clause (ii) above shall reimburse the party providing assistance for its reasonable out-of-pocket expenses actually incurred by employees of the party providing assistance and all fees and expenses for services performed by third parties engaged by the party providing assistance at the request of the requesting party.


                                  ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF DRAVO AND SELLERS
                             AS TO THE BUSINESS

      Dravo and Sellers hereby jointly and severally represent and warrant to Buyer on the date of this Agreement as follows:

      4.1  Organization and Standing of Dravo and Sellers.

           (a) Corporate Existence and Status. Each of Dravo and the Sellers is a corporation duly incorporated, organized, validly existing, and in good standing under the laws of the state of its incorporation. Each of Dravo and the Sellers has all corporate power and authority necessary to own and operate its properties and otherwise to conduct its business as it is presently conducted and to enter into this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder.

           (b) Subsidiaries. Schedule 4.1 to this Agreement lists all Subsidiaries of Dravo (other than Sellers) the ownership interests of which are included in the Purchased Assets or whose activities are included in the Business.

           (c) Qualification. Schedule 4.1 to this Agreement lists the jurisdictions in which any Seller is qualified to do business as a foreign corporation, and nothing (including the nature of the business conducted by such Seller, the manner in which such Seller conducts the Business, the character or location of the properties which such Seller owns, leases or uses, or the actions or location of its employees or agents) either requires it to be qualified in any other jurisdiction or subjects it to any cost, restriction or penalty for failing to qualify (including assessment of taxes, fees or penalties for prior periods) or has so required or subjected it.

           (d)  Ownership Interests.  Schedule 4.1 to this Agreement lists:
      (i) all capital stock, other ownership interests in, and other securities of, any person (including securities and other rights convertible into such) as to which any Seller has any right, title or interest (other than Subsidiaries) that are included in the Purchased Assets or whose activities are included in the Business; and (ii) all loans, advances or similar arrangements by any Seller to any other person (other than terms extended to customers in the ordinary course of business).

           (e) Authority. The execution and delivery of this Agreement and the other agreements to be executed and delivered by each of Dravo and the Sellers pursuant to this Agreement and the consummation by each of Dravo and the Sellers of the transactions contemplated by, and other compliance with or performance under, them have been duly authorized by all necessary action on the part of each of Dravo and the Sellers, its board of directors and, with respect to each of the Sellers, its shareholder in compliance with Applicable Law.

      4.2 No Violation. The execution and delivery by each of Dravo and the Sellers of this Agreement and the other agreements to be executed and delivered by each of Dravo and the Sellers pursuant to this Agreement and the consummation by each of Dravo and the Sellers of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Articles or Certificate of Incorporation or Bylaws of Dravo or such Seller, (ii) violate or conflict with, or result (with the giving of notice or lapse of time or both) in a violation of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement (including the Leases and other Contracts) or other instrument or obligation (including Assumed Liabilities) to which Dravo or a Seller is a party or by which any of its assets (including the Purchased Assets) may be bound, except for such violations or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Dravo or any Seller, or any of its assets (including the Purchased Assets).

      4.3 Enforceability. This Agreement and the agreements and instruments contemplated by this Agreement to which Dravo or a Seller is a party or a signatory constitute the legal, valid and binding obligation of each of Dravo and any Seller a party thereto, and are enforceable in accordance with their terms. The transfer documents executed and delivered by a Seller pursuant to this Agreement effectively convey to, and vest in, Buyer the full right, title and interest of such Seller in and to the Purchased Assets and the Business.

      4.4 Liabilities and Liens. Except as set forth on Schedule 4.4 attached hereto, none of the Purchased Assets (excluding the Owned Real Property and the Leased Real Property) is subject to any liabilities or Liens of any nature, whether accrued, absolute, contingent, or otherwise, or arising out of transactions entered into, or any state of facts existing prior to the date of this Agreement, including tax liabilities or special assessments. It is the intent of the parties that the representations and warranties set out in Section 4.7(e) shall govern as to the Owned Real Property and the Leased Real Property.

      4.5 Absence of Certain Changes. Except as set forth on Schedule 4.5 attached hereto, since December 31, 1993, there has not been (i) any change in the Business, the Purchased Assets or the Assumed Liabilities other than changes in the ordinary course of business or changes directly attributable to general economic conditions or conditions affecting the aggregates industry generally, none of which has been materially adverse;
(ii) any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute or otherwise deal in or with products or services of the Business; (iii) any waiver, compromise or other settlement by Dravo or a Seller of any of its rights under any Assumed Liability other than in the ordinary course of business so long as such waiver, compromise or settlement does not materially increase the burden of any Seller under such Assumed Liability; or (iv) any other event or condition of any character which, individually or in the aggregate, materially and adversely affects the Purchased Assets, the Assumed Liabilities or the financial condition, results of operations or prospects of the Business.

      4.6  Financial Matters.

           (a) Financial Statements. Dravo and Sellers have delivered to Buyer true and complete copies of (i) the audited consolidated balance sheets of DBM as of December 31, 1992 and 1993, the related audited consolidated statements of operations, shareholder's equity and changes in cash flows for the years then ended, and the notes to such financial statements, prepared by Dravo and audited by KPMG
      Peat Marwick, certified public accountants, whose report (and all supplemental information and other materials included with the audit report) is included; and (ii) the unaudited consolidated balance sheet of DBM as of September 30, 1994 and the related unaudited consolidated statements of operations, shareholder's equity and changes in cash flows for the nine-month period then ended
      prepared by Dravo. The financial statements described in the preceding sentence, including the notes to them, are collectively referred to in this Agreement as the "Financial Statements." The Financial Statements relating to December 31, 1993 and the twelve-month period then ended are referred to as the "1993 Financial Statements", and those relating to September 30, 1994 and the nine-month period then ended are referred to as the "Interim Financial Statements." The Financial Statements are in accordance with the books and records of DBM and have been prepared in accordance with GAAP consistently applied throughout the periods covered by such statements and fairly present the consolidated financial condition and results of operations of the Business as of the dates or periods thereof. The reserves on the Financial Statements are calculated consistent with past practice, and the auditors for the 1993 Financial Statements did not propose to DBM any reserve or other adjustment that was not reflected in the 1993 Financial Statements.

           (b) Sales of Products. Dravo and Sellers have previously delivered to Buyer reports showing by product type (to the extent available) and facility, the number of tons of each such product sold from such facility during each period covered by the Financial Statements and the current fiscal year through October 31, 1994 and the amount of gross sales resulting from such sales in each of such periods.

           (c) Capitalized Leases. Schedule 4.6(c) lists all lease agreements included in the Purchased Assets which are capital leases in accordance with GAAP, and such leases are recorded as capital leases on the Financial Statements.

           (d) Accounts Receivable. The accounts receivable of Sellers as reflected in the Financial Statements and the accounts receivable reflected on Sellers' books that are included in the Purchased
      Assets: (i) are valid and, to the extent uncollected, fully collectible (except for reserves set forth on the Financial Statements and the reserve that will be established in determining the Closing Value) without resort to legal proceedings or the use of collection agencies;
      (ii) represent monies due for goods sold and delivered or services rendered; and (iii) are subject to no refunds or other adjustments or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any of them.

           (e) Inventories. The inventories reflected in the Financial Statements and in Sellers' books that are included in the Purchased Assets are determined and valued in accordance with GAAP applied on a consistent basis as reflected in the Financial Statements at the lower of average production cost or market. Except as set forth in
      Schedule 4.6(e): (i) each type of Sellers' inventories (whether raw materials, work in process, finished goods or other inventory) is of a quality usable or salable in the ordinary course of business and is of a quantity sufficient for the conduct of the Business in the ordinary course; (ii) the finished goods inventories of each Seller consist of items which are good and merchantable (as defined in UCC
      Section 2-314); (iii) no previously sold inventory is subject to refunds materially in excess of that historically experienced by Sellers; (iv) except for inventory in barges, trucks, rail cars or otherwise in transit, all inventories of

      Sellers are located on the Owned Real Property or the Leased Real Property; and (v) there is no pending investigation or regulatory action by any Governmental Authority involving any of the Sellers' inventories. All specification material conforms to all applicable specifications or standards.

           (f) Projections. The projections relating to the Business for the five-year period ending December 31, 1999, included in the Descriptive Memorandum dated April 1994 prepared by Lehman Brothers Inc. with respect to the sale of Dravo, as such projections were updated by Dravo on June 9, 1994 and delivered to Buyer (as so updated and delivered, the "Projections"), are Dravo management's latest projections for the Business for such period and, to the knowledge of any Vice President or more senior officer of Dravo or any Seller, no event or condition has occurred or failed to occur which would cause Dravo to modify the Projections in a material way.

      4.7  Properties.

           (a) Owned Properties. Schedule 2.2(a) sets forth all real property in which any Seller holds legal or equitable title and which is used by it in the conduct of the Business. Schedule 2.2(d) (i) lists substantially all items of depreciable plant and equipment having an original cost in excess of $10,000 which are owned and used by any Seller in the conduct of the Business (other than the Excluded
      Assets), (ii) lists all titled motor vehicles and trailers which are owned and used by any Seller in the conduct of the Business (other than the Excluded Assets), and (iii) contains a summarized description of all other tangible property that constitutes part of the Purchased Assets which are owned and used by any Seller in the conduct of the Business (other than the Excluded Assets).

           (b) Leased Properties. Schedule 2.2(b) sets forth all real property that any Seller leases or subleases, or in which any Seller has any other interest (other than the Excluded Assets or those set forth in Schedule 2.2(a)), and which is used by any Seller in the conduct of the Business. Schedule 2.2(g) sets forth a complete and accurate description of all personal property leased or subleased by any Seller (other than set forth in Schedule 2.2(d)) that is used by such Seller in the conduct of the Business (other than the Excluded Assets).

           (c)  Contract and Option Properties.  Except as set forth on
      Schedule 2.2(c), neither Dravo nor any Seller has a future right to acquire or lease pursuant to any outstanding contract or option to purchase or lease (other than renewal or extension rights in Leases) any real property that may be used or useful in the Business and is located within the current operating area of the Business.

           (d) Necessary Properties. Except for the Excluded Assets and the properties described on Schedule 4.5, all properties, assets and mineral reserves occupied by, used in or necessary to the conduct of the Business are included in the Purchased Assets (or are included in the Subsidiary Assets) and are being sold, transferred, assigned and conveyed by Sellers to Buyer pursuant to this Agreement. Buyer's ability to use the Purchased

      Assets in the conduct of the Business will not be prohibited or otherwise impaired by the consummation of the transactions contemplated in this Agreement.

           (e)  Title.

                 (i) Each of the Sellers has, and will convey to Buyer at Closing, good and marketable fee simple title to the Owned Real Property owned by it and mineral reserves located thereon, including all existing rights of access to public highways adjacent thereto. Except for the items set forth or described on
           Schedule 4.7(e) (the "Permitted Liens"), there are no (i) Liens on the Owned Real Property except for easements, covenants, reservations and restrictions of record that do not adversely affect the current or planned future use for mining and processing or marketability of the Owned Real Property or (ii) leases, instruments or other contracts granting any interest in the Owned Real Property.

                (ii) Except as disclosed on Schedule 4.7(e), each of the Sellers has, and will convey and transfer to Buyer at Closing, the sole, unencumbered and undisturbed right to possess and use the Leased Real Property leased by it, including all existing rights of access to public highways adjacent thereto, subject to the terms and provisions of the Leases described in Schedule 2.2(b) with respect to the Leased Real Property.

               (iii) Each of the Sellers has, and will convey and transfer to Buyer at Closing, good title to all personal property included in the Purchased Assets owned by it, subject to no Liens.

                (iv) Each of the Sellers has, and will convey and transfer to Buyer at Closing, the sole, unencumbered and undisturbed right to possess and use the personal property subject to any leases or other agreements described in Schedule 2.2(g) to which it is a party, subject to the terms and provisions of such leases or other agreements.

                 (v) Except as disclosed on Schedule 4.7(e), no person is encroaching upon any of the Owned Real Property or the Leased Real Property, and none of the activities of any Seller on the Owned Real Property or the Leased Real Property is encroaching upon the property of others or easements or rights of way in favor of others.

                (vi) Except as disclosed on Schedule 4.7(e), none of the Owned Real Property or the Leased Real Property is located within the boundaries of any designated historical or archaeological district or similar district or area, none of the improvements located on any of such properties is designated as a landmark or as having historical or archaeological significance (or is qualified or eligible for any such designation). To the knowledge of Dravo or any Seller, none of the Owned Real Property or the Leased Real Property contains any historic or archaeologic site.

                (vii) Neither Dravo nor any Seller has received or has knowledge of, or reason to know of any, pending or contemplated condemnation or eminent domain proceeding affecting of any the Owned Real Property or the Leased Real Property.

           (f) Operating Condition. Buyer has examined the Purchased Assets and, notwithstanding anything in this Agreement to the contrary, Buyer is accepting the structures, improvements, buildings, facilities, fixtures, machinery, equipment and vehicles included in the Purchased Assets in an "as is" operating condition at the Closing Date; provided, however, that substantially all the machinery, equipment and vehicles included in the Purchased Assets have been maintained in accordance with the Sellers' generally applicable maintenance policies and procedures, which are intended to enable Sellers to operate such machinery, equipment and vehicles for the duration of their useful lives. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER DRAVO NOR ANY SELLER MAKES ANY WARRANTY AS TO
      THE VALUE, CONDITION OR FITNESS FOR USE OF SUCH PURCHASED ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           (g) Reserves. Dravo and Sellers have made available to Buyer all written information in their possession regarding aggregates reserves on the Owned Real Property and the Leased Real Property. Notwithstanding any other provision of this Agreement to the contrary, neither Dravo nor any Seller makes any representation whatsoever as to the quality, quantity, adequacy, merchantability or mineability of such reserves.

      4.8  Contracts.

           (a) Customer Orders. Schedule 4.8(a) sets forth as of the date hereof those contracts and quotations for the sale of products made by any Seller which have not been performed by such Seller and which:
      (i) provide for the purchase of 10,000 tons or more of product; (ii) provide for a per ton purchase price less than the inventory value of the product subject to such contract or quotation; (iii) have a fixed term extending more than twelve (12) months from the date of this Agreement; or (iv) were not made in the ordinary course of business.

           (b) Other Contracts. None of the Sellers has any contract pertaining to any of the Purchased Assets or the Business other than
      (i) the Leases listed in Schedule 2.2(b), (ii) those listed in Schedule 2.2(c), (iii) the Assumed Contracts, including those permitted by
      Section 2.2(g) or listed in the Schedule 2.2(g), (iv) the Intellectual Property Licenses (as defined in Section 4.12) listed in Schedule 4.12,
      (v) those included in the Excluded Assets and (vi) contracts and quotations for the sale of products listed in Schedule 4.8(a) or, if not required to be so listed, made by a Seller in the ordinary course of business, copies of which have been made available to Buyer. Dravo and Sellers have delivered to Buyer true and accurate copies of all written Leases and other Contracts (or a written summary of the terms of any oral Lease or other Contract), together with all amendments, modifications and supplements thereof and waivers and consents thereunder. Neither Dravo or any Seller nor, to the knowledge of Dravo or any Seller, any other party, is in default in connection with any Lease or other Contract; no act or event has occurred which, with notice or lapse of time or both, constitutes a default under any Lease or other Contract with respect to Dravo or any Seller, or to the knowledge of Dravo or any Seller, any other party; to Dravo's or any Seller's knowledge there is no basis for any claim or default under any Lease or other Contract with respect to Dravo or any Seller or, to the knowledge of Dravo or any Seller, any other party; there is no outstanding notice of cancellation or termination in connection with any Lease or other Contract; and each Lease and other Contract is the valid and binding agreement of any Seller party thereto and, to the knowledge of Dravo and any Seller, of each other party thereto, which is in full force and effect in accordance with its terms and will not be affected by, or, except as described in Schedule 4.16, require the consent of any other party to, the transactions contemplated by this Agreement. Solely for Buyer's information, Schedule 4.8(b) describes certain ongoing, non-binding relationships between a Seller and third persons that are significant to such Seller's operation of the Business. Nothing in this Section
      4.8 shall be construed so as to require Buyer to assume any contract not listed on the attached Schedule 2.2(b), Schedule 2.2(c), Schedule 2.2(g) or otherwise assumed pursuant to Section 2.7.

      4.9 No Litigation. Except as described on Schedule 4.9, there is no litigation, action, claim, proceeding or governmental investigation pending or, to the knowledge of Dravo or any Seller, threatened against Dravo or any Seller (i) relating to the Business or the Purchased Assets or (ii) which may affect Dravo's or any Seller's ability to perform its obligations under this Agreement or under any agreement or instrument contemplated by this Agreement, and to the knowledge of any Vice President or more senior officer of Dravo or any Seller, there is no basis for any such action that could have a material adverse effect on the Purchased Assets, the Assumed Liabilities or the financial condition or results of operation of the Business, or, in the reasonable judgment of such officers, the ability of the Business to achieve the Projections. Schedule 4.9 also describes any such litigation, action, claim, proceeding or governmental investigation relating to the Business, the Purchased Assets or the Assumed Liabilities commenced by (except collection actions commenced and pursued in the ordinary course of business) or against Dravo or any Seller or settled or otherwise finally resolved (except collection actions settled or otherwise resolved in the ordinary course of business) by the parties thereto in the last three (3) years.

      4.10 Operations Conducted Lawfully. Each of Dravo and the Sellers has conducted its operation of the Business in accordance with all Applicable
Law except for minor, isolated infractions, and neither Dravo nor any Seller has received any notice for which a writing exists to the contrary; provided, however, that with respect to notice from persons other than a Governmental Authority, such notice must have been seen by the General
Counsel of Dravo or a vice president or more senior officer of a Seller. Neither Dravo nor any Seller is either charged with, in receipt of any notice or warning of, or to Dravo's or any Sellers' knowledge, under investigation with respect to any failure or alleged failure to comply with any provision of any Applicable Law. Without limiting the foregoing: (i) except as set forth in Schedule 4.10, each of the Sellers has all licenses, permits, authorizations and certifications ("Permits") required with respect to the Business (and all such Permits other than Environmental Permits (as defined in Section 4.11), which are listed on Schedule 4.11, are listed in
Schedule 4.10 to this Agreement); (ii) all of the Permits are in full force and effect; and (iii) each of the Sellers is (and has been) in compliance with its Permits or predecessor Permits; provided, however, that the foregoing shall not require disclosure of state and local business or similar licenses required of businesses generally. Notwithstanding the foregoing, neither
Dravo nor any Seller makes any representation or warranty as to Environmental Laws or Environmental Permits (as those terms are defined in Section 4.11) in this Section 4.10, it being the intent of the parties that any representation and warranty as to Environmental Laws and Environmental
Permits be governed by Section 4.11 and Section 5.12.

      4.11 Environmental Protection.

           (a) Definitions. For purposes of this Agreement the term "Environmental Laws" shall mean all federal, state, local and foreign laws (as may be applicable) relating to pollution or protection of the environment and any regulation, code, plan, order, decree, judgment or injunction related thereto in effect on or prior to the Closing Date, including without limitation:

                 (i)  The Resource Conservation and Recovery Act, 42 U.S.C.
           Section 6901 ("RCRA").

                (ii)  The Comprehensive Environmental Response,
           Compensation and Liability Act of 1980, 26 U.S.C. Section 4611; 42 U.S.C. Section 9601 ("Superfund").

               (iii)  The Superfund Amendments and Reauthorization Act of
           1986.

                (iv)  The Clean Air Act, 42 U.S.C. Section 7401.

                 (v)  The Clean Water Act, 33 U.S.C. Section 1251.

                (vi)  The Safe Drinking Water Act, 42 U.S.C. Section 300f.

               (vii)  The Toxic Substances Control Act, 15 U.S.C. Section
           2601.

              (viii)  The Hazardous Materials Transportation Act, 49 U.S.C.
           Section 1801 et seq.
                (ix)  Applicable state mining laws.

                 (x) Any other similar federal, state, local or foreign (as applicable) Environmental Laws.

           (b) Disclosures of Environmental Permits, Etc. Schedule 4.11(b) attached hereto contains a true and complete description of:

                 (i) all current environmental (including mining) licenses, permits, authorizations, certifications, regulatory plans and compliance schedules of Dravo and Sellers pertaining to the Business or the Purchased Assets (the "Environmental Permits"), together with the expiration and renewal dates thereof;

                (ii) all waste dumps and disposal, treatment and storage sites located on any Owned Real Property or Leased Real Property known by Dravo or any Seller; and

                (iii) all hazardous or toxic (as defined in the Environmental Laws) waste dumps and disposal, treatment and storage sites used by any Seller in connection with the Purchased Assets since December 31, 1988 and the names of the persons that have been engaged since December 31, 1988 in the handling, transportation and disposal of hazardous wastes, hazardous substances or other hazardous or toxic materials for such Seller.

      Dravo and Sellers have delivered to Buyer a true and correct copy of the Environmental Permits.

           (c)  Special Environmental Representations and Warranties.

                 (i) Except as described on Schedule 4.11(c), each of the Sellers has, with respect to the Purchased Assets, obtained all permits, kept all records and made all filings required by applicable Environmental Laws with respect to emissions, past or present, into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials) required for the operation of the Business by such Seller at past or present operating levels.

                (ii) Except as described on Schedule 4.11(c), none of the Purchased Assets has been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the Environmental Laws so as to constitute a violation of any of the Environmental Laws or so to trigger any corrective or remedial action under the Environmental Laws. Except as described on Schedule 4.11(c), there are no transformers, capacitors or other equipment included in or located on the Purchased Assets (including leased property) which contain polychlorinated biphenyls ("PCBs"). Except as described in Schedule 4.11(c), no portion of the Owned Real Property or the Leased Real Property is reasonably believed by Dravo or any Seller to be a wetland as defined in 33 C.F.R. Section 328.3. Except as disclosed on Schedule 4.11(c), there are no underground storage tanks located on or under any Owned Real Property or any Leased Real Property.

               (iii) Except as described on Schedule 4.11(c), each of the Sellers is in compliance with all Environmental Laws and all Environmental Permits obtained pursuant thereto except for minor isolated (in both frequency and location) infractions.
           Schedule 4.11(c) describes all citations received by Dravo or any Seller since December 31, 1991 relating to violations of any Environmental Laws or Environmental Permits. Except as described on Schedule 4.11(c), to the knowledge of Dravo or any Seller, there are no past or present events, conditions, circumstances or activities, which may interfere with or prevent continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim or action, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, use, storage, disposal, or handling, or the release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substances or waste (as defined in the Environmental Laws) with regard to the Purchased Assets. Except as described on
           Schedule 4.11(c), there is no pending or, to the knowledge of Dravo or any Seller, threatened civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental Laws involving the Business or any Seller, and to the knowledge of any Vice President or more senior officer of Dravo or any Seller, there is no basis for any such litigation, notice or proceeding that could have a material adverse effect on the Purchased Assets, the Assumed Liabilities or the financial condition or results of operation of the Business, or, in the reasonable judgment of such officers, the ability of the Business to achieve the Projections.

      4.12 Intellectual Properties. Schedule 4.12 lists all patents, patent applications, trademarks, service marks, trade names, copyrights, computer programs and software (excluding commercial word processing, accounting and financial analysis software for personal computers generally available in the retail market) owned, licensed, used or useable by any Seller in the conduct of the Business (collectively, the "Intellectual Properties"). Except as disclosed in Schedule 4.12, (i) each of the Sellers owns all right, title and interest in and to, or has the sole or exclusive right to use all Intellectual Properties and other trade secrets and confidential information, whether under licenses or other contracts relating to use or license of technology, know-how or processes (the "Intellectual Property Licenses"), used or necessary for the ordinary conduct of its business free and clear of all Liens and all other adverse rights whatsoever; (ii) neither Dravo nor any Seller is required to make payments, or provide other benefits, to any person with respect to its ownership or use of the Intellectual Property except pursuant to the Intellectual Property Licenses disclosed on Schedule 4.12; (iii) after the consummation of the transactions contemplated by this Agreement, Buyer will have the right that each Seller currently has to such Intellectual Property (other than any Intellectual Property that is an Excluded Asset), unaltered and unimpaired by such transactions. Schedule 4.12 lists all Intellectual Property Licenses used or useful in the Business. No claims have been asserted during the past five (5) years by any person against the use by any Seller, or challenging or questioning the validity or effectiveness, of any of the Intellectual Properties, or any, agreement relating thereto, to which any Seller is a party.

      4.13 Zoning.  Except as set forth on Schedule 4.13 to this Agreement:
(i) each of the Sellers is in compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements in respect of the Owned Real Property and the Leased Real Property and none of the Sellers has received any notice alleging such a violation; (ii) there are no non-conforming uses, zoning or building code variances or any other use restrictions (whether written or oral) or special permits not set forth in the local zoning laws and building codes with respect to the Owned Real Property or the Leased Real Property;
(iii) any operations on or uses of the Owned Real Property and the Leased
Real Property that constitute nonconforming uses have been conducted with sufficient continuity so as to preserve the right to continue the existing operations and uses; and (iv) all reserves located on the Owned Real
Property and the Leased Real Property are within zoning classifications that will permit the quarrying and processing thereof subject to applicable setback and other conditions applicable to such zoning classification; and
(v) neither Dravo nor any Seller has received any notice of (A) any pending or contemplated rezoning proceeding affecting any Owned Real Property or any Leased Real Property or (B) any pending or contemplated proceedings or public improvements which could or might result in the levy of any special tax or assessment against any of the Owned Real Property or Leased Real Property. Schedule 4.13 sets forth with respect to any of the Owned Real Property and the Leased Real Property which include a quarry or other production facilities: (i) the zoning classifications applicable to such Owned Real Property and Leased Real Property; and (ii) describes all variances, use restrictions or special permits (whether written or oral) applicable to such Owned Real Property and Leased Real Property. Dravo and Sellers have delivered to Buyer all agreements, documents, permits or other writings, and have described any oral arrangement, pertaining to any such variance, use restriction or other special permit.

      4.14 Taxes.   Dravo and Sellers are members of an "affiliated group"
within the meaning of IRC Section 1504(a) (the "Affiliated Group"), and Dravo is the "common parent" of the Affiliated Group, and during the past ten (10) years neither Dravo nor any Seller has been a member of any other affiliated group. Each of the Sellers (or Dravo on behalf of the Affiliated Group) has (i) properly completed and filed all tax returns required to be filed by it, and no filing extensions for any such returns are in effect, and (ii) paid and satisfied on or before its respective due date all Taxes (whether or not requiring the filing of returns). All Taxes, assessments and levies which any Seller (or Dravo on behalf of the Affiliated Group) is or was required by law to withhold or collect with respect to the Business, including sales, unemployment and payroll taxes, have been duly withheld and collected and paid over to the proper Governmental Authority or held by Dravo or a Seller in separate bank accounts for such payment. Except as set forth in Schedule 4.14, none of the Purchased Assets is (i) "tax-exempt use property" within the meaning of IRC Section 168(h)(1), (ii) used predominately outside of the United States within the meaning of Prop. IRS Reg. Section 1.168-2(g)(5), (iii) "tax-exempt bond financed property" within the meaning of IRC Section 168(g)(5), or (iv) "limited used property" as that term is used in Rev. Proc. 76-30. Following the Closing, none of the Purchased Assets will be property that Buyer will be required to treat as being owned by any other person pursuant to the provisions of IRC Section 168(f)(8). With respect to assets and properties placed in service on or before the date of this Agreement that are subject to leases included in the Purchased Assets, and except as a result of acts, errors or omissions, including breaches of representations, by the lessor thereunder, each of such leases
<page                              -34-
(excluding property sold on installment sales contracts) will be treated as a "true lease" for federal income tax purposes. Except as set forth on
Schedule 4.14, (i) no audit of any tax return of any Seller or the Affiliated Group is currently being conducted, and neither Dravo nor any Seller has received any notice that any Governmental Authority intends to conduct such an audit and (ii) neither the Affiliated Group nor any Seller has received any notice of proposed adjustment, notice of deficiency or assessment from any Governmental Authority with respect to taxes of any Seller or the Affiliated Group that has not been previously resolved.

      4.15 Citations. To the knowledge of either DBM's Vice President of Engineering or Manager of Safety, there is no (and since December 31, 1991 has not been any) "recognized hazard" (as such term is used under the Occupational Safety and Health Act of 1970 ("OSHA")) or "significant and substantial mining safety or health hazard" (as such term is used under the Mining Safety and Health Act of 1977 ("MSHA")) with respect to any Purchased Asset, any Assumed Liability or the Business that has not previously been disclosed in writing to Buyer. Attached hereto as Schedule 4.15 is a true and complete list of MSHA, OSHA and other health and safety citations received by Seller since December 31, 1991 relating to the Business or the Purchased Assets.

      4.16 No Consents. Except (i) for the consent of the lessors to the Leases described in Schedule 2.2(b), (ii) as set forth in Schedule 4.16, or
(iii) for the filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the
"Antitrust Division") under the Hart-Scott-Rodino Antitrust Improvements
Act of 1976 (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or other person on the part of Dravo or any Seller is required in connection with the execution or delivery of, or the performance of its obligations under this Agreement, the agreements to be executed and delivered pursuant to this Agreement or the consummation of any transaction contemplated hereby or thereby.

      4.17 Labor Relations. Each of the Sellers is (and since December 31, 1990 has been) in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor or unfair employment practice. Except as set forth on Schedule 4.17, there is no (and since December 31, 1990 there has not been any): (i) unlawful employment practice discrimination charge relating to the Business before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency" or any foreign Governmental Authority; (ii) unfair labor practice charge or complaint against Dravo or any Seller before the National Labor Relations Board ("NLRB") or any foreign Governmental Authority relating to the Business or (iii) labor strike, dispute, picketing, lockout, union organizing activity, union jurisdictional dispute, slowdown or stoppage or, to the knowledge of Dravo or any Seller, threatened against or involving or affecting the Business. No NLRB representation question exists respecting any employees of the Business. No grievance or arbitration proceeding relating to the Business is pending and no written claim therefore exists. Except as set forth on Schedule 4.17, there is no collective bargaining agreement relating to the Business which is binding on Dravo or any Seller.

      4.18 Employee and Fringe Benefit Plans.

           (a) Schedule of Plans. Schedule 4.18 to this Agreement lists each of the following plans that Dravo or any Seller either maintains, is required to contribute to, or in which it participates and in which employees of the Business participate or have participated within the time periods indicated:

                 (i) within the two-year period preceding the Closing Date, any employee pension benefit plan ("Pension/Profit-Sharing Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit-sharing, retirement, thrift or stock bonus plan;

                (ii) within the five-year period preceding the Closing Date any "multi-employer plan" ("Multi-Employer Plan") (as such term is defined in ERISA);

               (iii)  within the two-year period preceding the Closing
           Date, any employee welfare benefit plan ("Welfare Plan") (as such term is defined in ERISA); or

                (iv)  within the two-year period preceding the Closing
           Date, any other compensation, stock option, restricted stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of Dravo or any Seller, their beneficiaries or dependents, including any group health, life insurance, retiree medical, bonus, incentive or severance arrangement;

      (all of the foregoing in items (i), (ii), (iii) and (iv) being referred to as "Employee Plans"). As to each Employee Plan, any part of the assets or liabilities of which are to be assumed by, transferred or rolled over to Buyer (a "Transfer Plan"), Dravo has delivered to Buyer (and Schedule 4.18 lists each item delivered) copies of the following: (A) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); (B) the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each Pension/Profit-Sharing Plan; (C) the three most recent annual reports on the Form 5500 series; (D) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (E) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan; (F) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and (G) each registration statement, amendment thereto and prospectus relating thereto filed with the Securities and Exchange Commission or furnished to participants in connection with any Employee Plan.

           (b) Qualification. Except as set forth in Schedule 4.18, each Pension/Profit-Sharing Plan: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under IRC Sections 401(a) and 501, both as to the original plan and all restatements or material amendments; (ii) has never been subject to any assertion by any Governmental Authority that it is not so qualified; and (iii) has been operated so that it has always been so qualified.

           (c) Contributions. Except as disclosed in Schedule 4.18, Dravo and each of the Sellers have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan that is a Transfer Plan and Applicable Law, or required to be paid as expenses under such Employee Plan.

           (d) Reporting and Disclosure. Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other federal law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the Securities and Exchange Commission with respect to the Employee Plans have been so filed, published or disseminated as to any Transfer Plan.

           (e) Prohibited Transactions; Terminations; Other Reportable Events. Except as set forth in Schedule 4.18:

                 (i) as to any Transfer Plan, neither Dravo, any Seller, any Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the IRC) which could subject any of the foregoing persons or entities, or any person or entity dealing with them, to any tax, penalty or other cost or liability of any kind;

                (ii) no termination, whether partial or complete, has occurred with respect to any Employee Plan that is a Transfer Plan; and

               (iii) no "reportable event" (as such term is defined in ERISA) (other than a reportable event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Employee Plan that is a Transfer Plan.

           (f) Claims for Benefits. As to any Transfer Plan other than claims for benefits arising in the ordinary course of the administration and operation of such Employee Plan, no claims, investigations or arbitrations are pending or threatened against any such Employee Plan or against Dravo, any Seller, any trust or arrangement created under or as part of any such Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any such Employee Plan, and no basis to anticipate any such claim or claims exists.

           (g) Other. Dravo and Sellers have fully complied with all of their obligations under each of the Employee Plans that is a Transfer Plan and with all provisions of ERISA and any and all other law applicable to such Employee Plans. No written notice has been received by Dravo or any Seller of any claim by any participant in such Employee Plans of any violation of such laws, and to the best knowledge of Dravo and Sellers, no such claims are pending or threatened.

           (h) Creation of Obligations. Except as set forth in Schedule 4.18, the execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Employee Plan that is a Transfer Plan, including any obligation to make a payment that would be nondeductible under IRC Section 280G or any other IRC provision.

      4.19 Brokers. Except for Lehman Bros. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Dravo or any Seller. Dravo and Sellers are solely responsible for the fees and expenses of Lehman Bros. Inc.

      4.20 Disclosure. No representation or warranty made by Dravo or any Seller in this Agreement, nor any statement, certificate, schedule, exhibit, representation, or other instrument furnished or to be furnished to Buyer by Dravo or any Seller or their representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or to the knowledge of any Vice President or more senior officer of Dravo or any Seller, after due inquiry, omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading with respect to the Purchased Assets, the Assumed Liabilities, the Disclosed Liabilities, or the financial condition or results of operations of the Business, or, in the reasonable judgment of such officers, the ability of the Business to achieve the Projections. Without limiting the preceding sentence, to the knowledge of any Vice President or more senior officer of Dravo or any Seller, after due inquiry, there is no information concerning any Seller, the Purchased Assets, the Assumed Liabilities or the Business which has not heretofore been disclosed to Buyer which information could have a material adverse effect on the Purchased Assets, the Assumed Liabilities or the financial condition, results of operations of the Business, or, in the reasonable judgment of such officers, the ability of the Business to achieve the Projections.

                                  ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF DRAVO AND SELLERS
                  AS TO LDC, DBR AND THE SUBSIDIARY ASSETS

      Dravo and Sellers hereby jointly and severally represent and warrant to Buyer on the date of this Agreement as follows:

      5.1 Capitalization. The authorized capital of DBR consists solely of 5,000 shares, $1.00 par value, of which five (5) shares are duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and no shares are held in the treasury of DBR. Neither Dravo, any Seller nor DBR has any contract to issue or sell any shares of DBR capital or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Dravo, any Seller, or DBR, any shares of DBR's capital, and no such securities or obligations evidencing any such rights are outstanding. DBM is the beneficial owner of all of the outstanding shares of DBR, free and clear of all Liens, which shares are held of record by the individuals set forth on Schedule 5.1 and are held in trust by such individuals for the benefit of DBM.

      5.2  Organization and Standing of LDC and DBR.

           (a) Existence and Status. DBR is a corporation duly incorporated, organized, validly existing, and in good standing under the laws of the Commonwealth of the Bahamas. DBR has all corporate power and authority necessary to own and operate its properties and otherwise to conduct its business as it is presently conducted. DBM has delivered or caused to be delivered to Buyer true and accurate minute books of DBR containing minutes of all meetings or consents in lieu thereof of the shareholders of DBR, minutes of all the meetings or consents in lieu thereof of the Board of Directors of DBR, and minutes of all the meetings or consents in lieu thereof of any committee of the Board of Directors of DBR. DBM has delivered or caused to be delivered to Buyer true and accurate copies of the Articles and Memorandum of Association of DBR, certified by the Registrar General for the Bahamas and such Articles and Memorandum of Association have not been changed, amended or modified since September 22, 1988. LDC is a duly organized and validly existing general partnership under the laws of the State of Louisiana, is not subject to any proceeding for the liquidation or dissolution thereof and has the power and authority necessary to own and operate its properties and otherwise to conduct its business as it is presently conducted. Dravo and Sellers have delivered or caused to be delivered to Buyer true and accurate copies of the current joint venture agreement of LDC.

           (b) Subsidiaries. Schedule 5.2 to this Agreement lists all Subsidiaries of each of LDC and DBR.

           (c) Qualification. Schedule 5.2 to this Agreement lists the jurisdictions in which either LDC or DBR is qualified to do business as a foreign partnership or foreign corporation, as the case may be, and nothing (including the nature of the business conducted by LDC or DBR, the manner in which LDC or DBR conducts its business, the character or location of the properties which LDC or DBR leases or uses, or the actions or location of its employees or agents) either requires it to be qualified in any other jurisdiction or subjects it to any cost, restriction or penalty for failing to qualify (including assessment of taxes, fees or penalties for prior periods) or has so required or subjected either of them.

           (d)  Ownership Interests.  Schedule 5.2 to this Agreement lists:
      (i) all capital stock, other ownership interests in, and other securities of, any person (including securities and other rights convertible into such) as to which either LDC or DBR has any right, title or interest (other than Subsidiaries); and (ii) all loans, advances, guarantees or similar arrangements by either LDC or DBR to any other person or entity (other than terms extended to customers in the ordinary course of business).

      5.3 No Violation. The execution and delivery by each of Dravo and Sellers of this Agreement and the other agreements to be executed and delivered by each of Dravo and Sellers pursuant to this Agreement and the consummation by each of Dravo and Sellers of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Articles and Memorandum of Association, joint venture agreement or other organizational documents of either LDC or DBR,
(ii) violate or conflict with, or result (with the giving of notice or lapse of time or both) in a violation of or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, contract or other instrument or obligation to which either LDC or DBR is a party or by which any of the Subsidiary Assets may be bound, except for such violations or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to LDC or DBR, or any of the Subsidiary Assets.

      5.4 Liabilities and Liens. Except as set forth on Schedule 5.4 attached hereto, none of the Subsidiary Assets (excluding the Subsidiary Leased Real Property (as defined in Section 5.8(b)) is subject to any liabilities or Liens of any nature, whether accrued, absolute, contingent, or otherwise, or arising out of transactions entered into, or any state of facts existing prior to the date of this Agreement, including tax liabilities or special assessments. It is the intent of the parties that the representations and warranties set out in Section 5.8 shall govern as to the Subsidiary Leased Real Property.

      5.5 Absence of Certain Changes. Except as set forth on Schedule 5.5 attached hereto, since December 31, 1993, there has not been (i) any change in the business of LDC or DBR or the Subsidiary Assets other than changes in the ordinary course of business or changes directly attributable to general economic conditions or conditions affecting the aggregates industry generally, none of which has been materially adverse; (ii) any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, distribute or otherwise deal in or with products or services of the business of LDC or DBR; (iii) any waiver, compromise or other settlement by either of LDC or DBR of any of its rights under any Subsidiary Asset or contract other than in the ordinary course of business so long as such waiver, compromise or settlement does not materially increase the burden of LDC or DBR under any such Subsidiary
Asset or contract; or (iv) any other event or condition of any character which, individually or in the aggregate, materially and adversely affects the Subsidiary Assets or the financial condition, results of operations or prospects of LDC or DBR.

      5.6 Absence of Undisclosed Liabilities. Except as set forth in the balance sheet as of September 30, 1994 of LDC or DBR, as the case may be, and except for items disclosed in Schedule 5.6 to this Agreement, neither
LDC nor DBR: (i) had any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise and whether due or to become due which would have been required to be disclosed on a balance sheet prepared in accordance with GAAP consistently applied; or (ii) has incurred since September 30, 1994 any such debts, liabilities or obligations other than debts, liabilities or obligations incurred in the ordinary and usual course of business consistent with past practice and, in the case of DBR, which will be accrued on the Closing Balance Sheet and included in the adjustment set forth in Section 2.3(b) or, in the case of LDC will be included in determining DBM's equity in LDC as set forth in the Closing Balance
Sheet. DBR has fully performed its obligation to pay the sum of $4,000,000 to The Grand Bahama Port Authority Limited pursuant to that certain
Agreement dated August 15, 1990 among The Grand Bahama Port Authority
Limited, DBR and Bahama Cement Company.

      5.7  Financial Matters.

           (a) Financial Statements. Dravo and Sellers have delivered to Buyer true and complete copies of (i) the audited balance sheets of LDC as of December 31, 1992 and 1993, the related statements of operations, changes in partners' capital accounts and changes in cash flow for the years then ended, and the notes to such financial statements, prepared by Dravo and audited by KPMG Peat Marwick, certified public accountants, whose report (and all supplemental information and other materials included with the audit report) is included; (ii) the unaudited balance sheets of DBR as of December 31, 1992 and 1993, the related statements of operations, shareholder's equity and changes in cash flow for the years then ended, and the notes to such financial statements, prepared by Dravo and included in the audited consolidated financial statements of DBM for such years; and (iii) the unaudited balance sheet of each of LDC and DBR as of September 30, 1994 and the related unaudited statements of operations, shareholder's equity, changes in partners' capital accounts and changes in cash flows for the nine-month period then ended prepared by Dravo. The financial statements described in the preceding sentence, including the notes to them, are collectively referred to in this Agreement as the "Subsidiary Financial Statements." The Subsidiary Financial Statements relating to December 31, 1993 and the twelve-month period then ended are referred to as the "1993 Subsidiary Financial Statements," and those relating to September 30, 1994 and the nine-month period then ended are referred to as the "Subsidiary Interim Financial Statements." Except as disclosed in Schedule 5.7(a), the Subsidiary Financial Statements are in accordance with the books and records of LDC and DBR, as the case may be, and have been prepared in accordance with GAAP consistently applied throughout the periods covered by such statements and, fairly present their respective consolidated financial condition and results of operations as of the date or periods thereof. The reserves on the Subsidiary Financial
      Statements are calculated consistent with past practice, and the auditors for the 1993 Subsidiary Financial Statements did not propose any reserve or other adjustment that was not reflected in the 1993 Subsidiary Financial Statements.

           (b) Sales of Products. Dravo and Sellers have previously delivered to Buyer reports showing by product type (to the extent available) and facility, the number of tons of each such product sold from such facility during each period covered by the Subsidiary Financial Statements and the current fiscal year through October 31, 1994 and the amount of gross sales resulting from such sales in each such period.

           (c) Capitalized Leases. Schedule 5.7(c) lists all lease agreements included in the Subsidiary Assets which are capital leases in accordance with GAAP, and such leases are recorded as capital leases in the Subsidiary Financial Statements.

           (d)  Accounts Receivable.  The accounts receivable of LDC and
      DBR as reflected in the Subsidiary Financial Statements and the accounts receivable reflected on LDC's and DBR's books that are included in the Subsidiary Assets: (i) are valid and, to the extent uncollected, fully collectible (except for reserves set forth on the Subsidiary Financial Statements and, in the case of DBR, the reserve that will be established in determining the Closing Value, or in the case of LDC, the reserve established on its balance sheet as of the Closing Date) without resort to legal proceedings or the use of collection agencies; (ii) represent monies due for goods sold and delivered or services rendered; and (iii) are subject to no refunds or other adjustments or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any of them.

           (e) Inventories. The inventories reflected in the Subsidiary Financial Statements and in LDC's or DBR's book that are included in the Subsidiary Assets are determined and valued in accordance with GAAP applied on a consistent basis as reflected in the Subsidiary Financial Statements at the lower of average production cost or market. Except as set forth in Schedule 5.7(e): (i) each type of LDC's or DBR's inventories (whether raw materials, work in process, finished goods or other inventory) are of a quality usable or salable in LDC's or DBR's ordinary course of business and is of a quantity sufficient for the conduct of LDC's or DBR's ordinary course of business; (ii) the finished goods inventories of LDC or DBR consist of items which are good and merchantable (as defined in UCC Section 2-314); (iii) no previously sold inventory is subject to refunds materially in excess of that historically experienced by LDC or DBR; (iv) except for inventory in ships, barges, trucks, rail cars or otherwise in transit, all inventories of LDC or DBR are located on the Subsidiary Leased
      Real Property; and (v) there is no pending investigation or regulatory action by any Governmental Authority involving any of LDC's or DBR's inventories. All specification material conforms to all applicable specifications or standards.

      5.8  Properties.

           (a) Owned Properties. Neither LDC nor DBR holds legal or equitable title in any real property. Schedule 5.8(a) (i) lists substantially all items of depreciable plant and equipment having an original cost in excess of $10,000 which are owned and used by LDC or DBR, (ii) lists all titled motor vehicles and trailers which are owned by LDC or DBR, and (iii) contains a summarized description of all other tangible property that constitutes part of the Subsidiary Assets which are owned by LDC or DBR.

           (b) Leased Properties. Schedule 5.8(b) sets forth all real property that either LDC or DBR leases or subleases (the "Subsidiary Leased Real Property"), or in which either of LDC or DBR has any other interest. Schedule 5.8(b) also lists each lease or other agreement (a "Subsidiary Lease") pursuant to which either LDC or DBR leases any Subsidiary Leased Real Property. Schedule 5.8(b) sets forth a complete and accurate description of all personal property leased or subleased by LDC or DBR.

           (c)  Contract and Option Properties.  Except as set forth on
      Schedule 5.8(c), neither LDC nor DBR has a future right to acquire or lease any real property pursuant to any outstanding contract or option to purchase or lease (other than renewal or extension rights in any existing Subsidiary Leases).

           (d) Necessary Properties. All properties, assets and mineral reserves occupied by, used in or necessary to the conduct of LDC's or DBR's business are included in the Subsidiary Assets. Neither LDC's nor DBR's ability to use the Subsidiary Assets will be prohibited or otherwise impaired by the consummation of the transactions contemplated in this Agreement.

           (e)  Title.

                 (i) Except as disclosed on Schedule 5.8(e), each of LDC and DBR has, the sole, unencumbered and undisturbed right to possess and use the Subsidiary Leased Real Property leased by it, including all existing rights of access to public highways adjacent thereto, subject to the terms and provisions of the Subsidiary Leases listed in Schedule 5.8(b).

                (ii) Each of LDC and DBR has good title to all personal property owned by it included in the Subsidiary Assets, subject to no Liens.

               (iii) Each of LDC and DBR has the sole, unencumbered and undisturbed right to possess and use the personal property subject to any lease or other agreement included in the Subsidiary Assets to which it is a party, subject to the terms and provisions of such leases or other agreements.

                (iv) No person is encroaching upon any of the Subsidiary Leased Real Property, and none of the activities of LDC or DBR on the Subsidiary Leased Real Property is encroaching upon the property of others or easements or rights of way in favor of others.

                 (v) None of the Subsidiary Leased Real Property is located within the boundaries of any designated historical or archaeological district or similar district or area, none of the improvements located on any of such Subsidiary Leased Real Property is designated as a landmark or as having historical or archaeological significance (or is qualified or eligible for any such designation). To the knowledge of Dravo, any Seller, LDC or DBR, none of the Subsidiary Leased Real Property contains any historic or archaeologic site.

                (vi) Neither Dravo, any Seller, LDC nor DBR has received or has knowledge of, or reason to know of any, pending or contemplated condemnation or eminent domain proceeding affecting any of the Subsidiary Leased Real Property.

           (f) Operating Condition. Buyer has examined the Subsidiary Assets and, notwithstanding anything in this Agreement to the contrary, Buyer is accepting the structures, improvements, buildings, facilities, fixtures, machinery, equipment and vehicles included in the Subsidiary Assets in an "as is" operating condition at the Closing Date; provided, however, that substantially all the machinery, equipment and vehicles included in the Subsidiary Assets have been maintained in accordance with the Seller's generally applicable maintenance policies and procedures, which are intended to enable
      LDC or DBR, as the case may be, to operate such machinery, equipment and vehicles for the duration of their useful lives. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER DRAVO NOR ANY
      SELLER MAKES ANY WARRANTY AS TO THE VALUE, CONDITION OR FITNESS
      FOR USE OF SUCH SUBSIDIARY ASSETS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

           (g) Reserves. Dravo and Sellers have made available to Buyer all written information in their possession regarding aggregate reserves on the Subsidiary Leased Real Property. Notwithstanding any other provision of this Agreement to the contrary, Dravo and Sellers make no representation whatsoever as to the quality, quantity, adequacy, merchantability or mineability of such reserves.

      5.9  Contracts.

           (a) Customer Orders. Schedule 5.9(a) sets forth as of the date hereof those contracts and quotations for the sale of products made by each of LDC or DBR which have not been performed by LDC or DBR and which: (i) provide for the purchase of 10,000 tons or more of product; (ii) provide for a per ton purchase price less than the inventory value of the product subject to such contract or quotation; (iii) have a fixed term extending more than twelve (12) months from the date of this Agreement; or (iv) were not made in the ordinary course of business.

           (b) Other Contracts. Neither Dravo, any Seller, LDC nor DBR has any contract pertaining to any of the Subsidiary Assets other than (i) the Subsidiary Leases listed in Schedule 5.8(b), (ii) those listed in
      Schedule 5.8(c), (iii) those listed in Schedule 5.9(b), (iv) the Subsidiary Intellectual Property Licenses (as defined in Section 5.13) listed in Schedule 5.13, and (v) contracts and quotations for the sale of products existing on the date of this Agreement and either listed in
      Schedule 5.9(a) or, if not required to be so listed, made by each of LDC and DBR in the ordinary course of business (copies of which have been made available to Buyer). Dravo and Sellers have delivered to Buyer true and accurate copies of all written contracts (or a written summary of the terms of any oral contract) of each of LDC and DBR, together with all amendments, modifications and supplements thereof and waivers and consents thereunder. Neither LDC nor DBR nor, to the knowledge of Dravo, any Seller, LDC or DBR, any other party, is in default in connection with any contract to which it is a party; no act or event has occurred which, with notice or lapse of time or both, constitutes a default under any contract with respect to LDC or DBR, or, to the knowledge of Dravo, any Seller, LDC or DBR, any other party; to the knowledge of Dravo, any Seller, LDC or DBR, there is no basis for any claim or default under any contract with respect to LDC or DBR or, to the knowledge of Dravo, any Seller, LDC or DBR, any other party; there is no outstanding notice of cancellation or termination in connection with any contract to which LDC or DBR is a party; and each contract to which LDC or DBR is a party is the valid and binding agreement of LDC or DBR, as the case may be, and, to the knowledge of Dravo, any Seller, LDC or DBR, of each other party thereto, which is in full force and effect in accordance with its terms and will not be affected by, or, except as described in Schedule 5.17, require the consent of any other party to, the transactions contemplated by this Agreement. Solely for Buyer's information, Schedule 5.9(c) describes certain ongoing, non-binding relationships between DBR or LDC and third persons that are significant to DBR's or LDC's operation of the Business.

      5.10 No Litigation. Except as described on Schedule 5.10, there is no litigation, action, claim, proceeding or governmental investigation pending or, to the knowledge of Dravo or any Seller, threatened against LDC or DBR.
Schedule 5.10 also describes any such litigation, action, claim, proceeding or governmental investigation commenced by or against LDC or DBR or settled or otherwise finally resolved by the parties thereto in the last three (3) years.

      5.11 Operations Conducted Lawfully. Each of LDC and DBR has conducted its operations in accordance with all Applicable Law except for minor, isolated infractions, and neither Dravo, any Seller, LDC nor DBR has received any notice for which a writing exists to the contrary; provided, however, that with respect to notice from persons other than a Governmental Authority, such notice must have been seen by the General
Counsel of Dravo, a vice president or more senior officer of a Seller, or an officer of LDC or DBR. Neither Dravo, any Seller, LDC nor DBR is either charged with, in receipt of any notice or warning of, or to the knowledge of Dravo, any Seller, LDC or DBR, under investigation with respect to any failure or alleged failure to comply with any provision of any Applicable Law. Without limiting the foregoing: (i) except as set forth on Schedule 5.11, each of LDC and DBR has all licenses, permits, authorizations and certifications ("Subsidiary Permits") required (and all such Subsidiary Permits other than Subsidiary Environmental Permits (as defined in Section 5.12), which are listed on Schedule 5.12 to this Agreement, are listed in Schedule 5.11 to this Agreement); (ii) all of the Subsidiary Permits are in full force and effect; and (iii) each of DBR and LDC is (and has been) in compliance with its Subsidiary Permits or predecessor
Subsidiary Permits; provided, however, that the foregoing shall not require disclosure of state and local business or similar licenses required of businesses generally. Notwithstanding the foregoing, neither Dravo nor Seller makes any representation or warranty as to Environmental Laws or Subsidiary Environmental Permits in this Section 5.11, it being the intent of the parties that any representation and warranty as to Environmental Laws and Subsidiary Environmental Permits be governed by Section 4.11 and
Section 5.12.

      5.12 Environmental Protection.

                (a) Disclosures of Subsidiary Environmental Permits, Etc.
           Schedule 5.12 attached hereto contains a true and complete description of:

                 (i) all current environmental (including mining) licenses, permits, authorizations, certifications, regulatory plans and compliance schedules of each of DBR and LDC (the "Subsidiary Environmental Permits"), together with the expiration and renewal dates thereof;

                (ii) all waste dumps and disposal, treatment and storage sites located on any Subsidiary Leased Real Property known by Dravo, any Seller, LDC or DBR; and

               (iii) all hazardous or toxic (as defined in the Environmental Laws) waste dumps and disposal, treatment and storage sites used by each of LDC and DBR since December 31, 1988 and the names of the persons that have been engaged since December 31, 1988 in the handling, transportation and disposal of hazardous wastes, hazardous substances or other hazardous or toxic materials for each of LDC and DBR.

      Dravo and Sellers have delivered to Buyer a true and correct copy of each of the Subsidiary Environmental Permits.

           (b)  Special Environmental Representations and Warranties.

                 (i) Except as described on Schedule 5.12, each of LDC and DBR has obtained all required permits, kept all required records and made all filings required by applicable Environmental Laws with respect to emissions, past or present, into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials).

                (ii) Except as described on Schedule 5.12, none of the Subsidiary Assets, including the Subsidiary Leased Real
           Property, has been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the Environmental Laws so as to constitute a violation of any of the Environmental Laws or so to trigger any corrective or remedial action under the Environmental Laws. Except as described on Schedule 5.12, there are no transformers, capacitors or other equipment included in or located on the Subsidiary Assets (including the Subsidiary Leased Real
           Property) which contain PCBs. Except as described in Schedule 5.12, no portion of the Subsidiary Leased Real Property is reasonably believed by Dravo, any Seller, LDC or DBR to be a wetland as defined in 33 C.F.R. Section 328.3 (in the case of LDC) or under any other applicable Environmental Law. There are no underground storage tanks located on or under any Subsidiary Leased Real Property.

               (iii) Except as described on Schedule 5.12, each of LDC and DBR is in compliance with all Environmental Laws and all Subsidiary Environmental Permits obtained pursuant thereto except for minor isolated (in both frequency and location) infractions. Schedule 5.12 describes all citations received by LDC or DBR since December 31, 1991 relating to violations of any Environmental Laws or Subsidiary Environmental Permits. To the knowledge of Dravo, any Seller, LDC and DBR, there are no past or present events, conditions, circumstances or activities, which may interfere with or prevent continued compliance with the Environmental Laws, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim or action, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, use, storage, disposal, or handling, or the release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substances or waste (as defined in the Environmental Laws) with regard to the Subsidiary Assets, including the Subsidiary Leased Real Property. Except as described on Schedule 5.12, there is no pending or, to the knowledge of Dravo, any Seller, LDC or DBR, threatened civil or criminal litigation, notice of violation or administrative proceeding relating in any way to the Environmental Laws involving LDC or DBR, and to the knowledge of any Vice President or more senior officer of Dravo, any Seller, LDC or DBR, there is no basis for any such litigation, notice or proceeding that could have a material adverse effect on the Subsidiary Assets or the financial condition, results of operation or prospects of LDC or DBR. Dravo and Sellers represent and warrant that DBR is not (and never has been) subject to the Environmental Laws of the federal government or any state or local government of the United States of America and therefore Buyer is not requiring Dravo and Sellers to make any representation or warranty herein as to DBR's compliance with the Environmental Laws of the federal government or any state or local government of the United States of America.

      5.13 Intellectual Properties. Schedule 5.13 lists all patents, patent applications, trademarks, service marks, trade names, copyrights, computer programs and software (excluding commercial word processing, accounting and financial analysis software for personal computers generally available in the retail market) owned, licensed, used or useable by LDC or DBR (collectively, the "Subsidiary Intellectual Properties"). Except as disclosed in Schedule 5.13, (i) LDC or DBR, as the case may be, owns all right, title and interest in and to, or has the sole or exclusive right to use all Subsidiary Intellectual Properties and other trade secrets and confidential information, whether under licenses or other contracts relating to use or license of technology, know-how or processes (the "Subsidiary Intellectual Property Licenses"), used or necessary for the ordinary conduct of its business free and clear of all Liens and all other adverse rights whatsoever; (ii) neither LDC nor DBR is required to make payments, or provide other benefits, to any person with respect to its ownership or use of the Subsidiary Intellectual Property except pursuant to the Subsidiary Intellectual Property Licenses disclosed on Schedule
5.13; and (iii) after the consummation of the transactions contemplated by this Agreement, LDC or DBR, as the case may be, will have the right that it currently has to such Subsidiary Intellectual Property, unaltered and unimpaired by such transactions. Schedule 5.13 lists all Subsidiary Intellectual Property Licenses. No claims have been asserted during the past five (5) years by any person against the use by LDC or DBR, or challenging or questioning the validity or effectiveness, of any of the Subsidiary Intellectual Properties, or any agreement relating thereto, to which LDC or DBR is a party.

      5.14 Zoning.  Except as set forth on Schedule 5.14 to this Agreement:
(i) each of LDC and DBR is in compliance with all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements in respect of any Subsidiary Leased Real Property and neither Dravo, any Seller, LDC nor DBR has received any notice alleging such a violation; (ii) there are no non-conforming uses, zoning or building code variances or any other use restrictions (whether written or oral) or special permits not set forth in the local zoning laws and building codes with respect to any Subsidiary Leased Real Property; (iii) any operations on or uses of any Subsidiary Leased Real Property that constitute nonconforming uses have been conducted with sufficient continuity so as to preserve the right to continue the existing operations and uses; and (iv) all reserves located on the Subsidiary Leased Real Property are within zoning classifications that will permit the quarrying and processing thereof subject to applicable setback and other conditions applicable to such zoning classification; and (v) neither Dravo, any Seller, LDC nor DBR has received any notice of (A) any pending or contemplated rezoning proceeding affecting any Subsidiary Leased Real Property or (B) any pending or contemplated proceedings or public improvements which could or might result in the levy of any special tax or assessment against any Subsidiary Leased Real Property. Schedule 5.14 sets forth with respect to any of the Subsidiary Leased Real Property which include a quarry or other production facilities: (i) the zoning classifications applicable to any Subsidiary Leased Real Property; and (ii) describes all variances, use restrictions or special permits (whether written or oral) applicable to the Subsidiary Leased Real Property. Dravo and Sellers have delivered to
Buyer all agreements, documents, permits or other writings, and have described any oral arrangement, pertaining to any such variance, use restriction or other special permit.

      5.15 Taxes.   DBR is not (and has never been) subject to taxation by the
Federal Government or any state or local government of the United States of America. Each of LDC and DBR has (i) properly completed and filed all tax returns required to be filed by it, and no filing extensions for any such returns are in effect, and (ii) paid and satisfied on or before its respective due date all Taxes (whether or not requiring the filing of returns). All Taxes, assessments and levies which either LDC or DBR is or was required by law to withhold or collect, including sales, unemployment and payroll taxes, have been duly withheld and collected and paid over to the proper Governmental Authority or held by LDC or DBR in separate bank accounts for such payment. Except as set forth in Schedule 5.15, none of the Subsidiary Assets owned by LDC is (i) "tax-exempt use property" within the meaning of IRC Section 168(h)(1), (ii) used predominately outside of the United States within the meaning of Prop. IRS Reg. Section 1.168-2(g)(5), (iii) "tax-exempt bond financed property" within the meaning of IRC Section 168(g)(5), or (iv) "limited used property" as that term is used in Rev. Proc. 76-30. Following the Closing, none of the Subsidiary Assets will be property that Buyer or LDC will be required to treat as being owned by any other person pursuant to the provisions of IRC Section 168(f)(8). With respect to assets and properties placed in service on or before the date of this Agreement that are subject to leases included in the Subsidiary
Assets, and except as a result of acts, errors or omissions, including breaches of representations, by the lessor thereunder, each of such leases (excluding property sold on installment sales contracts) will be treated as a "true lease" for federal income tax purposes. Except as set forth on Schedule 5.15, (i) no audit of any tax return of LDC or DBR is currently being conducted, and neither Dravo, any Seller, LDC nor DBR has received any notice that any Governmental Authority intends to conduct such an audit and (ii) neither Dravo, any Seller, LDC nor DBR has received any notice of proposed adjustment, notice of deficiency or assessment from any Governmental Authority with respect to taxes of LDC or DBR that has not been previously resolved. No payment that will not be deductible under IRC Section 280G has been made by, or that is allocable to LDC. Except as disclosed on Schedule 5.15, neither LDC nor DBR is a party to any tax sharing or tax allocation agreement.

      5.16 Citations. To the knowledge of DBM's Vice President of Engineering or Manager of Safety, there is no (and since December 31, 1991 has not been any) (i) "recognized hazard" (as such term is used under OSHA) or "significant and substantial mining safety or health hazard" (as such term is used under MSHA) with respect to LDC or any Subsidiary Asset owned by LDC or (ii) any finding or notice by a Governmental Authority of a safety or health hazard with respect to DBR or any Subsidiary Asset owned by DBR that has not been previously disclosed in writing to Buyer. Attached hereto as Schedule 5.16 is a true and complete list of MSHA, OSHA and other health and safety citations received by Dravo, any Seller, LDC or DBR with respect to LDC, DBR or any Subsidiary Asset since December 31, 1991.

      5.17 No Consents. Except (i) for the consent of the lessors pursuant to any Subsidiary Lease described in Schedule 5.8(b), (ii) as set forth in
Schedule 5.17, or (iii) for the filings with the FTC and the Antitrust Division under the HSR Act, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or other person, on the part of LDC or DBR is required in connection with the consummation of any transaction contemplated hereby.

      5.18 Insurance. Schedule 5.18 contains a complete and accurate list of all insurance policies in force on the date of this Agreement (including the type of policy, the policy number, the limits of coverage, the carrier and the expiration date) that are owned by LDC, other than employee-welfare insurance plans disclosed on Schedule 5.21 (the "Insurance Policies"). The Insurance Policies are in full force and effect and the premiums due thereon have been timely paid. LDC has not forfeited or waived any material claim under any of its Insurance Policies. No notice of cancellation or termination of any Insurance Policy has been given to Dravo, any Seller or LDC by the carrier of such policy. DBR does not own any insurance policies.

      5.19 Labor Relations. Each of LDC and DBR is (and since December 31, 1990 has been) in compliance with all Applicable Law respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor or unfair employment practice. Except as set forth on Schedule 5.19, there is no (and since December 31, 1990 there has not been any): (i) unlawful employment practice discrimination charge relating to LDC or DBR before the EEOC or any EEOC recognized state "referral agency" (in the case of LDC) or any other Governmental Authority, (ii) unfair labor practice charge or complaint against LDC or DBR before the NLRB (in the case of LDC) or any other Governmental Authority or (iii) labor strike, dispute, picketing, lockout, union organizing activity, union jurisdictional dispute, slowdown or stoppage or, to the knowledge of Dravo, any Seller, LDC or DBR threatened against or involving or affecting LDC or DBR. No NLRB representation question or other representation question exists respecting any employees of LDC or DBR. No grievance or arbitration proceeding relating to LDC or DBR is pending and no written claim therefore exists. Except as set forth on Schedule 5.19, there is no collective bargaining agreement which is binding on LDC or DBR. Dravo and Sellers represent and warrant that DBR is not (and never has been) subject to (i) the jurisdiction of the EEOC or the NLRB or (ii) any employment laws of the federal government or any state or local government of the United States of America, and therefore Buyer is not requiring Dravo and Sellers do not make any representation or warranty herein as to DBR's compliance with any such laws.

      5.20 Securities Act and Blue Sky Compliance. The sale by Sellers of all of the capital stock of DBR and the partnership interest in LDC, as contemplated by this Agreement, does not violate Section 5 of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder or any state securities or blue sky laws or foreign securities law.

      5.21 Employee and Fringe Benefit Plans.

           (a) Schedule of Plans. Schedule 5.21 to this Agreement lists each of the following that LDC or DBR either maintains, is required to contribute to or otherwise participates in (or at any time during the preceding seven years maintained, contributed to or otherwise participated in) or as to which LDC or DBR has any unsatisfied liability or obligation, whether accrued, contingent or otherwise: (i) any employee pension benefit plan, including any pension, profit sharing, retirement, thrift or stock bonus plan; (ii) any "multi-employer plan"; (iii) any employee welfare benefit plan; or (iv) any other compensation, stock option, restricted stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of LDC or DBR or their beneficiaries or dependents, including any group health, life insurance, retiree medical, bonus, incentive or severance arrangements (all of the foregoing in items (i), (ii), (iii) and (iv) being referred to as "Subsidiary Employee Plans"). None of the Subsidiary Employee Plans is an employee pension benefit plan as described in clause (i) in the preceding sentence. Dravo has delivered to Buyer (and Schedule 5.21 lists each item delivered) copies of the following: (i) each written Subsidiary Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments);
      (ii) the three most recent annual reports, including, if applicable, the reports on the Form 5500 series; (iii) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Subsidiary Employee Plan; (iv) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Subsidiary Employee Plan; and (v) each opinion or ruling from the IRS, the Department of Labor, the PBGC or any other Governmental
      Authority concerning any Subsidiary Employee Plan.

           (b) Contributions. Each of LDC and DBR has made full and timely payment of all amounts required to be contributed under the terms of each Subsidiary Employee Plan and Applicable Law, or required to be paid as expenses under such Subsidiary Employee Plan, including, in the case of LDC, PBGC premiums and amounts required to be contributed under IRC Section 412; all contributions have been made in accordance with the actuarial recommendations; and no excise taxes are assessable as the result of any nondeductible or other contributions made or not made to a Subsidiary Employee Plan.
           (c) Reporting and Disclosure. Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under Applicable Law with respect to the Subsidiary Employee Plans have been so filed, published or disseminated.

           (d) Prohibited Transactions; Terminations; Other Reportable Events. Neither LDC, DBR, any Subsidiary Employee Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person or entity holding or controlling assets of any of the Subsidiary Employee Plan has engaged in any transaction which could subject any of the foregoing persons or entities, or any person or entity dealing with them, to any tax, penalty or other cost or liability of any kind. No termination, whether partial or complete, has occurred with respect to any Subsidiary Employee Plan. No event requiring the notification of any Governmental Authority (other than an event for which the statutory notice requirements have been waived by regulation) has occurred with respect to any Subsidiary Employee Plan.

           (e) Claims for Benefits. Other than claims for benefits arising in the ordinary course of the administration and operation of the Subsidiary Employee Plans, no claims, investigations or arbitrations are pending or threatened against any Subsidiary Employee Plan or against LDC, DBR, any trust or arrangement created under or as part of any Subsidiary Employee Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any Subsidiary Employee Plan, and no basis to anticipate any such claim or claims exists.

          (f) Other. LDC and DBR have fully complied with all of their obligations under each of the Subsidiary Employee Plans and with all provisions of Applicable Law applicable to the Subsidiary Employee Plans. No written notice has been received by Dravo, any Seller, LDC or DBR of any claim by any participant in the Subsidiary Employee Plans of any violation of such laws, and to the knowledge of Dravo, any Seller, LDC or DBR, no such claims are pending or threatened.

           (g) Creation of Obligations. The execution or performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Subsidiary Employee Plan, including, in the case of LDC, any obligation to make a payment that would be nondeductible under IRC Section 280G or any other IRC provision.


                                  ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Dravo and Sellers on the date of this Agreement as follows:

      6.1 Organization and Standing of Buyer. Buyer is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of North Carolina and has all corporate power and authority to enter into this Agreement and the other agreements to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder. On the Closing Date, Buyer shall be qualified to do business as a foreign corporation in each jurisdiction in which the Owned Real Property and the Leased Real Property is located.

      6.2 Authority. The execution and delivery of this Agreement and the other agreements to be executed and delivered by Buyer pursuant to this Agreement and the consummation by Buyer of the transactions contemplated by, and other compliance with and performance under them, have been duly authorized by all necessary action on the part of the Buyer in compliance with Applicable Law. The transactions contemplated by this Agreement were unanimously approved by the Board of Directors of Buyer.

      6.3 No Violation. The execution and delivery of this Agreement and the other agreements to be executed and delivered by Buyer pursuant to this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the Articles of Incorporation or the Bylaws of Buyer,
(ii) violate or conflict with, or result (with the giving of notice or lapse of time or both) in a violation of or constitute a default (or give rise to any right of termination, cancellation or acceleration), under any of the terms, conditions or provisions of any note, license, agreement of other instrument or obligation to which Buyer is a party or by which any of its assets may be bound, except for such violations or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets.

      6.4 Enforceability. This Agreement and all agreements and instruments contemplated by this Agreement to which Buyer is a party or a signatory constitute the legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

      6.5 No Litigation. There is no litigation, action, claim, proceeding, or governmental investigation pending or, to Buyer's knowledge, threatened against Buyer which may affect Buyer's ability to perform its obligations hereunder or under any agreement or instruments contemplated by this Agreement, and to the knowledge of Buyer, there is no basis for any such action.

      6.6 No Consents. Except for the filings with the FTC and the Antitrust Division under the HSR Act or as set forth on Schedule 6.6, no consent, approval, order authorization of, or registration, declaration or filing with any Governmental Authority or other person on the part of Buyer is required in connection with the execution or delivery of, or the performance of its obligations under this Agreement or the other agreements contemplated by this Agreement or the consummation of any transaction contemplated hereby.

      6.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. Notwithstanding the foregoing, Buyer has engaged Goldman, Sachs & Co. to advise it in connection with the transactions contemplated by this Agreement and Buyer is solely responsible for the fees and expenses of Goldman, Sachs & Co.

      6.8 Investment. Buyer is purchasing the outstanding capital stock of DBR for investment for its own account, and not with a view to, or for the offer or sale in connection with, any distribution thereof. Buyer acknowledges that the capital stock of DBR is not registered under the 1933 Act or any foreign or state securities law, and that such capital stock may not be subsequently sold by Buyer except pursuant to the registration provisions of the 1933 Act or pursuant to an applicable exemption therefrom and subject to applicable foreign and state securities laws and regulations.

      6.9 Disclosure. No representation or warranty made by Buyer in this Agreement or by Buyer in any certificate, schedule, representation letter or other instrument furnished or to be furnished by Buyer to Dravo or any Seller or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or to the knowledge of any Vice President or more senior officer of Buyer, after due inquiry, omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading with respect to Buyer's performance of its obligations under this Agreement or the other agreements contemplated by this Agreement or the consummation of any transaction contemplated hereby. Without limiting the preceding sentence, to the knowledge of any Vice President or more senior officer of Buyer, after due inquiry, there is no information concerning the Buyer which has not heretofore been disclosed to Dravo or a Seller which information could have a material adverse effect on the Buyer's performance of its obligations under this Agreement or the other agreements contemplated by this Agreement or the consummation of any transaction contemplated hereby.


                                  ARTICLE 7

                              OTHER AGREEMENTS


      7.1  [Reserved].

      7.2  [Reserved].

      7.3  [Reserved].

      7.4 Announcements. Dravo, Sellers and Buyer agree that neither Buyer, Dravo nor any Seller shall make any public statements, including any press releases or announcements to Dravo's, any Seller's or DBR's employees, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as may be required by Applicable Law, including the rules, regulations or practices of the Securities and Exchange Commission or the New York Stock Exchange. If a public statement is required to be made under Applicable Law, the parties shall consult with each other in advance to the extent reasonably practicable as to the contents and timing thereof. Without limiting the foregoing, any announcement or notice to the employees of Dravo, any Seller or DBR or to any other person concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Buyer and Dravo. Notwithstanding the foregoing, each of the parties acknowledges that Buyer, Dravo, Sellers and DBR will be required to make certain disclosures with respect to this Agreement and the transactions contemplated hereby to employees and professional advisors who have a need to know such disclosed information in order to assist or represent Buyer, Dravo, Sellers or DBR in connection with this Agreement and the consummation of the transactions contemplated hereby.

      7.5  Inspection; Confidentiality of Certain Information.

           (a)  [Reserved].

           (b) Confidentiality. Any information obtained by Buyer from Dravo, DNRC and Sellers about Dravo or DNRC other than information relating to the Business shall be used by Buyer solely for the purpose of evaluating the Business and will not be used in Buyer's business or operations in any way, directly or indirectly, detrimental to Dravo and Sellers, and will be kept confidential by Buyer and its authorized representatives and designees; provided, however, that (i) Buyer may disclose such information to its representatives who need to know such information for the purpose of evaluating the Business or financing its purchase and who have been informed of the confidential nature of such information and agreed to keep it confidential and (ii) any disclosure of such information may be made to which Dravo or any Seller consents in writing. Buyer shall be responsible for any breach of such confidentiality undertaking by its representatives or designees. In the event that Buyer or its authorized representatives or designees become legally compelled (by deposition, interrogatory, subpoena, civil investigative demand or similar process) to disclose any of such confidential information, Buyer shall provide Dravo with prompt written notice of such requirement so that Dravo or any Seller may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, or that Dravo or a Seller waives compliance with the provisions hereof, Buyer agrees to furnish only that portion of such confidential information which it reasonably believes is legally required. The foregoing obligations of confidentiality and non-use do not apply to any information which: (A) at the time of disclosure by Dravo or any Seller or thereafter is generally available to and known by the public (other than as a result of a disclosure, directly or indirectly, by Buyer or its authorized representatives or designees); (B) was available to Buyer on a non-confidential basis from a source other than Dravo, any Seller or their advisors or representatives, provided that such source is not and was not, to Buyer's knowledge, bound by a confidentiality agreement with or other obligation of secrecy to Dravo or any Seller; or (C) has been independently acquired or developed by Buyer without violating any of its obligations under this Section 7.5(b). Notwithstanding anything in this Agreement to the contrary, the terms of this Section 7.5(b) shall not survive the Closing with respect to information relating to the Business but shall survive for a period of three (3) years after the Closing Date with respect to information relating to Dravo.

           (c)  [Reserved].

           (d) LDC Balance Sheet. Dravo and Sellers shall deliver to Buyer as soon as possible after Closing (but in no event later than forty-five (45) days after the Closing Date) a balance sheet of LDC as of the close of business on the day immediately prior to the Closing Date, audited by KPMG Peat Marwick (the "LDC Balance Sheet"). The LDC Balance Sheet shall be prepared in accordance with GAAP consistently applied and shall include all year-end adjustments and notes. The examination of the LDC Balance Sheet by KPMG Peat Marwick shall be conducted in accordance with generally accepted auditing standards and its report thereon shall not be qualified in any respect.

           (e)  Preservation of and Access to Records.  For a period of five
      (5) years following the Closing Date, Buyer, as one party, and Dravo and Sellers, as one party, shall give the other party, and its counsel, accountants and other representatives, reasonable access, during normal business hours, to all books, contracts and records transferred to Buyer pursuant to this Agreement or retained by Dravo or any Seller, as the case may be, and shall furnish to the other party and its counsel, accountants and other representatives all such information concerning the affairs of such party as the other party and its representatives reasonably may request with respect to the Business as operated prior to the Closing. Nothing in this Section 7.5(e) shall prohibit (i) Buyer from destroying records and other documents in compliance with Buyer's records retention program and (ii) Dravo or any Seller from destroying records and other documents after the Closing Date in compliance with Dravo's or such Seller's records retention program, except that neither Dravo nor any Seller shall have the right to destroy records and documents that should have been transferred and delivered to Buyer pursuant to this Agreement.

      7.6  Certain Employee Matters.

           (a) No Obligation to Hire. Buyer shall have the right, but not the obligation, to hire (effective as of the Closing Date) some or all of Dravo's or DBM's employees engaged in the Business. It is Buyer's present intention to offer employment as of the Closing Date to (i) the employees of DBM located at DBM's operational facilities and (ii) certain employees of DBM and DNRC located at the McDuffie Island administrative center as identified by Buyer. Notwithstanding the foregoing, nothing in this Agreement (i) requires Buyer to hire, or to offer to hire, the current employees of the Business, (ii) constitutes an offer to employ such employees, or (iii) requires Buyer to pay any such persons severance pay in the event of termination of employment. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any such other person, including any current or former employee or agent of Dravo or any Seller or any dependent or beneficiary of any of them.

           (b) Transferred Employees. Those employees of the Business to whom Buyer offers employment as of the Closing Date, and who accept such offer of employment as of the Closing Date, are referred to in this Agreement as the "Transferred Employees." Dravo and DBM shall assist and cooperate with Buyer in communicating the proposed terms of employment to employees of the Business designated by Buyer.
      Neither Dravo, any Seller nor any representative of any such party shall communicate to such employees concerning proposed terms of employment, including benefits arrangements, except after prior discussion with, and consent of Buyer as to the content of such
      communication.   If any individual identified as a Transferred
      Employee goes on leave of absence prior to the Closing Date and is not actively at work on the Closing Date, Buyer's offer of employment shall remain open for 30 calendar days after the Closing Date and can be accepted only by reporting ready to work in the Business during such thirty (30) day period. Dravo and DBM shall remain responsible for any such individual during such individual's period of leave and Buyer shall have no obligation with respect to any such individual until he or she is employed by Buyer following the period of leave.

           (c) No Assumption of Employee Obligations. Except to the extent expressly included in Assumed Liabilities or in another paragraph of this Section 7.6, Buyer does not, and shall not, assume or be responsible for any obligation or liability arising out of any employment relationship of Dravo or any Seller, and without limiting the foregoing, Buyer shall have no liability or obligation in connection with current or former employees or agents of Dravo or any Seller or any dependent or beneficiary of any of them by reason of their relationship to Dravo or any Seller. Dravo and Sellers shall remain liable for, and shall pay, the following in connection with current or former employees or agents of Dravo or any Seller (or any dependent or beneficiary of them): (i) unpaid wages, salaries or other compensation; (ii) contributions to or payments under employee benefit plans, programs, policies, arrangements or understandings;
      (iii) accrued, but unused, holiday, sick leave and severance pay, if any; (iv) liabilities or obligations under any collective bargaining agreement or bargaining relationship; or (v) claims, demands, administrative proceedings or suits arising out of, or in connection with, alleged unlawful employment practices of Dravo or Seller.

           (d) Employee Benefit Plans; COBRA Coverage. It is understood and agreed that Dravo and Sellers will administer their respective benefit plans, at their expense, for the benefit of current and former employees for claims relating to matters arising before the Closing Date. The parties agree as follows with respect to such plans from and after the Closing Date:

                 (i) Defined Benefit Plan Benefiting Salaried Employees. Effective as of the Closing Date, Dravo shall vest as soon as practicable all of the salaried Transferred Employees in Dravo's defined benefit pension plan applicable to them and shall continue to be responsible on and after the Closing Date for all such salaried employees' vested benefits. After the Closing
           Date and as of the Closing Date, Buyer shall arrange to extend coverage of the defined benefit pension plan benefitting
           Buyer's salaried employees (the "Buyer's Salaried DB Plan") to all Transferred Employees who are salaried employees and participate in a defined benefit pension plan sponsored by Dravo and shall arrange for the Buyer's Salaried DB Plan to credit such Transferred Employees for eligibility and vesting purposes (but not for benefit accrual purposes) with their respective periods of service with DBM or Dravo.

                (ii) Defined Benefit Plans Benefiting Hourly Employees. Effective as of the Closing Date, Dravo shall vest as soon as practicable all of the hourly Transferred Employees in Dravo's defined benefit pension plan applicable to them and shall continue to be responsible on and after the Closing Date for all such vested benefits for all such hourly employees. As soon as practicable after the Closing Date and as of the Closing Date, Buyer shall provide defined benefit coverage under a plan covering Buyer's other hourly employees (the "Buyer's Hourly DB Plan") to such hourly Transferred Employees participating in a defined benefit pension plan sponsored by Dravo and shall arrange for Buyer's Hourly DB Plan to credit such Transferred Employees for eligibility and vesting purposes (but not for benefit accrual purposes) with their respective periods of service with DBM or Dravo.

               (iii) Salaried 401(k) Plans. As soon as practicable after the Closing Date, Buyer shall arrange to extend coverage of the existing individual account plan benefitting Buyer's salaried employees (the "Buyer's Salaried Savings Plan") to salaried Transferred Employees. Buyer shall arrange for Buyer's
           Salaried Savings Plan to credit such Transferred Employees for eligibility and vesting purposes with their respective periods of service with DBM or Dravo. As of the Closing Date, DBM and Dravo shall cease making contributions to the Dravo Savings Plan (the "Dravo Salaried Savings Plan") on behalf of salaried Transferred Employees and shall cause all account balances to be vested, and thereafter shall take such actions as may be necessary at the request of each individual Transferred Employee, subject to the terms and conditions of Buyer's Salaried Savings Plan, (A) to transfer or make a direct rollover in cash in an amount equal to the account balances of such individual in the Dravo Salaried Savings Plan, other than any amounts attributable to after-tax employee contributions, to Buyer's Salaried Savings Plan; (B) to retain such account balances in the Dravo Salaried Savings Plan; or (C) to receive a lump sum distribution of his or her account balances.

                (iv) Hourly 401(k) Plans. As soon as practicable after the Closing Date, Buyer shall adopt an individual account plan ("Buyer's Hourly Savings Plan") having contribution provisions similar to those provided by the Dravo Money Accumulation Plan (the "Dravo Hourly Savings Plan") and following such adoption extend eligibility therein to previously eligible hourly Transferred Employees. Buyer shall cause Buyer's Hourly
           Savings Plan to credit such Transferred Employees for eligibility and vesting purposes with their respective periods of service with DBM or Dravo. As of the Closing Date, DBM and Dravo shall cease making contributions to the Dravo Hourly Savings
           Plan on behalf of hourly Transferred Employees and shall cause all account balances to be vested. Upon the establishment of Buyer's Hourly Savings Plan, at the direction of Buyer, Dravo and DBM shall take such actions as may be necessary to transfer cash constituting the account balances of Transferred
           Employees in the Dravo Hourly Savings Plan to Buyer's Hourly Savings Plan.

                 (v) Loans. The parties agree to cooperate in transferring one outstanding loan of a Transferred Employee owed to the Dravo Salaried Savings Plan to the Buyer's Salaried Savings Plan, provided the Transferred Employee elects to make a direct rollover and the terms of the loan meet the criteria of Buyer's Salaried Savings Plan, including interest rates, security arrangements and provisions on default. Buyer shall have the sole discretion to determine if such criteria are met. No such loans exist under the Dravo Hourly Savings Plan.

                (vi)  Multiemployer Plans.

                        (A) Buyer shall agree to contribute to all of the
                    Multiemployer Plans for substantially the same number of contribution base units as those for which Dravo has been contributing with respect to Transferred Employees. Nothing in this Section 7.6 shall require or obligate Buyer to assume any collective bargaining agreement maintained by Dravo with respect to Transferred Employees.

                        (B) With respect to all Multiemployer Plans except
                    the United Industrial Workers of North America Pension Plan (the "UIW Plan"), Buyer presently intends to obtain a waiver of the bond or escrow requirements of Section 4204 of ERISA pursuant to Section 2643.11 of the PBGC Regulations. Dravo shall be secondarily liable for liabilities under any Multiemployer Plan only to the extent required by Section 4204(a)(1)(C) of ERISA. Dravo and Sellers shall use their best efforts to provide
                    Buyer a written statement from the administrator of each Multiemployer Plan listed on Schedule 7.6(d)(vi) specifying the withdrawal liability that would be imposed upon Dravo or any Seller upon withdrawal from such plan.

                        (C) Buyer does not intend to meet the requirements
                    of Section 4204 of ERISA with respect to the UIW Plan in order to effect the complete withdrawal of Dravo from the UIW Plan, based upon the representations made by representatives of the UIW Plan to Buyer that no withdrawal liability is now being asserted against an employer who withdraws from the UIW Plan.

               (vii) Welfare Plan Benefits and Administration. As of the Closing Date, Dravo and Sellers, as a temporary transition matter, shall make available to the Transferred Employees the medical, dental, short-term and long-term disability and life insurance plans of Dravo ("Assumed Welfare Plans") so as to continue to provide on an uninterrupted basis such welfare plan benefits to such Transferred Employees until Buyer is in position to extend its comparable plans to such individuals. DBM and Dravo shall remain responsible for all claims of such Transferred Employees and their dependents relating to services incurred prior to the Closing Date. Buyer shall be responsible for any such claims relating to services incurred on or after the Closing Date; provided, however, DBM and Dravo shall remain responsible for all covered charges incurred by a Transferred Employee or dependent who is hospitalized on the Closing Date for the duration of such period of hospitalization. Dravo agrees to administer for Buyer the Assumed Welfare Plans for the benefit of the Transferred Employees for a period of up to nine (9) months after the Closing Date, and Buyer agrees to reimburse Dravo an amount equal to the benefits paid for such Transferred Employees plus any direct expense attributable thereto for the medical plan and the short-term disability plan, including benefits provided pursuant to COBRA continuation coverage. Reimbursement for life, dental, long-term disability and stop loss insurance plans shall be equal to the amount of the net premiums for all Transferred Employees. Dravo shall inform the third party administrator of its welfare plans of its agreement in this regard and instruct such administrator to account for the benefits of Transferred Employees separately, but otherwise to treat such individuals as though they continued to be Dravo employees in terms of priority and mechanics of handling claims. Dravo shall submit periodically its claim for reimbursement of benefits provided Transferred Employees which shall be promptly paid, but Buyer shall have the right to audit the accounts on which any such claim is based. In establishing its own welfare plans, Buyer shall cause such plans to waive any preexisting condition not applicable in the Assumed Welfare Plans and to provide that any expenses incurred under the Assumed Welfare Plans shall be taken into account under such plans for purposes of satisfying the applicable deductible, co-insurance and maximum out-of-pocket provisions with respect to the calendar year in which such plans are established. Upon the establishment of Buyer's welfare plans, Dravo shall cease to have responsibility for administering the Assumed Welfare Plans for Transferred Employees, except that Dravo shall continue to administer claims submitted prior to the establishment of Buyer's welfare plans.

              (viii) Retiree Benefits. DBM and Dravo shall retain responsibility to provide retiree medical or life benefits that individuals, including Transferred Employees, are entitled to under Dravo's or DBM's plans prior to Closing Date in accordance with the terms of such plans as in effect in the future; provided, however, that with respect to any future change in Dravo's or DBM's retiree benefit plans neither Dravo nor DBM shall treat Transferred Employees, either salaried or hourly, who are entitled to retiree benefits under Dravo's or DBM's plans prior to the Closing Date any differently from other individuals, either salaried or hourly, as applicable, who are entitled to retiree benefits under Dravo's or DBM's plans prior to the Closing Date but who do not become Transferred Employees if such other individual would have retired from Dravo or DBM at the same time as the Transferred Employee retires from Buyer. Buyer shall be responsible to provide the retiree benefits of Buyer's retiree benefit plans to those Transferred Employees whose service as an employee of Buyer meets the eligibility requirements of Buyer's plans. Service with Dravo or DBM shall not count in determining whether a Transferred Employee meets the eligibility requirements of Buyer's retiree benefits plans. If an individual is eligible for retiree medical or life benefits under both the Dravo or DBM plans and Buyer's plans, such individual at the time of retirement from Buyer shall make a one-time irrevocable election to receive benefits under either, but not both the Dravo retiree benefit plan (as then in effect) or Buyer's retiree benefit plan (as then in effect), and shall thereafter be entitled to receive benefits only from the plan so elected in accordance with the provisions of the plan. Whichever plan is chosen by an individual Transferred Employee shall bear the cost of providing benefits to such individual.

                (ix) COBRA Coverage. DBM and Dravo shall remain responsible for all liabilities and obligations in connection with claims for post-employment medical, vision and dental benefits that may be required under IRC Section 4980B made by or in respect of any employee of DBM or Dravo whose employment terminated on or prior to the Closing Date and any "qualified beneficiary" (within the meaning of IRC Section 4980B) of any such employee who is receiving post-employment medical and dental benefits or whose "qualifying event" (within the meaning of IRC Section 4980B) entitling such individual to such benefits occurred on or before the Closing Date.

                 (x) Vacation. Buyer shall allow Transferred Employees to use after the Closing Date any earned vacation time accumulated prior to the Closing Date but unused by such date. Such vacation time shall include both time earned in 1993 to be taken in 1994 and time earned in 1994 prior to the Closing Date to be taken in 1995, treating the Closing Date, as between the parties, as the day on which vacation time is accrued for calendar 1994 to be used during 1995 and Dravo and Sellers shall accrue all such vacation time on the Closing Balance Sheet. Dravo shall provide Buyer with a listing of vacation eligibility for all Transferred Employees.

                (xi) Access and Assistance. Dravo, DBM and Buyer shall provide each other with such assistance and access to employee and plan records as may reasonably be requested by any of them in connection with the establishment of Buyer's plans, the transfer of assets and liabilities or account balances from a Dravo or DBM plan to a Buyer plan, the audit of any actions taken pursuant to this Agreement by a Governmental Authority or any other aspect of the administration of the benefit plans of the parties resulting from this Agreement.

           (e) WARN Agreements. Dravo shall be responsible for giving any notice that may be required by the Worker Adjustment and Retraining Notification Act ("WARN") as a result of the purchase of the Business both as to (i) layoffs or facility closings ordered prior to the Closing Date, including layoff of employees who are not designated as Transferred Employees, or (ii) decisions to layoff Transferred
      Employees or to close any facility made within 30 days after the Closing Date. Buyer agrees to give Dravo notice of any decision to layoff Transferred Employees or close any facility made within 30 days after the Closing Date and, if such layoff or facility closing would result in liability for Dravo under WARN, to refrain from carrying out such decision for 60 days after giving Dravo notice of such decision.

      7.7  Taxes.

           (a)  Tax Returns.

                 (i) Dravo and Sellers shall each prepare and file all returns and reports for its Taxes that are due on or after the Closing Date for the Business through the Closing Date, including all final employment security and sales tax returns. Dravo and Sellers shall prepare for timely filing by DBR, any Seller or Dravo, as the case may be, and shall deliver to Buyer for its review no later than fifteen (15) days prior to filing (in the case of a tax return to be filed by DBR on a separate company basis only), all tax returns of or that include DBR (including any amendments thereto) with respect to any taxable period of DBR ending on or prior to the Closing Date (a "Pre-Closing Period") and shall pay all Taxes with respect to DBR or as to which DBR is otherwise liable for the Pre-Closing Period.
           Buyer shall cause DBR to file any tax return as promptly as practicable, except when the tax return is a consolidated or combined return for a group that includes Dravo, in which case Dravo shall file all such tax returns as promptly as practicable. Buyer shall cause DBR to file all tax returns relating to DBR, and shall pay all taxes with respect thereto (except as otherwise provided in the second sentence of Section 7.7(a)(ii) below), for all taxable periods ending after the Closing Date. Buyer shall prepare and file all returns and reports for its Taxes that are for periods commencing on or after the Closing Date.

                (ii) For purposes of this Agreement, if, for any federal, state, local or foreign tax purpose, a taxable period of DBR does not terminate on the Closing Date, the parties shall, to the extent permitted by Applicable Law, elect with the relevant Governmental Authority to treat such taxable period for all purposes as a short taxable period ending as of the close of business on the day immediately preceding the Closing Date and such short taxable period shall be treated as a Pre-Closing Period for purposes of this Agreement. In any case where Applicable Law does not permit such an election to be made, then, for purposes of this Agreement, the taxable income of DBR for the entire taxable period shall be allocated between the Pre-Closing Period and the remainder of the taxable period using an interim-closing-of-the-books method, assuming that such taxable period ended at the close of business on the day immediately preceding the Closing Date and treating such period as a Pre-Closing Period for purposes of this Agreement, except that exemptions, allowances and deductions calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per diem basis.

           (b) Control of Contest. Each party shall have the right, at its own expense, to control any audit or determination by any Governmental Authority, initiate any claim for refund or amended return and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any taxable period for which that party (or any of its affiliates) is charged with responsibility for filing a tax return under this Agreement (except that Dravo and Sellers shall have such right with respect to any Pre-Closing Period and any taxable period that includes a period treated as a Pre-Closing Period as described in the second sentence of Section 7.7(a)(ii)). Neither Dravo nor any Seller shall make any election, take any action or position on any tax return or report, or agree to any assessment, deficiency, settlement or other adjustment or proposed adjustment of taxes with respect to any method of accounting or characterization of an item of income or expense which is inconsistent with any position or reporting for the prior year and which would have an adverse impact on Buyer (or DBR), without the consent of Buyer, unless required by Applicable Law (in which case notice of such shall be given to Buyer). In the event a party not obligated under this Agreement with payment responsibility for a taxable period or portion thereof is paid a refund with respect to that period or portion thereof, that party shall pay the refund to the party so obligated within thirty (30) days after receipt of the refund (together with interest received with respect thereto). Buyer shall promptly forward to Dravo and Sellers all written notifications and other written communications from any Governmental Authority received by Buyer or DBR relating to any liability for taxes for any taxable period for which Dravo and Sellers are obligated with payment responsibility under this Agreement and Buyer shall execute or cause to be executed any power of attorney or other document requested by Dravo and Sellers to enable Dravo and Sellers to take any action
      Dravo and Sellers wish to take with respect to any proceedings for any such period. The failure by Buyer to provide any such notice to Dravo and Sellers promptly shall not relieve Dravo and Sellers of any of their obligations with respect to the subject matter of any notification not forwarded to Dravo and Sellers promptly, except to the extent, and only to the extent, that Dravo and Sellers are prejudiced as a result of such failure by Buyer to give notice promptly.

      7.8  [Reserved]

      7.9  Expenses.

           (a) General. Subject to subsection (b) below, each party to this Agreement shall pay its own expenses and costs incurred in connection with the negotiation and consummation of this Agreement and the transactions contemplated by it.

           (b) Specific. Notwithstanding the foregoing: (i) to the extent the transactions contemplated by this Agreement are not exempt from sales taxes, Buyer, as one party, and Dravo and Sellers, as one party, shall each pay one-half of such taxes plus any interest or penalties;
      (ii) Buyer, as one party, and Dravo and Sellers, as one party, shall each pay one-half of the tax levied by the Commonwealth of the Bahamas pursuant to the Stamp Act, as amended by the Fiscal
      Measures [Miscellaneous Amendments] Act 1994; (iii) Buyer, as one party, and Dravo and Sellers, as one party, shall pay one-half the cost of obtaining title insurance binders or policies to be delivered by them pursuant to this Agreement (including all title insurance premiums and reinsurance costs); (iv) Buyer, as one party, and Dravo and Sellers, as one party, shall each pay one-half of the fees and costs relating to obtaining perimeter surveys to be delivered pursuant to this Agreement; (v) transfer taxes, fees and costs relating to the transfer of real property or Leases included in the Purchased Assets and all recording, indexing and filing taxes, fees and costs relating to recording the deeds and other instruments affecting or evidencing transfer of title to Owned Real Property or Leases included in the Purchased Assets shall be paid by the parties in accordance with local conveyancing customs; and (vi) fees and costs relating to the transfer of motor vehicles included in the Purchased Assets and all recording, indexing and filing relating to recording all documents effecting or evidencing transfer of title to motor vehicles included in the Purchased Assets shall be paid by the parties in accordance with local custom. Buyer shall bear the incremental cost and expense incurred by any surveyor in connection with preparing any Survey of greater scope than a perimeter only survey. Dravo and Sellers shall pay all fees and expenses of Lehman Bros. Inc. incurred in connection with this Agreement and the consummation of the transactions contemplated hereby. Buyer shall pay all fees and expenses of Goldman, Sachs & Co. in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

      7.10 Accounts Receivable Collection Procedures. Unless Buyer requests Dravo and Sellers to collect the Receivables and the DBR Receivables pursuant to the Transition Services Agreement, Buyer will use regular collection efforts and practices consistent with the collection of Buyer's accounts receivable of similar size and age to collect the Receivables and the DBR Receivables and will not discount or otherwise reduce the amount owing on any of the Receivables or DBR Receivables in any way without the prior written consent of Dravo. Unless otherwise directed by the customer or identified as applicable to a specific account receivable of such customer, payments received by Buyer from customers will be applied first to any Receivable or DBR Receivable for such customer (with such application to be to the oldest such Receivable or DBR Receivable), as the case may be, before application to any accounts receivable of Buyer from such customer arising on or after the Closing Date. Dravo and Sellers shall repurchase from Buyer, at the aggregate unpaid amount thereof, all Receivables and DBR Receivables which are not collected by Buyer within one hundred twenty (120) days after the Closing Date to the extent such uncollected Receivables and DBR Receivables exceed the amount of the allowance for uncollectibles established in the determining Closing Value; provided, however, that if the aggregate amount of Receivables and DBR Receivables collected by Buyer exceeds the amount of the Receivables and the DBR Receivables (less the allowance for uncollectibles) set forth on the Closing Balance Sheet, then Buyer shall pay to Sellers such excess.
Any of the Receivables and the DBR Receivables which are not collected by Buyer will be assigned to Sellers, and thereafter any amounts collected thereon will be the property of Sellers. Dravo and Sellers shall pay Buyer fifty percent (50%) of the aggregate unpaid amount of all LDC Receivables which are not collected by LDC within one hundred twenty (120) days after the Closing Date to the extent such uncollected LDC Receivables exceed the amount of the allowance for uncollectibles established in the Closing Date balance sheet of LDC. Buyer shall reimburse Dravo and Sellers in an amount equal to fifty percent (50%) of any LDC Receivables collected after the expiration of the one hundred twenty (120) day period following the Closing Date up to the amount paid by Dravo and Sellers pursuant to the immediately preceding sentence. The settlement of any amount owed pursuant to this Section 7.10 shall be made no later than one hundred thirty-five (135) days after the Closing Date. Dravo and Sellers shall remit to Buyer on a weekly basis any amounts paid by customers with respect to the Receivables or the DBR Receivables received by Dravo and Sellers after the Closing.

      7.11 Audited Financial Statements. Dravo and Sellers acknowledge that Buyer will be required to include audited and unaudited consolidated financial statements for the Business for periods prior to Closing in Buyer's filings under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), including in a Current Report on Form 8-K required to be made in connection with the consummation of the transactions contemplated by this Agreement. In connection with the requirement that Buyer file a Current Report on Form 8-K under the 1934
Act disclosing the transactions consummated pursuant to this Agreement, Dravo and Seller, with the cooperation of Buyer, shall promptly, and in any event within forty-five (45) days after the Closing, cause to be delivered to Buyer, such audited (by KPMG Peat Marwick) and unaudited consolidated financial statements of the Business as are required by Buyer to discharge its obligations under the 1933 Act and the 1934 Act. Such financial statements (i) will be prepared in accordance with GAAP and Regulation S-X, (ii) will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, and (iii) will not include any untrue statement of material fact or misstate a material fact required to be stated therein or necessary to make the information contained therein not misleading. Dravo and Sellers agree, from time to time upon the request of Buyer, to take such actions and provide to KPMG Peat Marwick and Buyer such certificates, documents and other information as may be necessary or appropriate to obtain the consent of KPMG Peat Marwick to include such audited financial statements and the opinion of KPMG Peat Marwick in respect thereof in Buyer's filings under the 1933 Act and the 1934 Act, including any filings on Form 8-K.

      7.12 Noncompetition Agreement. Buyer, Dravo, DRM and Dravo Lime Company shall enter into and deliver a noncompetition and nondisclosure agreement in the form of Exhibit C to this Agreement (the "Noncompetition Agreement").

      7.13 Distributorship Agreements. Buyer, Dravo and Dravo Lime Company shall enter into distributorship agreements in the form of Exhibit D-1 and Exhibit D-2 to this Agreement (the "Distributorship Agreements") with respect to the purchase and sale by Buyer of certain aggregates products from Dravo Lime Company's Longview, Alabama facility and the Maysville and Black River, Kentucky facilities, respectively.

      7.14 Transition Services Agreement. Buyer, Dravo, Sellers and DNRC shall enter into and deliver a transition services agreement in the form of Exhibit E to this Agreement (the "Transition Services Agreement") with respect to the provision of certain administrative services by Dravo, Sellers and DNRC to Buyer during a transition period.

      7.15 Software License. Buyer, Dravo, Sellers and DNRC shall enter into and deliver a software license agreement in the form of Exhibit F to this Agreement (the "Software License") providing for the grant of a perpetual, royalty-free license to Buyer for certain software developed by Dravo, Sellers and/or DNRC.

      7.16 Certain Environmental Matters.

           (a)  [Reserved].

           (b) Post-Closing Environmental Testing. During the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, Dravo may, upon reasonable prior notice to Buyer and at Dravo's expense, conduct on one occasion an environmental test of each production or distribution facility located on the Owned Real Property, Leased Real Property or Subsidiary Leased Real Property, which test may include drilling and the taking of samples. Any such environmental test shall be scheduled in advance at a mutually agreeable date and time and shall be conducted either by Dravo or by an independent environmental consultant retained by Dravo. Buyer shall provide Dravo and any such consultant with reasonable access to such facilities, including the right to drill and take samples; provided, however, that Buyer may require as a condition precedent to any such access that Dravo and any environmental consultant retained by Dravo execute and deliver a confidentiality agreement in reasonably customary form with respect to Buyer's operations at the facility to be tested. Buyer shall have the right to send one or more representatives to observe any such test. Dravo shall provide Buyer with the results received and any other report prepared in connection with any such test.

           (c) Post-Closing Environmental Visits. During the period commencing on the Closing Date and ending on the tenth anniversary of the Closing Date, Dravo may, upon reasonable prior notice to Buyer and at Dravo's expense, visit no more often than once every three years each production or distribution facility located on the Owned Real Property, Leased Real Property or Subsidiary Leased Real
      Property to conduct a visual inspection of any such facility as to environmental matters for which Dravo may have the obligation to indemnify Buyer pursuant to Article 9. Any such visit shall be scheduled in advance at a mutually agreeable date and time. Dravo may invite representatives of one or more third parties to accompany representatives of Dravo on any such visit so long as the number of visitors does not unreasonably interfere with the operations of the visited facility. Buyer shall provide Dravo and any invited third parties with reasonable access to such facilities; provided, however, that Buyer may require as a condition precedent to any such access that Dravo and any third party accompanying Dravo execute and deliver a confidentiality agreement in reasonably customary form with respect to Buyer's operations at the facility to be visited. The right of access pursuant to this Section 7.16(c) does not include the right to test, drill or take samples. Buyer shall have the right to send one or more representatives to observe any such visit. Dravo shall provide Buyer with a copy of any report prepared in connection with any such visit.

           (d) Nonexclusive; Limitation. Nothing in this Section 7.16 shall be deemed to limit Dravo's and Sellers' rights to obtain access to any Owned Real Property, Leased Real Property or Subsidiary Leased Real Property if Buyer makes an On-Site Environmental Claim pursuant to the provisions of Article 9 with respect thereto. Notwithstanding the foregoing provisions of this Section 7.16, Dravo and Sellers acknowledge and agree that

      Buyer may not be able to provide access after the Closing Date to any Owned Real Property, Leased Real Property or Subsidiary Leased Real Property in which Buyer then does not have any interest.

      7.17 [Reserved].

      7.18 [Reserved].

      7.19 [Reserved].

      7.20 Trade Name License.

           (a) License. Dravo and each of the Sellers hereby grant to Buyer during the applicable License Term (as defined in Section 7.20(b) a non-exclusive, royalty-free license to use the trade name, trademark or trade style of Dravo or such Seller, including the word "Dravo" in "Dravo Basic Materials" and in "Dravo Bahama Rock" (the "Dravo Trademarks") and "Atchafalaya Mining Company" (the "AMC Trademark") and any trade dress associated with the Dravo
      Trademarks or the AMC Trademark in connection with the operation of the Business. Buyer shall not assign or grant a sublicense with respect to any license granted under this Section 7.20 independent of any permitted assignment of all of its rights under this Agreement.

           (b) License Term. The term (the "License Term") of the license granted in Section 7.20(a) shall be as follows: (i) for use on buildings, structures, machinery and equipment (other than motor vehicles and water vessels), tools and fixtures included in the Purchased Assets or the Subsidiary Assets, one hundred eighty (180) days following the Closing Date; (ii) for use on motor vehicles and water vessels included in the Purchased Assets or the Subsidiary Assets, one year following the Closing Date; and (iii) for use with sales material included in the Purchased Assets or the Subsidiary Assets, until such materials are exhausted.

           (c) Licensors' Rights. Buyer acknowledges that it will not acquire any ownership rights in the Dravo Trademarks or the AMC Trademark and that its use of the Dravo Trademarks and the AMC Trademark (but not any revenues or profits accruing to Buyer as a result of such use) shall inure solely to the benefit of Dravo and Sellers. Buyer shall not contact or assist any other person in contesting the validity of the Dravo Trademarks and the AMC
      Trademark and shall not knowingly do or fail to do anything which would impair the validity of Dravo's or any Seller's ownership or right in the Dravo Trademarks and the AMC Trademark.

           (d) Name Change. Buyer shall, promptly after the Closing, cause DBR to change its corporate name to eliminate "Dravo" from it.

      7.21 Liquidating Events. For a period of five (5) years after the Closing Date, Dravo shall give to Buyer not less than forty-five (45) days prior written notice of: (i) the initiation of voluntary dissolution proceedings with respect to Dravo; (ii) the payment to the shareholders of Dravo of a distribution in liquidation of Dravo (whether effected in a single distribution or a series of distributions); (iii) the payment to the shareholders of Dravo of a distribution or a series of distributions within a twelve-month period of cash or other property in an amount exceeding twenty-five percent (25%) of Dravo's then-current net worth; or (iv) the payment to the shareholders of Dravo of any distribution of any capital stock of Dravo Lime Company. Dravo shall give Buyer prompt notice of the initiation of any involuntary dissolution proceedings. For purposes of this
Section 7.21, the term "distribution" includes a dividend, a distribution of indebtedness of Dravo or any of its Subsidiaries, and the purchase, redemption or other acquisition of the capital stock of Dravo. Notwithstanding the foregoing provisions of this Section 7.21, Dravo need not give Buyer notice pursuant to this Section 7.21 of any dividend of Dravo capital stock or the redemption of the Series D Preferred Stock of Dravo.

      7.22 Intercompany Accounts. Prior to or at the Closing, Dravo and Sellers shall, and shall cause their respective Subsidiaries (including DBR) and affiliates to, take all actions necessary to pay and cancel as of the Closing all cash overdrafts, intercompany payables or receivables, indebtedness and other accounts between DBR, on one hand, and Dravo, Sellers and their respective Subsidiaries (other than DBR) or affiliates, on the other hand. Nothing in this Section 7.22 shall be interpreted or construed to permit DBM to cancel without payment its account payable to LDC for product purchased by DBM from LDC.

      7.23 Release. If, but only if, the Closing occurs as contemplated by this Agreement, then each of Dravo and Sellers hereby releases each of LDC and DBR from any and all claims, rights and causes of action that Dravo or any Seller may have or may have had against LDC or DBR prior to, or arising with respect to any acts or omissions occurring prior to the Closing; provided, however, that nothing in this Section 7.23 waives, releases or restricts in any manner whatsoever any of the rights of Dravo or any Seller arising out of this Agreement or other agreements, instruments and documents delivered pursuant to this Agreement.

                                  ARTICLE 8

                                 [RESERVED]


                                  ARTICLE 9

                               INDEMNIFICATION

      9.1  General Indemnification Obligations.

           (a) General. Subject to the other provisions of this Article 9, Dravo and Sellers, as one party, and Buyer, as one party, shall indemnify, defend and hold each other harmless from, against and in respect of any "Loss" (as defined below) incurred or suffered by such party with respect to, as a result of or involving matters described in Sections 9.2 or 9.3 as being one as to which it is indemnified. The indemnification obligations in this Article 9, although stated in terms of the parties to this Agreement, shall be for the benefit of the parties, their permitted successors and assigns and the officers, directors, employees, agents and affiliates of any of them.

           (b) Loss. The term "Loss" means any liability, loss, cost, damage, expense or payment (including (i) related reasonable attorneys', accountants' and other professional advisors' fees and expenses and incidental damages, (ii) reasonable attorneys' fees incurred in enforcing the indemnification provisions of this Agreement, (iii) amounts paid in settlement (made in accordance with the procedures of Section 9.5) of a dispute with a person not a party to this Agreement that if resolved in favor of such third person would constitute a matter to which a party is indemnified pursuant to this Agreement, even though such settlement does not acknowledge that the underlying facts or circumstances constitute a violation of law or a breach of a representation and warranty or other matter as to which the party is indemnified, and (iv) reasonable costs and expenses necessary to avoid having a claim for indemnification against another party pursuant to this Agreement, to mitigate any such claim, or to correct facts and circumstances that would have resulted in its having a claim for indemnification against another party pursuant to this Agreement) plus interest on the foregoing from the date the Loss was suffered at the rate announced by CitiBank, N.A. in New York City as its base rate on the first business day in January of the year in which the Loss was suffered, adjusted annually thereafter as of January 1 of each succeeding year to such published rate on the last business day of the preceding year. With respect to Buyer, the term "Loss" shall also include any such liability, loss, cost, damage, expense or payment suffered or incurred by LDC or DBR on and after the Closing Date.

           (c) No Effect of Investigation or Waiver. Neither the survival of the representations, warranties, covenants and agreements as described in Section 9.6, their enforceability nor any remedies for breaches of them shall be affected either by any investigation or finding made by any party to this Agreement or any knowledge of a party of any breach of another party, whether such a breach (or a party's knowledge of it) relates to periods prior to the date of this Agreement. No waiver by a party of a misrepresentation or breach of warranty, covenant or agreement by another party shall limit the effectiveness of such other party's representations, warranties, covenants or agreements contained in this Agreement or the right of the waiving party to obtain indemnification as provided in this

      Article 9 unless otherwise expressly provided in the waiver instrument executed by the party waiving the misrepresentation or breach of warranty, covenant or agreement.

           (d) Subsequent Sales. Dravo and Sellers acknowledge that Buyer, LDC and DBR may after the Closing Date sell a portion of the Purchased Assets or the Subsidiary Assets to one or more third persons. Notwithstanding any such subsequent sale, Buyer shall retain all rights to indemnification provided to it pursuant to this
      Article 9, including indemnification rights with respect to any Purchased Assets or Subsidiary Assets and the business conducted therewith that are sold to a subsequent purchaser, including the right to be indemnified for any amounts paid by Buyer, LDC or DBR pursuant to any indemnification obligation of Buyer, LDC or DBR to any such subsequent purchaser with respect to such Purchased
      Assets or Subsidiary Assets to the extent any such amounts constitute an indemnifiable Loss by Dravo and Sellers under this
      Article 9.  Buyer may assign its rights to indemnification under this
      Article 9 to any such subsequent purchaser with the prior written consent of Dravo, which consent shall not be unreasonably withheld; provided, however, in the event of any such assignment Dravo and Sellers shall not be required to satisfy multiple recoveries of any Loss, but the foregoing shall not preclude recovery by more than one person with respect to a Loss so long as Dravo's and Sellers' indemnification obligation with respect thereto does not exceed, in the aggregate, the amount of such Loss.

      9.2 Indemnification by Sellers. Provided that Dravo and Sellers are notified as provided in Section 9.5 below of the occurrence of any Loss or the discovery of any fact which could give rise to the occurrence of any Loss within the period of the survival of representations, warranties, covenants, agreements and related indemnities as described in Section 9.6 hereof, each of Dravo and Sellers and its successors in interest shall jointly and severally reimburse, indemnify and hold harmless Buyer as provided in this Article 9, at all times after the date of this Agreement, from and against and in respect of any and all Losses arising out of, related to, resulting from or based upon any of the following:

           (a) Excluded and Excess Liabilities. Any Excluded Liability or Excess Liability; provided, however, that Dravo and Sellers shall not be obligated to indemnify Buyer under this Section 9.2(a) under the circumstances described in the last sentence of Section 9.2(a)(i).

                 (i) For purposes of determining whether Buyer may be indemnified for an Excluded Liability or an Excess Liability that constitutes an Environmental Condition or Liability under this
           Section 9.2(a), but not for purposes of determining the amount of any such indemnification, the parties shall apply the Applicable Law in effect on the Closing Date (plus statutes, laws, regulations and other rules enacted on or prior to the Closing
           Date with an effective date after such date) to the facts and circumstances underlying the Environmental Condition or Liability known at the time of the Claim (as defined in Section 9.5(a)). If the Applicable Law in effect at the Closing Date (plus statutes, laws, regulations and other rules enacted on or prior to the Closing Date with an effective date after such date) would have required the reporting or remediation of, or otherwise imposed any obligation or liability with respect to, such Environmental Condition or Liability, Buyer shall be entitled to indemnification pursuant to this Section 9.2(a). If the Applicable Law at the Closing Date (plus statutes, laws, regulations and other rules enacted on or prior to the Closing Date with an effective date after such date) would not have required the reporting or remediation of, or otherwise impose any obligation or liability with respect to, such Environmental Condition or Liability, Dravo and Sellers shall not be required to indemnify Buyer pursuant to this Section 9.2(a).

                (ii)Dravo's and Sellers' indemnification obligations under this Section 9.2(a) (other than with respect to On-Site Environmental Claims (as defined in Section 9.5(c)), including with respect to Off-Site Environmental Claims (as defined in Section 9.5(c)), shall not be subject to the limitation that Buyer provide notice within the period for the survival of representations and warranties described in Section 9.6. Any Environmental
           Condition or Liability shall be an Excluded Liability whether or not any such Environmental Condition or Liability was disclosed by Dravo or a Seller or considered as part of Buyer's due diligence examination.

           (b) Representations and Warranties. Any inaccuracy in or breach of any of the representations or warranties made by Dravo or any Seller in this Agreement or any schedule attached hereto, any document of transfer or conveyance or instrument of transfer or conveyance delivered pursuant hereto, or any certificate expressly referenced in this Agreement and delivered by or on behalf of Dravo or any Seller, in connection with the execution of this Agreement or the consummation of the transactions contemplated in this Agreement.

           (c) Covenants and Agreements. Any breach of any of the covenants or agreements made by Dravo or any Seller in this Agreement or any schedule attached hereto, any document of transfer or conveyance or instrument of transfer or conveyance delivered pursuant hereto, or any certificate expressly referenced in this Agreement and delivered by or on behalf of Dravo or any Seller, in connection with the execution of this Agreement or the consummation of the transactions contemplated in this Agreement.

           (d) Bulk Transfer. Noncompliance with the bulk transfer or bulk sales laws of any jurisdiction applicable to any transfer made pursuant to this Agreement.

           (e) Lynchburg Quarry Air Permit. The failure of DBM to have obtained a permanent air permit for the operation of the quarry operated by DBM located at 3818 Sharpesville Road, Lynchburg, Highland County, Ohio 45142 commonly referred to as the Lynchburg Quarry (the "Lynchburg Quarry").

Subsections 9.2(a) through 9.2(e) above shall be deemed to be independent bases for indemnification and Buyer shall be entitled to indemnification under each subsection regardless of whether the basis for indemnity is included in, or excluded under, another subsection. The indemnification provided by this Section 9.2 shall encompass claims by Buyer against Dravo or any Seller for any Loss sustained by Buyer and its successors and assigns whether or not involving any claim, action or proceeding by a third party.

      9.3 Indemnification by Buyer. Provided that Buyer is notified as provided in Section 9.5 below of the occurrence of any Loss or the discovery of any fact which could give rise to the occurrence of any Loss, within the period of the survival of representations, warranties, covenants, agreements and related indemnities as described in Section 9.6 hereof, Buyer and its successors in interest shall indemnify and hold harmless Dravo and Sellers as provided in this Article 9, at all times after the date of this Agreement, from and against and in respect of any and all Losses arising out of, related to, resulting from or based upon any of the following:

           (a) Representations and Warranties. Any inaccuracy in or breach of any of the representations or warranties made by Buyer in this Agreement or any schedule attached hereto, any document of assumption or instrument of assumption delivered pursuant hereto, or any certificate expressly referenced in this Agreement and delivered by or on behalf of Buyer, in connection with the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

           (b) Covenants and Agreements. Any breach of any of the covenants or agreements made by Buyer in this Agreement or any schedule attached hereto, any document of assumption or instrument of assumption delivered pursuant hereto, or any certificate expressly referenced in this Agreement and delivered by or on behalf of Buyer in connection with the execution of this Agreement or the consummation of the transactions contemplated in this Agreement.

           (c) Assumed and Disclosed Liabilities. Buyer's failure to perform or discharge any Assumed Liability or Disclosed Liability. Buyer's indemnification obligation with respect to Assumed Liabilities under this Section 9.3(c) shall not be subject to the limitation that Dravo and Sellers provide notice within the period for survival of representations and warranties described in Section 9.6.

           (d) Post-Closing Operations. Claims, liabilities and obligations arising or occurring after the Closing Date in connection with (i) Buyer's ownership, occupation or use of the Purchased Assets and the Subsidiary Assets (including claims, liabilities and obligations resulting solely from Buyer's use of the Dravo Trademarks or the AMC Trademark pursuant to Section 7.20) or (ii) Buyer's operation of the Business. Notwithstanding the foregoing, Buyer shall not indemnify Dravo or any Seller pursuant to this Section 9.3(d) with respect to any claim, liability or obligation described herein if Dravo or any Seller would be obligated to indemnify Buyer pursuant to this Agreement (disregarding the application of any limitation on the obligation to indemnify set forth in Section 9.4) based upon the facts, circumstances, events, acts or omissions underlying any such claim, liability or obligation if such facts, circumstances, events, acts or omissions existed or occurred prior to the Closing Date.

           (e) Multi-Employer Plan Contributions. Any withdrawal liability (as such term is used in Section 4201 of ERISA) assessed on Dravo or any Seller after the Closing Date by (i) any Multiemployer Plan listed on Schedule 7.6(d)(vi) (other than the UIW Plan) in which the Transferred Employees participated on the Closing Date as a result of a final, non-appealable determination that the conditions of
      Section 4204(a)(1) of ERISA were not met as to such Multiemployer Plan or (ii) the UIW Plan as a result of Dravo's complete withdrawal from the UIW Plan resulting from the consummation of the transactions contemplated in this Agreement. Notwithstanding the foregoing provisions of this Section 9.3(e), Buyer shall not indemnify Dravo or any Seller with respect to any withdrawal liability assessed for a complete or partial withdrawal asserted by a Multiemployer Plan by reason of changes in employment with Dravo or any Seller occurring prior to the Closing Date. With respect to the indemnity provided in clause (ii) of the first sentence of this Section 9.3(e), Buyer shall only be obligated to indemnify Dravo and Sellers for the amount of any withdrawal liability assessed for a complete withdrawal from the UIW Plan resulting from the consummation of the transactions contemplated in this Agreement in excess of any withdrawal liability that could be assessed for a partial withdrawal from the UIW Plan by reason of changes in employment with Dravo or any Seller occurring prior to the Closing Date.

Subsections 9.3(a) through 9.3(e) above shall be deemed to be independent bases for indemnification and Dravo and Sellers shall be entitled to indemnification under each subsection regardless of whether the basis for indemnity is included in, or excluded under, another subsection. The indemnification provided in this Section 9.3 shall encompass claims by Dravo and Sellers against Buyer for any Loss sustained by Dravo and Sellers and their respective successors and assigns whether or not involving any claim, action or proceeding by a third party.

      9.4 Certain Limitations. The foregoing indemnification obligations are subject to the following:

           (a) Deductible. Dravo and Sellers (as one party) and Buyer (as one party) shall not be obligated to make payment to the other party with respect to claims under Section 9.2(b) or Section 9.3(a), respectively, unless and until, and only to the extent that, the total Losses for which Dravo or Sellers (as one party) or Buyer (as one party) would otherwise be liable exceed $1,250,000, in the aggregate; provided, however, that in applying the foregoing, Dravo and Sellers shall be considered as a single party.

           (b) Cap. The aggregate liability of Dravo and Sellers to Buyer and of Buyer to Dravo and Sellers (as one party) under this Article 9 shall not in each case exceed an amount equal to the sum of Closing Value plus Ten Million Dollars ($10,000,000); provided, however, that the limitation set forth in this subsection (b) shall not apply with respect to any liability of Dravo and Sellers pursuant to Section 9.2(a), Section 9.2(c) and Section 9.2(e) or to any liability of Buyer pursuant to Section 9.3(b) and Section 9.3(c).

           (c) Consequential Damages. If any Loss for which Dravo and Sellers (as one party) or Buyer (as one party) is required to indemnify the other party pursuant to this Article 9 includes consequential damages, the indemnifying party shall not be required to indemnify the indemnified party for the first $250,000 of any consequential damages included in such Loss but shall indemnify the indemnified party for any consequential damages in excess of $250,000. Notwithstanding the foregoing provisions of this subsection (c), any amount not paid by an indemnifying party pursuant to this subsection
      (c) shall not be applied against the cap amount set forth in Section 9.4(b) applicable to such indemnifying party.

           (d) Title Insurance. If any title insurance policy delivered to Buyer pursuant to Section 3.2(j) of this Agreement provides a recovery to Buyer with respect to any Loss incurred by Buyer for which Dravo and Sellers are otherwise required to indemnify Buyer pursuant to Section 9.2, Dravo and Sellers shall only be required to indemnify Buyer for the amount of such Loss in excess of the recovery received by Buyer under such title insurance policy. Buyer shall diligently seek recovery for any such Loss under such title insurance policy. If Dravo and Sellers satisfy any Loss for which a recovery is available under any title insurance policy delivered pursuant to Section 3.2(j), Buyer shall assign, to the extent permitted by Applicable Law, any rights it may have under such title insurance policy with respect to such Loss to the extent of any indemnity payment made by Dravo and Seller. Any amount not paid by Dravo and Sellers pursuant to this subsection (d) shall not be applied against the deductible amount or the cap amount set forth in Section 9.4(a) and Section 9.4(b), respectively, applicable to Dravo and Sellers.

           (e) Insurance Recoveries. The amount of any Loss suffered by a party under this Agreement shall be reduced by the amount, if any, of any insurance recovery (net of reasonable expenses incurred in obtaining such recovery and the present value of any insurance premium increase attributable to the claim underlying such recovery, including retrospective premium adjustments) the indemnified party shall have received from any insurance policy from an unaffiliated insurer maintained by the indemnified party. If any such insurance recovery is received by an indemnified party after it receives payment or other credit under this Article 9 with respect to a Loss, the indemnified party shall promptly refund to the party making such indemnity payment the amount of such insurance recovery (net of reasonable expenses incurred in obtaining such recovery and the present value of any insurance premium increase attributable to the claim underlying such recovery, including retrospective premium adjustments) up to the amount of the indemnity payment. Without limiting the foregoing, if an insurance recovery under an insurance policy from an unaffiliated insurer maintained by the indemnified party is created in connection with the occurrence of a Loss which has not been collected by the indemnified party at the time the indemnifying party or parties make payment with respect to the Loss, then the indemnified party shall assign its rights to such insurance recovery to the indemnifying party, or if such rights are not assignable under Applicable Law, the indemnified party shall attempt in good faith to collect such recovery for the benefit of, but at the expense of, the indemnifying party.

      9.5  Procedure.

           (a) Notice. A party seeking indemnification under this Article 9 ("Indemnitee") shall give notice to the other party ("Indemnitor") of facts that are the basis of the indemnification claim (a "Claim") (i) within a reasonable time after discovery of such facts and (ii) in any event, within the time periods set forth in Section 9.6. Notwithstanding the foregoing, a failure to provide any required notice shall not prejudice any right to indemnification under this Agreement except to the extent the Indemnitor is actually prejudiced by such failure. The amount of the Claim as set forth in the notice shall be based upon the Indemnitee's good faith honest opinion of the maximum exposure to Indemnitee (including attorneys' and other professionals' fees) presented under the circumstances of the Claim; provided, however, the amount set forth in the notice of Claim shall not limit Indemnitee's rights to indemnification under this Article 9 if the ultimate Loss to Indemnitee shall exceed the amount set forth in the notice of Claim. For purposes of this Article 9, Buyer shall be deemed to have discovered facts that are the basis of a Claim when any Vice President or more senior officer of Buyer, but not including any such officer who was previously employed by Dravo or Seller, actually becomes aware of such facts.

           (b) Action on Claims. The Indemnitor shall give written notice to Indemnitee within sixty (60) days after receipt of the notice required by Section 9.5(a) advising whether it (i) acknowledges its obligation to indemnify Indemnitee with respect to the Claim without any reservation of rights, (ii) acknowledges its obligation to indemnify Indemnitee with respect to the Claim subject to a reservation of rights, or (iii) disputes its obligation to indemnify Indemnitee with respect to the Claim or the amount of such Claim. If the Indemnitor acknowledges its indemnification obligation with respect to the Claim without any reservation of rights, and (i) such Claim is based upon an asserted liability or obligation to a person or entity that is not a party to this Agreement (a "Third Party Claim"), Indemnitor shall have the right to defend or settle such Third Party Claim or (ii) such Claim is not a Third Party Claim, and if Dravo and Seller are the Indemnitor, Indemnitee shall be entitled to satisfy such Claim as provided in subsection (d). Notwithstanding the foregoing, Indemnitor may not settle any Third Party Claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld. If the Indemnitor acknowledges its indemnification obligation with respect to the Claim subject to a reservation of rights or disputes its obligation to indemnify Indemnitee with respect to the Claim or the amount of the Claim and (i) such Claim is a Third Party Claim, Indemnitee shall have the right to defend or settle such Third Party Claim or (ii) such Claim is not a Third Party Claim, Indemnitee may resolve or remedy such Claim and shall continue in either case to be entitled to indemnification pursuant to this Article
      9. Indemnitee may only settle a Claim in which Indemnitee is entitled to defend or settle such proposed Claim upon delivery to Indemnitor of a statement by counsel for the Indemnitee that any such proposed settlement would be in good faith under the circumstances of such Claim. If Indemnitor does not believe that such proposed settlement is being made in good faith under the circumstances, its sole remedies shall be either to assume the defense of such Claim or pay the Indemnitee's attorneys' fees and other out-of-pocket costs incurred thereafter in continuing the defense of such Third Party Claim. If Indemnitor rejects any such proposed settlement, it shall be liable to Indemnitee for any amount paid by Indemnitee in excess of the settlement amount included in the rejected settlement offer, whether or not Indemnitor would otherwise be liable to indemnify Indemnitee with respect to such Third Party Claim. Counsel selected by the party entitled to defend or settle a Third Party Claim (including an Environmental Claim) shall be approved by the other party, which approval shall not be unreasonably withheld. The party not entitled to defend or settle a Third Party Claim (including an Environmental Claim) may participate in the defense and settlement of such Third Party Claim, at its own cost and expense, with counsel approved by the party entitled to defend or settle such Third Party Claim, which approval shall not be unreasonably withheld. This Section 9.5 shall not be construed to reduce or lessen the obligation of Indemnitor under this Article 9 if prior to the expiration of the sixty (60) day notice period described above in this subsection (b), the ninety (90) day period described in subsection (c)(iii) below, or the sixty (60) day notice period described in subsection (d) below the Indemnitee shall take action with respect to a Claim if Indemnitee believes in good faith that such action is reasonably required to minimize damages or avoid a forfeiture or penalty imposed by Applicable Law.

           (c) Special Provisions for Environmental Claims. In addition to the provisions of subsections (a) and (b) of this Section 9.5, the following provisions shall apply in connection with Claims made by Buyer pursuant to Section 9.2(a) with respect to any Environmental Condition or Liability or pursuant to Section 9.2(b) with respect to any breach of a representation or warranty set forth in Section 4.11 or Section 5.12 ("Environmental Claims"):

                 (i) Buyer (as one party) and Dravo and Sellers (as one party) shall (A) deliver to the other party copies of such information in such party's possession pertaining to the Environmental Claim as the party in possession believes is reasonably necessary for the other party to evaluate the Environmental Condition or Liability giving rise to the Environmental Claim; provided, however, that any privileged information shall not be made available to the other party if it is reasonably necessary to maintain the privilege in order to protect such party's material interests, and (B) make available to the other party (upon reasonable notice during regular business hours) its employees familiar with the circumstances underlying such Environmental Claim and representatives of any independent consultant retained by such party with respect to the Environmental Condition or Liability giving rise to the Environmental Claim. If Dravo and Sellers do not acknowledge their obligation to indemnify Buyer with respect to the Environmental Claim without any reservation of rights pursuant to Section 9.5(b), Dravo and Sellers shall deliver to Buyer the information pertaining to and make available to Buyer their employees and independent consultants having familiarity with (as described in the first sentence of this paragraph (i)) the Environmental Condition or Liability giving rise to the Environmental Claim in order to provide information reasonably necessary for Buyer to evaluate Dravo's and Sellers' decision to not acknowledge their indemnification obligation without any reservation of rights; provided, however, that any privileged information shall not be made available to Buyer if it is reasonably necessary to maintain the privilege in order to protect Dravo's and Sellers' material interests. Buyer shall provide Dravo, Sellers and their representatives reasonable access to any Owned Real Property, Leased Real Property or Subsidiary Leased Real Property that is the subject of such Environmental Claim. Reasonable access shall include the right to test, drill and take samples with respect to the Owned Real Property, Leased Real Property or Subsidiary Leased Real
           Property that is subject to an Environmental Claim.

                (ii) If any such Environmental Claim relates to property other than the Owned Real Property, the Leased Real Property, the Subsidiary Leased Real Property or any other Purchased
           Asset or Subsidiary Asset (an "Off-Site Environmental Claim"), and Dravo and Sellers have acknowledged their obligation to indemnify Buyer with respect to such Off-Site Environmental Claim without any reservation of rights pursuant to Section 9.5(b), Dravo and Sellers, subject to paragraph (iv) of this
           Section 9.5(c), shall control the defense or settlement thereof, including determining the nature and scope of any work to be performed in remediation of any such Off-Site Environmental Claim, selecting the contractors, consultants or engineers to be engaged in connection therewith and deciding whether work should be performed by Dravo, any Seller or Buyer (or their respective contractors, consultants or engineers) or by an authorized Governmental Authority.

               (iii) If any such Environmental Claim relates to any Owned Real Property, Leased Real Property, Subsidiary Leased Real Property or any other Purchased Asset or Subsidiary Asset (an "On-Site Environmental Claim"), Buyer shall promptly notify Dravo and Sellers of the remediation action that Buyer proposes to take to satisfy such On-Site Environmental Claim. If Dravo and Sellers object to Buyer's proposed remedial action within ninety
           (90) days of receipt of Buyer's notice, then Dravo and Sellers, if they have acknowledged their indemnification obligation to Buyer with respect to such On-Site Environmental Claim without any reservation of rights, shall satisfy the remediation obligation with respect to such On-Site Environmental Claim in accordance with the procedures for the defense and settlement of Off-Site Environmental Claims set forth in paragraph (ii) above and subject to the provisions of paragraph (iv) below. If Dravo and Sellers have not acknowledged their indemnification obligation to Buyer with respect to such On-Site Environmental Claim without any reservation of rights, Buyer may satisfy the remediation obligation with respect to such On-Site Environmental Claim and shall continue to be entitled to pursue its indemnification claim pursuant to this Article 9.

                (iv) Buyer shall have the right to approve the defense or settlement of any Environmental Claim (including the determination of the nature and scope of any work to be performed in the remediation of any Environmental Claim, the selection of the contractors, consultants or engineers to be engaged in connection therewith and the determination of whether work should be performed by Dravo, any Seller or Buyer (or their respective contractors, consultants or engineers) or by an authorized Governmental Authority), which approval shall not be unreasonably withheld. Dravo and Sellers acknowledge that in determining whether to approve any such defense or settlement, it is reasonable for Buyer to consider the disruption of Buyer's operations at the affected site resulting from such defense or settlement and whether the defense or settlement provides for the satisfaction of such Environmental Claim in a manner consistent with all then applicable guidelines and standards established by any Governmental Authority and generally applicable industry standards. Any settlement of a third party Environmental Claim made by Dravo and Sellers with a person other than a Governmental Authority shall provide for the complete release of Buyer with respect to such Environmental Claim. Any settlement of a third party Environmental Claim made by Dravo and Sellers with a Governmental Authority shall provide for a complete release of Buyer if such Governmental Authority provides releases in the course of performing its duties in administering any Environmental Laws. In considering whether a proposed defense or settlement is disruptive of its activities at the affected site, Buyer acknowledges that it will take all reasonable actions requested by Dravo and Sellers to minimize remediation costs. Any work performed under the control of Dravo and Sellers pursuant to this Section 9.5(c) shall be performed in a professional manner in accordance with all applicable guidelines of any Governmental Authority. Dravo and Sellers shall have the right to approve the defense, settlement or remediation of any Environmental Claim which Buyer is defending or remediating in accordance with the procedures set out in Section 9.5(b).

                 (v) During the course of Dravo's and Sellers' defense, settlement or remediation of any Environmental Claim, Dravo and Sellers shall, and shall cause any independent consultants or contractors retained in connection therewith to, consult with and advise Buyer with respect to the defense, settlement or remediation of such Environmental Claim, coordinate with Buyer their activities and the activities of its consultants and contractors at the affected facility and provide Buyer with copies of reports, samples and all other non-privileged information prepared by it or its consultants and contractors with respect to such Environmental Claim as Buyer may reasonably request. If Buyer is controlling the defense, settlement or remediation of any On-Site Environmental Claim, Buyer shall, and shall cause any independent consultants or contractors retained in connection therewith to, consult with and advise Dravo and Sellers with respect to the defense, settlement or remediation of such On-Site Environmental Claim and provide Dravo and Sellers with copies of reports, samples and other non-privileged information prepared by it or its consultants and contractors with respect to such On-Site Environmental Claim as Dravo may reasonably request. The parties agree to cooperate in the defense, settlement and remediation of any Environmental Claim.

           (d) Satisfaction of Claims. If Indemnitor has acknowledged its obligation to indemnify Indemnitee with respect to a Claim without any reservation of rights (other than an Environmental Claim, which is governed by the procedures set forth in Section 9.5(c)) and does not dispute the amount of such Claim, Indemnitee shall be entitled to immediate satisfaction of any related Loss. If the Loss relates to a Claim that is not a Third Party Claim, Indemnitee shall give notice to Indemnitor describing the remedial action that Indemnitee proposes to take to satisfy such Claim. Indemnitor may object in writing to Indemnitee's proposed remedial action within sixty (60) days of receipt of Indemnitor's notice, which objection shall include Indemnitor's proposed course of remedial action to satisfy the Claim. Indemnitee shall allow Indemnitor to undertake its proposed course of remedial action if and only if such proposed course of remedial action (i) provides for the satisfaction of the Claim in a manner consistent with all then applicable guidelines and standards established by any Governmental Authority and generally applicable industry standards and (ii) will not be unreasonably disruptive of Indemnitee's operations at the affected site.

           (e) Setoff. If in the event Buyer is the Indemnitee, it shall have the right: (i) to satisfy any Loss from any payment(s) due Dravo or any Seller under other provisions of this Agreement until such Loss has been satisfied in full; and (ii) withhold the amount of any Claim from any payment(s) due Dravo or any Seller under other provisions of this Agreement, and shall deposit the amount of such Claim so withheld in an interest bearing money market account of Buyer. Any interest on the account so deposited shall be retained in such money market account and be available to satisfy the indemnification rights of Buyer pursuant to this Article 9. Buyer may setoff against any payment owed to Dravo or any Seller under this Agreement any amount that Buyer is required to pay because of Dravo's or any Seller's failure to remit or pay any Taxes, including interest or penalties, imposed upon Dravo or any Seller.

      9.6 Nature and Survival of Representations and Warranties. All statements contained in this Agreement and the schedules hereto made by a party, any document of transfer or conveyance or any instrument of transfer or conveyance delivered pursuant hereto and the certificates specifically referred to herein delivered by a party, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party. The representations, warranties or related indemnities of the parties contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the Closing; provided, however, that (i) representations and warranties contained in Sections 4.2, 4.6(b), -(c), -(d) and -(e), 4.12, 4.17, 5.7(b), -(c), -(d) and -(e), 5.13 and 5.19 and related claims for indemnification shall survive for a period of one year from the Closing
Date; (ii) representations and warranties contained in Section 4.7(e),
Section 4.11 (with respect to any Environmental Condition or Liability on lands other than the Owned Real Property and the Leased Real Property), 5.8(e) and 5.12 (with respect to any Environmental Condition or Liability on lands other than the Subsidiary Leased Real Property) and related claims for indemnification shall survive without limitation; (iii) representations and warranties contained in Section 4.11 (with respect to the Owned Real
Property and the Leased Real Property) and 5.12 (with respect to the Subsidiary Leased Real Property) and related claims for indemnification shall survive for a period of ten (10) years from the Closing Date; (iv) any representations or warranties and related claims for indemnification relating to any claim for Taxes shall survive until ninety (90) days after the expiration of the applicable statute of limitations for the taxing authority to file claims or assessments against the taxpayer; and (v) all other representations and warranties and related claims for indemnification shall survive for a period of three (3) years from the Closing Date. Notwithstanding the preceding sentence, if Indemnitee shall have given notice pursuant to Section 9.5(a) prior to the date on which such representation or warranty which shall be the basis of a Claim would otherwise terminate pursuant to this Section 9.6, then such representation or warranty shall survive the time at which it would otherwise terminate pursuant hereto with respect to the subject matter referred to in such notice. The survival periods for representation and warranties set forth in this Section 9.6 are the exclusive periods of time in which any party may assert Claims for misrepresentation or breach of warranty contained in this Agreement and shall not be extended or shortened by the provisions of Applicable Law. Covenants and agreements made by a party in this Agreement or in any document of transfer or conveyance or any instrument of transfer or conveyance delivered pursuant hereto shall survive the Closing, and any claims for indemnification with respect to the breach of any such covenant or agreement shall survive until the expiration of the applicable statute of limitations related to such breach. The indemnification rights of Buyer under Section 9.2(a) with respect to Losses relating to On-Site Environmental Claims shall survive the Closing for a period of ten (10) years from the Closing Date. Notwithstanding anything else in this Agreement to the contrary, the indemnification rights of Buyer under Sections 9.2(a) (except insofar as Section 9.2(a) relates to Losses in respect of On-Site Environmental Claims), and the indemnification rights of Dravo and Seller under Section 9.3(c), shall survive the Closing without limitation.

      9.7 No Waiver. The failure of Buyer to withhold payment of any amount owed to Dravo or any Seller as a reserve when it had the right to do so in a particular instance shall not constitute a waiver of its right to withhold any subsequent payment as a reserve or any other right under this Article 9.

      9.8 Return of Lynchburg Quarry Assets. If Buyer is enjoined from or ordered to cease operating the Lynchburg Quarry prior to Buyer's obtaining a permanent air permit for the Lynchburg Quarry because of the failure to have such a permit, and any such injunction or order is not dissolved, rescinded or otherwise terminated within thirty (30) days following issuance, Buyer, in addition to any remedy it may have under any other provision of this Agreement (including Section 9.2(e)), for a period of five
(5) years from the date such injunction or order was issued, shall have the right and option, if such injunction or order is then continuing, exercisable in its sole discretion, to put the properties and assets then comprising the Lynchburg Quarry to DBM; provided, however, Buyer shall not assert any claim against Dravo or Sellers for lost profits resulting from any such injunction or order. Following the Closing, Buyer shall use reasonable efforts consistent with the effort made by DBM to procure a permanent air permit for the

Lynchburg Quarry. If Buyer elects to put the properties and assets comprising the Lynchburg Quarry to DBM, Dravo and Sellers shall reimburse Buyer in an amount equal to one hundred thirty percent (130%) of the sum of
(i) the book value of the Purchased Assets comprising the Lynchburg Quarry (including the improvements to Johnson Road but excluding product inventory) as reflected on the Closing Balance Sheet, (ii) the book value of any property, plant or equipment added by Buyer to the Lynchburg Quarry after the Closing Date as reflected on Buyer's balance sheet and (iii) the book value of any product inventory at the Lynchburg Quarry as reflected on Buyer's balance sheet and adjusted to include (A) blasting costs at $.15 per ton and (B) the quantity of inventories included in the Closing Value deemed by Buyer to not be saleable finished inventory (and completely written down on Buyer's books) at the value included in the Closing Value. Dravo and Sellers shall also pay any applicable sales or transfer taxes. In determining such book value, the book value of any property, plant or equipment added to the Lynchburg Quarry by Buyer after the date of such injunction or order shall be excluded, unless Buyer was committed to make any such addition prior to the date of such injunction or order. If Buyer is enjoined from or ordered to cease operating the Lynchburg Quarry prior to Buyer's obtaining a permanent air permit for the Lynchburg Quarry because of the failure to have such a permit and Buyer does not exercise its put right set out in this Section 9.8, Dravo and Sellers shall reimburse Buyer in an amount equal to fifty percent (50%) of the fixed costs incurred by Buyer with respect to the Lynchburg Quarry during the period in which Buyer is enjoined from or ordered to cease operating the Lynchburg Quarry. Any payment by Dravo and Sellers pursuant to this Section 9.8 shall be made contemporaneously with Buyer's execution and delivery of instruments necessary to convey and transfer to DBM the properties and assets comprising the Lynchburg Quarry in the case of Buyer's exercise of its put right or within ten (10) business days after Buyer provides Dravo and Sellers with an invoice setting forth in reasonable detail the fixed costs incurred if Buyer did not exercise its put right, as the case may be. The put right contained in this Section 9.8 shall terminate upon Buyer obtaining a permanent air permit at the Lynchburg Quarry.


                                 ARTICLE 10

                        TERMINATION AND ABANDONMENT.

      10.1 [Reserved].

      10.2 Specific Performance and Other Remedies. Dravo and Sellers each acknowledge that the rights of Buyer to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and that, in the event that Dravo or any Seller violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, then Buyer may be without adequate remedy at law. Each of Dravo and Sellers agrees, therefore, that in the event that it violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, Buyer may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

                                 ARTICLE 11

                             GENERAL PROVISIONS

      11.1 Notices. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be deemed to have been duly given if (i) delivered in person, (ii) made by facsimile transmission, (iii) sent by overnight courier service (with all fees prepaid) or (iv) mailed by registered or certified mail, return receipt requested (with postage prepaid), as follows:

      Notices to Buyer:      President
                       Martin Marietta Materials, Inc.
                       2710 Wycliff Road
                       Raleigh, North Carolina  27607
                       Facsimile No.:  919/783-4695

      with a copy to:  Vice President and General Counsel
                       Martin Marietta Materials, Inc.
                       2710 Wycliff Road
                       Raleigh, North Carolina 27607
                       Facsimile No.:  919/783-4535

      Notices to Dravo:      Dravo Corporation
       and Sellers           3600 One Oliver Plaza
                       Liberty Avenue
                       Pittsburgh, Pennsylvania 15222
                       Attention:  President and Chief
                                   Executive Officer
                       Facsimile No.:  412/566-5551

      with a copy to:  Buchanan Ingersoll Professional Corporation
                       600 Grant Street, 58th Floor
                       Pittsburgh, Pennsylvania 15219
                       Attention:  Michael J. Flinn
                       Facsimile No.:  412/562-9316

                                   and

                       Dravo Corporation
                       3600 One Oliver Plaza
                       Liberty Avenue
                       Pittsburgh, Pennsylvania 15222
                       Attention:  General Counsel
                       Facsimile No.:  412/566-3116

Any such notice, request, demand or other communication shall be deemed to be given if delivered in person, on the date delivered, if made by facsimile transmission, on the date transmitted, or, if sent by overnight courier service or mailed by registered or certified mail, on the date sent or mailed as evidenced by the date of the bill of lading or postmark, as the case may be; and shall be deemed received if delivered in person, on the date of personal delivery, if made by facsimile transmission, upon confirmation of receipt (including electronic confirmation), if sent by overnight courier service, on the first business day after the date sent, or if by registered or certified mail, on the date of delivery or attempted delivery as indicated by the return receipt. Any party sending a notice, request, demand or other communication by facsimile transmission shall also send a hard copy of such notice, request, demand or other communication by one of the other means of providing notice set forth in this Section 11.1. Any notice, request, demand or other communication shall be given to such other representative or at such other address as a party to this Agreement may furnish to the other parties in writing pursuant to this Section 11.1.

      11.2 Remedies Cumulative; Costs. The rights and remedies specified in any provision of this Agreement are in addition to all the rights and remedies a party may have under any other provision of this Agreement or Applicable Law, including any right to equitable relief and any right to sue for damages under this Agreement, and all such rights and remedies are cumulative; provided, however, that a party shall not be entitled to multiple recoveries of the same loss. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other party being hereby waived). A party (with Dravo and Sellers being treated as one party) who prevails in enforcing rights and remedies under this Agreement shall (in addition to any other relief hereunder) be paid by the other party all costs, fees and expenses, including reasonable attorneys' fees, incurred by the prevailing party in enforcing such rights and remedies.

      11.3 Consent to Jurisdiction; Waiver of Jury Trial. Dravo and Sellers agree that they will bring any action or proceeding for the enforcement of any right, remedy, obligation or liability arising under or in connection with this Agreement solely in the state or federal courts located in Raleigh, North Carolina. Buyer agrees that it will bring any action or proceeding for the enforcement of any right, remedy, obligation or liability arising under or in connection with this Agreement solely in the state or federal courts located in Pittsburgh, Pennsylvania. Each party hereby irrevocably waives its right to bring any action or proceeding against the other except in accordance with the preceding sentences. Each of the parties irrevocably waives any right to a jury trial with respect to any matter arising out of or in connection with this Agreement. If any party seeks to enforce its right to indemnification under this Agreement for any Loss resulting from a Third Party Claim by joining another party to a judicial proceeding before a jury in which such third party is a party, the parties shall request the court to try the claims between the parties to this Agreement without submitting the matter to the jury.

      11.4 Assignment; Successors in Interest.

           (a) By Buyer. Except with the prior written consent of Dravo (which shall not be unreasonably withheld), no assignment by Buyer of any of its rights and obligations under this Agreement may be made prior to Closing other than to an entity controlled by, or under common control with, Buyer. Buyer intends to assign prior to the Closing its rights to purchase the joint venture interest in LDC owned by AMC to a wholly owned subsidiary, and Dravo and Sellers acknowledge and agree that Buyer may make such an assignment. Following the Closing, Buyer may assign any of its rights and obligations under this Agreement. In any such event, Buyer shall remain liable for the performance of all such assigned, transferred and assumed obligations.

           (b) By Dravo and Sellers. Except with the prior written consent of Buyer (which shall not be unreasonably withheld), no transfer or assignment by Dravo or any Seller of any of its rights under this Agreement shall be made to any person or entity.

           (c) Binding Nature. This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns (whether or not permitted), shall inure to the benefit of the parties to this Agreement and their respective permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever), and any reference to a party to this Agreement shall also be in reference to a successor or assign.

           (d) No Third Party Rights. Nothing in this Agreement shall be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provisions of this Agreement.

      11.5 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, except that matters relating to the conveyance of the Owned Real Property and the transfer or assignment of the Leases shall be governed by the laws of the jurisdiction where the Owned Real Property is located or as specified in the Lease.

      11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.7 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all of the terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner or adverse to any party hereto.

      11.8 Exhibits and Schedules. Each exhibit and schedule referred to in this Agreement, each attachment to any exhibit or schedule, and each other attachment to this Agreement (but not including the Noncompetition Agreement, the Distributorship Agreements, the Transition Services Agreement, the Software License and the Aliquippa Terminal Agreement as executed and delivered by the parties thereto) is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it.

      11.9 Joint and Several. The obligations and liabilities of Dravo and Sellers under this Agreement shall be joint and several.

      11.10Entire Agreement. This Agreement, which is deemed to include all exhibits, schedules and certificates delivered pursuant to the terms hereof, embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, whether expressed or implied, by any officer, employee or representative of any party hereto with respect thereto, including (i) the letter confidentiality agreement dated April 20, 1994 between Buyer and Lehman Bros. Inc., as agent for Dravo and Sellers,
(ii) the correspondence by Buyer and its representatives to Lehman Bros.
Inc. as agent for Dravo and Sellers dated July 11, July 18 and July 27, 1994, and (iii) the letter of intent dated September 26, 1994 among Buyer, Dravo and DBM.

      11.11Amendment; Waiver. This Agreement may be amended, and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced. The granting of any waiver with respect to any failure to comply with any provision of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any provision of this Agreement.
                                   -85-

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

BUYER:
                                   MARTIN MARIETTA MATERIALS, INC.
      (Corporate Seal)

Attest:                            By:  STEPHEN P. ZELNAK, JR.
                                       Stephen P. Zelnak, Jr.
                                       President
BRUCE A. DEERSON
Bruce A. Deerson, Secretary


DRAVO:

      (Corporate Seal)

Attest:


JAMES J. PUHALA
James J. Puhala, Secretary
DRAVO CORPORATION


By: ERNEST F. LADD III
                                      Ernest F. Ladd, III
                                      Executive Vice President

DBM:

      (Corporate Seal)

Attest:


JAMES J. PUHALA
James J. Puhala, Secretary
DRAVO BASIC MATERIALS COMPANY, INC.


By: ERNEST F. LADD III
                                      Ernest F. Ladd, III
                                      Executive Vice President


AMC:

      (Corporate Seal)

Attest:

JAMES J. PUHALA
James J. Puhala, Secretary
                       -86-

ATCHAFALAYA MINING COMPANY, INC.



By: ERNEST F. LADD III
                                      Ernest F. Ladd, III
                                      Executive Vice President